Exhibit 10.11

CONTRIBUTION AGREEMENT

By and among

Bala Cynwyd Associates, L.P.

City Line Associates

Ronald Rubin

George Rubin

Joseph Coradino

Leonard Shore

Lewis Stone

Pennsylvania Real Estate Investment Trust

PREIT Associates, L.P.

PR Cherry Hill Office GP, LLC

Dated as of January 22, 2008

SECTION 1.	CERTAIN DEFINITIONS	2

1.1	Certain Definitions	2

SECTION 2.	CONCURRENT TRANSACTIONS	3

2.1	Contributions by PREIT	3

2.2	Financing of Cherry Hill Property	3

2.3	Pay off of Mortgage on Bala Property	3

2.4	Closing	3

SECTION 3.	PUT AND CALL	3

3.1	First Call Right	3

3.2	First Put Right	4

3.3	Second Call Option	4

3.4	Adjustment	5

3.5	Accredited Investor Status	5

3.6	Recapitalization	6

SECTION 4.	REPRESENTATIONS AND WARRANTIES OF CLA AND THE INDIVIDUALS	6

4.1	As to CLA	6

4.2	As to BCA	9

SECTION 5.	REPRESENTATIONS AND WARRANTIES REGARDING PREIT AND THE UPREIT	12

5.1	Organization	12

5.2	Power and Authority	12

5.3	No Conflicts	12

5.4	Capitalization	13

5.5	PREIT Reports	14

5.6	Litigation	14

5.7	Material Adverse Change	14

5.8	Brokers	14

SECTION 6.	CERTAIN COVENANTS AND AGREEMENTS	14

6.1	Conduct of Business	14

6.2	Reasonable Efforts	15

6.3	Notifications	15

- i -

6.4	Notifications regarding Exchange Agreement.	16

6.5	Transfer of Interests	16

6.6	PREIT and UPREIT Responsibilities	16

6.7	Special Covenant Regarding the Cherry Hill Property	16

SECTION 7.	CLOSING CONDITIONS; CLOSING DELIVERIES	17

7.1	Closing Conditions	17

7.2	Deliveries at the First Closing	18

7.3	Deliveries at the Second Closing	19

7.4	Deliveries at the Third Closing	20

SECTION 8.	PRE-CLOSING DISTRIBUTIONS; CLOSING COSTS; NET DISTRIBUTION AMOUNT	20

8.1	Costs	20

8.2	Cash	21

8.3	AXA Payment	21

8.4	Statement	21

8.5	Post-Closing Adjustments	21

8.6	Transfer Taxes on Call or Put	21

8.7	Survival	21

SECTION 9.	INDEMNIFICATION	21

9.1	Indemnification by CLA and the Individuals	21

9.2	Indemnification by PREIT	22

9.3	Limitation	22

9.4	Procedure For Indemnification – Third-Party Claims	22

9.5	Procedure for Indemnification - Other Claims	23

9.6	Right of Set-Off	23

9.7	Indemnification Payments	23

9.8	Representative	23

9.9	Survival	23

SECTION 10.	TERMINATION AND ABANDONMENT	23

10.1	Termination	23

10.2	Procedure for Termination; Effect of Termination	24

SECTION 11.	GENERAL PROVISIONS	24

11.1	Survival of Representations and Warranties	24

- ii -

11.2	Costs and Expenses	24

11.3	Notices	24

11.4	Access to Information	25

11.5	Confidentiality and Disclosures	25

11.6	Public Announcements	26

11.7	Entire Agreement	26

11.8	Counterparts	26

11.9	Governing Law	26

11.10	Section Headings, Captions and Defined Terms	26

11.11	Amendments, Modifications and Waiver	26

11.12	Severability	27

11.13	Liability of Trustees, etc	27

11.14	No Third-Party Beneficiary	27

11.15	Binding Effect	27

- iii -

CONTRIBUTION AGREEMENT (this “Agreement”) dated as of the 22nd day of January, 2008, by and among Bala Cynwyd Associates, L.P. a Pennsylvania limited partnership, formerly known as Bala Cynwyd Associates (“BCA”), City Line Associates, a Pennsylvania limited partnership (“CLA”), Ronald Rubin, George Rubin, (collectively with Ronald Rubin, the “Rubins”), Joseph Coradino (“Coradino”), Leonard Shore (“Shore”) and Lewis Stone (“Stone”) (the Rubins, together with Coradino, Shore and Stone, are sometimes collectively referred to herein as the “Individuals”), Pennsylvania Real Estate Investment Trust, an unincorporated association in business trust form created under Pennsylvania law pursuant to a Trust Agreement dated December 27, 1960, as last amended and restated on December 16, 1997 (“PREIT”); PREIT Associates, L.P., a Delaware limited partnership (the “UPREIT”) and PR Cherry Hill Office GP, LLC, a Delaware limited liability company (“PR GP”).

Background

CLA and CBS Broadcasting Inc., formerly known as CBS Inc. (“CBS”) are the sole partners in BCA. Each of CLA and CBS own equal interests in BCA/CH LLC, a Delaware limited liability company that is the sole general partner of BCA (“BCA GP”). BCA owns an office building known as 40 Monument Road, Bala Cynwyd, Pennsylvania (the “Bala Property”). The Individuals constitute all of the partners in CLA.

BCA has entered into an Exchange Agreement dated as of August 17, 2007, as amended (the “Exchange Agreement”) with One Cherry Hill Corp., a New Jersey corporation (“CH Corp.”) pursuant to which BCA has agreed to convey the Bala Property to CH Corp. in exchange for the conveyance by CH Corp. to BCA of an office building known as One Cherry Hill Plaza, Cherry Hill, New Jersey (the “Cherry Hill Property”) plus cash and/or a note equal to the difference in the agreed values between the Bala Property and the Cherry Hill Property (such transaction, the “Exchange”). The Exchange Agreement values the Bala Property at $19,500,000, subject to adjustment if a lease with AXA Equitable Life Assurance Society (“AXA”) is not renewed upon terms specified in the Exchange Agreement, and values the Cherry Hill Property at $15,300,000. The Exchange Agreement requires that each of the Bala Property and the Cherry Hill Property be exchanged free and clear of all debt and monetary encumbrances.

The Cherry Hill Property is physically located within the boundaries of the Cherry Hill Mall, a first class regional mall owned indirectly by PREIT in Cherry Hill, New Jersey (the “Mall”). PREIT is in the process of a substantial renovation, upgrade and expansion of the Mall and believes that it is in PREIT’s best interest to control the Cherry Hill Property in connection with its redevelopment of the Mall.

BCA has entered into an agreement with CBS (the “Redemption Agreement”), contingent upon closing occurring under the Exchange Agreement, to redeem CBS’s interest in BCA, including CBS’s interest in BCA GP, at the First Closing, such redemption to be for a consideration paid in cash and/or by assignment of a note from CH Corp. The redemption of CBS’s interest in BCA will be a condition of the UPREIT’s obligation to close under this Agreement.

The UPREIT and the PR GP have agreed to make capital contributions to BCA in exchange for interests in BCA, the Rubins, Coradino and Shore have agreed to contribute their partnership interests in BCA to the UPREIT in exchange for Class A Units of partnership interest (the “Class A Units”) in the UPREIT and Stone has agreed to assign his partnership interests in BCA to the UPREIT for cash, all upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. CERTAIN DEFINITIONS

1.1 Certain Definitions. The terms set forth below shall have the meanings set forth below.

(a) Affiliate. “Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

(b) Authorizations. “Authorizations” means all licenses, permits, approvals, consents and authorizations required by any governmental or quasi-governmental agency, body, department, commission, board, bureau, instrumentality, officer, or other Person or entity with respect to the business, assets or affairs of a party.

(c) Contracts. “Contracts” means any contractual obligations, commitments, undertaking or arrangements to which a party is bound, whether oral or in writing, other than occupancy leases of the Cherry Hill Property, including without limitation (1) Contracts with service providers relating to the assets of Cherry Hill, and (2) Contracts with municipal or governmental authorities.

(d) Disclosure Exhibit. “Disclosure Exhibit” means Schedule 1.1 (d) hereto, which sets forth certain qualifications and exceptions to the representations, warranties and other information provided by the Individuals in this Agreement.

(e) Laws. “Laws” means any applicable governmental laws, statutes, ordinances, resolutions, rules, codes, regulations, orders or determinations of any federal, state, county, municipal or other government or governmental or quasi-governmental agency, department, commission, board, bureau, officer or instrumentality, relating to a party, its partners, assets, rights and obligations.

(f) Net Equity Value of BCA. “Net Equity Value of BCA” means the result, without duplication and calculated on the First Closing Date, of: (i) $19,500,000, the agreed value of the Bala Property under the Exchange Agreement, minus (ii) any adjustment required by Section 7(a)(viii) of the Exchange Agreement, as amended, minus (iii) all sums required to payoff and satisfy the mortgage on the Bala Property on the First Closing Date, minus (iv) all costs incurred or payable by BCA under or pursuant to the Exchange Agreement (including, without limitation, due diligence costs, attorneys fees and closing costs, minus (v) the participation payment to AXA, minus (vi) all brokerage costs payable by BCA as a result of the Exchange, excluding, however, the brokerage fees agreed to be paid by the UPREIT on behalf of BCA as provided in Section 8.1 hereof, minus (vii) all accrued and unpaid liabilities of BCA on the First Closing Date, and plus (viii) all cash or cash equivalents held by or for the benefit of BCA on the First Closing Date.

(g) Person. “Person” means any individual, partnership, limited partnership, trust, estate, incorporated or unincorporated association, limited liability company, limited liability partnership, or other entity.

(h) Taxes. “Taxes” means any income, franchise, sales, use, social security, unemployment compensation or other taxes, imposts or impositions payable by an entity to any federal, state or local collecting authority, other than ad valorem real estate taxes.

SECTION 2. CONCURRENT TRANSACTIONS

2.1 Contributions by PREIT. Concurrently with the closing of the Exchange, (a) PR GP shall make a cash capital contribution to BCA in an amount equal to 0.1% of the Net Equity Value of BCA in exchange for a 0.1% general partnership interest in BCA, (b) the UPREIT shall make a cash capital contribution to BCA in an amount equal to 49.8% of the Net Equity Value of BCA in exchange for a 49.8% limited partnership interest in BCA, (c) PR GP will execute and file an Amended and Restated Certificate of Limited Partnership in the Commonwealth of Pennsylvania, and (d) the Agreement of Limited Partnership of BCA shall be amended and restated in its entirety in the form attached hereto as Schedule 2.1 (the “Amended Partnership Agreement”). The general partnership interest in BCA held by the BCA GP immediately prior to the closing shall be converted to a limited partnership interest and shall be fully owned by CLA.

2.2 Financing of Cherry Hill Property. Concurrently with the closing of the Exchange, BCA shall enter into a first mortgage loan secured by a first lien on the Cherry Hill Property in such amount and upon such terms and conditions as the PR GP shall approve.

2.3 Pay off of Mortgage on Bala Property. Concurrently with the closing of the Exchange, BCA shall pay off and satisfy the mortgage on the Bala Property.

2.4 Closing. Closing (the “First Closing”) with respect to the transactions described in Sections 2.1 through 2.4 above shall be held concurrently with the closing under the Exchange Agreement (such date, the “First Closing Date”).

SECTION 3. PUT AND CALL

3.1 First Call Right. The UPREIT will have a right to call (the “First Call”) 49.9% of the limited partnership interests in BCA held by CLA in the thirty (30) day period the (“First Call Period”) beginning one (1) year and (1) day following the First Closing Date by giving CLA not less than ten (10) days prior written notice thereof. Closing (the “Second Closing”) with respect to the First Call will take place at 10:00 a.m. at the offices of Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, 20th Floor, Philadelphia, PA 19103 on the tenth (10th) day following the giving of such notice. At the Second Closing: (a) CLA will distribute 49.9% of the limited partnership interests in BCA, consisting of the entire interest held by BCA GP and a portion of the limited partnership interest in BCA held by CLA, to the Individuals pro-rata in proportion to their respective ownership interests in CLA, (b) Coradino will assign the entire limited partnership interest in BCA then held in his name (constituting a 1.5757921% limited partnership interest in BCA) to the UPREIT free and clear of all liens, pledges and encumbrances of every type or nature in exchange for Class A Units in the UPREIT with a value, calculated at the Average Closing Price (hereinafter defined) on the date of the First Closing, equal to 1.5757921% of the Net Equity Value of BCA, (c) Shore will assign the entire limited partnership interest in BCA then held in his name (constituting a 5.2526237% limited partnership interest in BCA) to the UPREIT free and clear of all liens, pledges and encumbrances of every type or nature in exchange for Class A Units in the UPREIT with a value, calculated at the Average Closing Price on the date of the First Closing, equal to 5.2526237% of the Net Equity Value of BCA, (d) Stone will assign the entire limited partnership interest in BCA then held in his name (constituting a 2.6263368% limited partnership interest in BCA) to the UPREIT free and clear of all liens, pledges and encumbrances of every type or nature in exchange for cash in an amount equal to 2.6263368% of the Net Equity Value of BCA, (e) Ronald Rubin will contribute the entire limited partnership interest in BCA then held in his name (constituting a 20.2226237% limited partnership interest in BCA) to the UPREIT free and clear of all liens, pledges and encumbrances of every type or nature in exchange for Class A Units in the UPREIT with a value, calculated at the Average Closing Price on the date of the First Closing, equal to 20.2226237% of the Net Equity Value of BCA, and (f) George Rubin will contribute the entire limited partnership interest in BCA then held in his name (constituting a 20.2226237% limited partnership interest in BCA) to the UPREIT free and clear of all liens, pledges and encumbrances of every type or nature in exchange for Class A Units in the UPREIT with a value, calculated at the Average Closing Price on the date of the First Closing, equal to 20.2226237% of the Net Equity Value of BCA. As used herein, the “Average Closing Price” shall mean the average closing price of a share of the publicly traded beneficial interest of PREIT during the ten (10) day trading period immediately preceding the First Closing; provided that the number of Class A Units so derived shall be rounded to the nearest integer (0.5 rounded down). Notwithstanding the foregoing, the consideration payable to the Individuals for the assignment or transfer of their limited partnership interests in BCA as set forth above, or as set forth in Section 3.2 below, shall be subject to the further adjustment specified in Section 3.4 below.

3.2 First Put Right. If the UPREIT does not give notice of the First Call during the First Call Period, CLA will have a right to put 49.9% of the limited partnership interests in BCA to the UPREIT by giving the UPREIT not less than ten (10) days prior written notice to the UPREIT at any time in the thirty (30) day period following the expiration of the First Call Period, in which case the Second Closing will take place at the offices of Drinker Biddle & Reath, One Logan Square, 18th & Cherry Streets, 20th Floor, Philadelphia, PA 19103, on the tenth (10th) day after the giving of such notice. At the Second Closing, the distributions, assignments, payments and exchanges will be as set forth in Section 3.1 above. The date of the Second Closing is referred to as the “Second Closing Date.”

3.3 Second Call Option. The UPREIT will have the right to call (the “Second Call”) the remaining 0.2% limited partnership interests in BCA held by CLA in the thirty (30) day period beginning one (1) year and one (1) day following the Second Closing Date by giving CLA not less than ten (10) days prior written notice thereof. Closing (the “Third Closing”) will take place on the tenth (10th) day following the giving of such notice (the “Third Closing Date”). At the Third Closing, (a) CLA will distribute the remaining 0.2% limited partnership interests in BCA held by CLA to the Individuals pro-rata in proportion to their respective ownership interests in CLA, (b) Coradino will assign the entire limited partnership interest in BCA then held in his name (constituting a 0.0063158% limited partnership interest in BCA) to the UPREIT free and clear of all liens, pledges and encumbrances of every type or nature in exchange for Class A Units in the UPREIT with a value, calculated at the Average Closing Price on the First Closing Date, equal to 0.0063158% of the Net Equity Value of BCA, (c) Shore will assign the entire limited partnership interest in BCA then held in his name (constituting a 0.0210526%

limited partnership interest in BCA) to the UPREIT free and clear of all liens, pledges and encumbrances of every type or nature in exchange for Class A Units in the UPREIT with a value, calculated at the Average Closing Price on the First Closing Date, equal to 0.0210526% of the Net Equity Value of BCA, (d) Stone will assign the entire limited partnership interest in BCA then held in his name (constituting a 0.0105264% limited partnership interest in BCA) to the UPREIT free and clear of all liens, pledges and encumbrances of every type and nature in exchange for cash in an amount equal to 0.0105264% of the Net Equity Value of BCA, (e) Ronald Rubin will contribute the entire limited partnership interest in BCA then held in his name (constituting a 0.0810526% limited partnership interest in BCA) to the UPREIT free and clear of all liens, pledges and encumbrances of every type or nature in exchange for Class A Units in the UPREIT with a value, calculated at the Average Closing Price on the First Closing Date, equal to 0.0810526% of the Net Equity Value of BCA, and (f) George Rubin will contribute the entire limited partnership interest in BCA then held in his name (constituting a 0.0810526% limited partnership interest in BCA) to the UPREIT free and clear of all liens, pledges and encumbrances of every type or nature in exchange for Class A Units in the UPREIT with a value, calculated at the Average Closing Price on the date of the First Closing, equal to 0.0810526% of the Net Equity Value of BCA an the First Closing Date.

3.4 Adjustment. At the time of the Second Closing, the consideration to be furnished to the Individuals for the assignment or contribution of their limited partnership interests, as set forth in Sections 3.1 and 3.2 above, shall be subject to the following further adjustments:

(a) As used herein, the term “Equivalent Class A Units” means, with respect to an Individual, the number of Class A Units in the UPREIT which, if valued in accordance with the formulations of Section 3.1 above, would be given to such Individual pursuant to said Section 3.1 or which would be given to such Individual if he elected to receive equivalent value in Units instead of cash.

(b) If the distributions made to an Individual under the Amended Partnership Agreement, for period from the First Closing Date until the Second Closing Date, are less than the distributions accrued for the same period for the Equivalent Class A Units, then the consideration to be given to the Individual pursuant to Section 3.1 or 3.2 above for his assignment or contribution of limited partnership interests shall be increased by such difference; and if such distributions under the Amended Partnership Agreement are more than the distribution accrued for the same period for the Equivalent Class A Units, then the consideration to be given to an Individual pursuant to Section 3.1 or 3.2 above for his assignment or contribution of limited partnership interests shall be decreased by such difference.

(c) If between the First Closing Date and the Second Closing Date, there have been any distributions to an Individual under the Amended Partnership Agreement of net capital proceeds from a capital event, then the consideration to be given to an Individual pursuant to Section 3.1 or 3.2 above for his assignment or contribution of limited partnership interests shall be reduced by the aggregate amount of such distribution.

(d) Any adjustment pursuant to this Section 3.4 shall be made in cash, as to the Individual who is to receive cash for the assignment of his partnership interests, and shall be made in cash or in Units, as the UPREIT may determine, for the remaining Individuals.

3.5 Accredited Investor Status. Notwithstanding anything to the contrary set forth herein, the UPREIT shall have the right and option to deliver to any Individual who is not an

“accredited investor,” as such term is defined under Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “1933 Act”), or to the estate of any Individual who dies following the execution hereof, whether or not such estate is an “accredited investor,” in lieu of any Class A Units which would otherwise be issuable to such Individual pursuant to Section 3.1 through Section 3.4 of this Agreement, an amount of cash equal to the product of (i) the number of Class A Units otherwise issuable to such Individual pursuant to Section 3.1 through 3.4 of this Agreement and (ii) the Average Closing Price.

3.6 Recapitalization. If, after the date hereof, there shall occur any recapitalization, unit division, reverse division, unit re-issuance or any other transaction involving the UPREIT or PREIT whereby a Class A Unit of the UPREIT (as it exists on the date hereof) shall be reconstituted as a different number of Class A Units, and/or as a specified number of units having a different class or designation (in each case subject to the necessary requirements specified in the UPREIT Partnership Agreement), or if there shall occur any merger, consolidation or other transaction involving the UPREIT and/or PREIT whereby specified interests or units are substituted for a Class A Unit (or for the reconstituted Units determined as aforesaid), then for purposes of computing the number of Units to be issued under this Agreement, such reconstituted or substituted number of Class A Units and/or specified other Units or interests shall be substituted for each Class A Unit otherwise applicable hereunder. Any such substitution shall be accomplished in a manner that neither increases nor decreases the value of the Units to be received by the Individuals as compared to other holders of Class A Units under the UPREIT Partnership Agreement .

SECTION 4. REPRESENTATIONS AND WARRANTIES OF CLA AND THE INDIVIDUALS.

4.1 As to CLA. Except for the representations and warranties by the Individuals set forth in clauses (c), (d), (e), (f), (h) and (j) below, which are made severally by each Individual as to himself, and the representations set forth in clause (i) below, which are made severally by the Rubins only, CLA hereby represents and warrants to PREIT and the UPREIT as follows:

(a) Organization. CLA is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all power to carry on its business as presently conducted, to own its interest in BCA and to exercise all rights attributable to such interest. It is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which its ownership of or other interest in assets or properties or the nature of its activities requires such qualification except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), assets, results of operations or business of CLA (a “Material Adverse Effect”).

(b) Power and Authority. CLA has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and under the other agreements and documents required to be delivered by it prior to or at each Closing (collectively, and together with all documents and agreements required to be delivered by all Individuals at the Closings, the “Transaction Documents”). The execution, delivery and performance by CLA of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of CLA. This Agreement has been duly and validly executed and delivered by CLA and constitutes a legal, valid and binding obligation of

CLA enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equitable principles. When executed and delivered as contemplated herein, each of the other Transaction Documents to which CLA is a party shall, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute a legal, valid and binding obligation of CLA enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equitable principles.

(c) No Conflicts. The execution and delivery by CLA and each Individual of this Agreement does not, and the performance by CLA and such Individual of all of their respective obligations under the Transaction Documents will not (with or without the passage of time or the giving of notice), directly or indirectly:

(i) contravene, violate or conflict with (A) the partnership agreement of CLA, or (B) any Law applicable to CLA or any Individual, or by or to which any assets or properties of CLA or any such Individual are bound or subject;

(ii) violate or conflict with, result in a breach of, constitute a default or otherwise cause any loss of benefit under, or give to others any rights (including rights of termination, amendment, foreclosure, cancellation or acceleration) in or with respect to, any Authorization or Contract to which CLA or any Individual is a party or by which CLA or any such Individual or any assets or properties CLA or any such Individual are bound or affected; or

(iii) result in, require or permit the creation or imposition of any lien or encumbrance upon or with respect to CLA or any such Individual, or any assets or properties of CLA or any such Individual.

(d) Authorizations. The execution and delivery by CLA or any such Individual of this Agreement does not, and the execution and delivery by CLA and such Individuals of the other Transaction Documents, and the performance by such CLA and any such Individual of this Agreement and all of the Transaction Documents will not, require CLA or any such Individual to obtain any authorization of, or to make any filing, registration or declaration with or notification to, any court, government or governmental agency or instrumentality (federal, state, local or foreign) or to obtain the consent, waiver or approval of, or give any notice to, any other Person.

(e) Proceedings. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of CLA or any Individual, threatened or contemplated, involving or affecting CLA or any Individual or any of their respective assets or properties, that question any of the transactions contemplated by this Agreement or other Transaction Documents, or which, if adversely determined, would have a Material Adverse Effect or could materially and adversely affect the ability of CLA or any Individual to enter into or perform their respective obligations under this Agreement.

(f) Interests in CLA.

(i) No person or entity other than the Individuals has any partnership or other interest in CLA or any right to receive any distributions from CLA or be allocated any profits or losses of CLA. Each Individual owns, beneficially and of record, his interest in CLA free and clear of all liens, pledges and encumbrances of any type or nature.

(ii) No person has any rights, subscriptions, warrants, options, rights of first refusal, conversion rights or agreements of any kind outstanding to purchase or to otherwise acquire any partnership interest or other securities or obligations of any kind convertible into any partnership interest or other securities or any participation interests of any kind in CLA.

(g) Brokers. No Person acting on behalf of BCA, CLA or any Individual or under the authority of any of BCA, CLA or any Individual is or will be entitled to any brokers’ or finders’ fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement except for such commissions as are payable with respect to the Exchange, which commissions will be fully paid by CLA and/or CH Corp. at the First Closing.

(h) Accurate Disclosure. All documents and other papers delivered by or on behalf of CLA or each Individual in connection with the transactions contemplated by this Agreement are accurate and complete in all material respects.

(i) Investment Representations.

(i) Coradino, the Rubins and Shore (hereinafter collectively referred to as the “Share Recipients”) acknowledge that the Class A Units to be issued pursuant to Section 3 hereof will not be registered under the 1933 Act on the grounds that the issuance of such units is exempt from registration pursuant to Section 4(2) of the 1933 Act and/or Regulation D promulgated under the 1933 Act, and that the reliance of the UPREIT on such exemptions is predicated in part on the representations, warranties and acknowledgements of the Share Recipients set forth in this section.

(ii) The Share Recipients are accredited investors as defined in Regulation D promulgated under the 1933 Act. The Class A Units issued in accordance with this Agreement will be acquired by each of the Share Recipients hereunder for his own account, not as a nominee or agent for any other Person, solely for investment purposes, and without a view to resale or other distribution within the meaning of the 1933 Act, and the rules and regulations thereunder, and the Share Recipients will not distribute any of such units in violation of the 1933 Act or any applicable state securities law.

(iii) Each of the Share Recipients: (v) acknowledges that the Class A Units, when issued, will not be registered under the 1933 Act and such Class A Units will have to be held indefinitely by him unless they are subsequently registered under the 1933 Act or an exemption from registration is available, (w) is aware that any sales of such Class A Units made under Rule 144 of the Securities and Exchange Commission under the 1933 Act may be made only in limited amounts and in accordance with the terms and conditions for that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, (x) is aware that Rule 144 may not be available for use by him for resale of the Units, and (y) is aware that the UPREIT is under no obligation to register, and has no current intention of registering, any of such units under the 1933 Act.

(iv) Each of the Share Recipients is well versed in financial matters, has had dealings over the years in securities, including “restricted securities,” and has had sufficient experience so as to be fully capable of understanding the type of investment being made in the Class A Units and the risks involved in connection therewith.

(v) Each of the Share Recipients has examined the UPREIT Partnership Agreement, and is prepared to accept and abide by the terms thereof. Each of the Share Recipients acknowledges that the UPREIT Partnership Agreement restricts the assignment, sale or transfer of the Class A Units, and that he must continue to bear the economic risks of the investment in the Class A Units for an indefinite period.

(vi) Each of the Share Recipients has received and reviewed to the extent deemed necessary or desirable all PREIT Reports (as defined in Section 5.5 hereof), and has consulted such of his own attorney, accountant, tax adviser and investment counselor as he has determined to be necessary or desirable.

(vii) Each of the Share Recipients has been given an adequate opportunity to ask questions of and receive answers from officers of PREIT and the UPREIT with respect to PREIT, the UPREIT, the Class A Units, the UPREIT Partnership Agreement and the PREIT Reports. However, in considering whether to enter into this Agreement, consummate the transactions contemplated hereby and acquire the Class A Units, none of the Share Recipients has relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, PREIT or the UPREIT other than as set forth in this Agreement, the UPREIT Partnership Agreement, and the PREIT Reports.

(viii) Each of the Share Recipients acknowledges that the redemption of any of the Class A Units may cause such him to incur taxable income or gain.

(j) FIRPTA. Neither CLA nor any Individual is a “foreign person” within the meaning of Section 1445(f) of the Internal Revenue Code (“Code”) or a “foreign partner” within the meaning of Section 1446 of the Code.

4.2 As to BCA. CLA hereby represents and warrants to PREIT and the UPREIT as follows:

(a) Organization. BCA is a general partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all partnership power to carry on its business as presently conducted, to own and lease the assets and properties which it owns and leases and to perform all its obligations under each agreement and instrument to which it is a party or by which it is bound. BCA is duly qualified to do business as a foreign partnership and is in good standing under the laws of each jurisdiction in which its ownership or leasing of assets or properties or the nature of their activities requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect on the condition (financial or otherwise), assets, results of operations or business of BCA. Prior to the First Closing, CLA and CBS will form the BCA GP and BCA will be reconstituted as a Pennsylvania limited partnership with BCA GP as its general partner and will be qualified to do business in the State of New Jersey.

(b) Power and Authority. BCA has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and under the Transaction Documents to which it is a party. The execution, delivery and performance by BCA of this

Agreement and the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of BCA. This Agreement has been duly and validly executed and delivered by BCA and constitutes a legal, valid and binding obligation of BCA enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equitable principles. When executed and delivered as contemplated herein, each of the other Transaction Documents to which BCA is a party shall, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute a legal, valid and binding obligation of BCA enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equitable principles.

(c) No Conflicts. The execution and delivery by BCA of this Agreement does not, and the performance by it of all of the Transaction Documents to which it is a party will not (with or without the passage of time or the giving of notice), directly or indirectly:

(i) contravene, violate or conflict with (A) its partnership agreement (as it now exists or as it may be amended prior to the First Closing), or (B) any Law applicable to BCA, or by or to which any assets or properties of BCA is bound or subject;

(ii) violate or conflict with, result in a breach of, constitute a default or otherwise cause any loss of benefit under, or give to others any rights (including rights of termination, amendment, foreclosure, cancellation or acceleration) in or with respect to, any Authorization or Contract to which BCA is a party or by which BCA or any assets or properties thereof is bound or affected; or

(iii) result in, require or permit the creation or imposition of any lien or encumbrance upon or with respect to BCA or any partnership interest in BCA, or any of BCA’s assets or properties.

(d) Authorizations. The execution and delivery by BCA of this Agreement does not, and the execution and delivery by BCA of the Transaction Documents to which it is a party, and the performance by BCA of this Agreement and all of the Transaction Documents to which it is a party will not, require BCA to obtain any authorization of, or to make any filing, registration or declaration with or notification to, any court, government or governmental agency or instrumentality (federal, state, local or foreign) or to obtain the consent, waiver or approval of, or give any notice to, any other Person.

(e) Proceedings. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of any Individual, threatened or contemplated, involving or affecting BCA or any of its assets or properties or to the knowledge of any Individual any of its partners that question any of the transactions contemplated by this Agreement or the Transaction Documents to which it is a party, or which, if adversely determined, would have a Material Adverse Effect or could materially and adversely affect BCA’s ability to enter into or perform its obligations under this Agreement.

(f) Interests in BCA.

(i) No person or entity has any partnership or other interest in BCA or any right to receive any distributions from BCA or be allocated any profits or losses of BCA other than CLA except for AXA (which is a participation right under its lease) and CBS, both of which will be fully paid (in the case of AXA) or redeemed (in the case of CBS) at the First Closing. Except for the interests in BCA owned by CBS, which interests will be redeemed at the First Closing, CLA owns and will own at the First Closing, directly or indirectly, all of the partnership interests in BCA, free and clear of all liens, pledges and encumbrances of any type or nature.

(ii) Except for the rights of the UPREIT under this Agreement, no Person has any rights, subscriptions, warrants, options, rights of first refusal, conversion rights or agreements of any kind outstanding to purchase or to otherwise acquire any partnership interest or other securities or obligations of any kind convertible into any partnership interest or other securities or any participation interests of any kind in BCA or, to CLA’s knowledge, the Cherry Hill Property.

(g) Accurate Disclosure. All documents and other papers delivered by or on behalf of BCA in connection with the transactions contemplated by this Agreement are accurate and complete in all material respects.

(h) Financial Statements. Except as set forth in the Disclosure Exhibit, the financial statements for BCA for the years 2004, 2005 and 2006 attached hereto as Schedule 4.2(h) are correct and complete in all material respects and present accurately the results of the operations of BCA for the periods indicated. Since the date of the last financial statement included on said Schedule, no material adverse change in the financial condition of BCA has occurred.

(i) Undisclosed Liabilities.

(i) As of the First Closing Date, there shall be no liabilities of BCA of any nature (whether absolute, accrued, contingent, liquidated, unliquidated or otherwise) except liabilities with respect to the Cherry Hill Property to be assumed or taken subject to by BCA pursuant to the Exchange Agreement (provided that any such liabilities shall not be in contravention of any of the warranties and representations of the Individuals under this Agreement, and shall be subject to the indemnification obligations of the Individuals under this Agreement to the extent applicable).

(j) Taxes.

(i) All Taxes due from or required to be remitted by BCA with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the First Closing Date have been fully and timely paid or, to the extent not yet due or payable, shall be adequately provided for by an actual cash reserve which shall be available at Closing as an asset of BCA which shall not be taken into account in calculating the Net Equity Value of BCA.

(ii) Except as disclosed in the Disclosure Exhibit, all federal, state, local and foreign returns and reports relating to Taxes, or extensions relating thereto, required to be filed by or with respect to BCA have been timely and properly filed, and all such returns and reports are correct and complete.

(iii) Except as set forth in the Disclosure Exhibit, no issues have been raised with BCA (and are currently pending) by the Internal Revenue Service, the Pennsylvania Department of Revenue or any other taxing authority in connection with any of the returns and reports referred to in subsection (ii) above and no waivers of statutes of limitations have been given or requested with respect to any such returns and reports or with respect to any Taxes.

Except as set forth in the Disclosure Exhibit, all deficiencies asserted or assessments made as a result of any previous examinations with respect to Taxes have been fully paid, and there are no other unpaid deficiencies asserted or assessments made by any taxing authority against BCA or the Cherry Hill Property.

(k) Books and Records. The books and records of BCA, including financial records and books of account, are complete and accurate in all material respects and have been maintained in accordance with sound business practices.

SECTION 5. REPRESENTATIONS AND WARRANTIES REGARDING PREIT AND THE UPREIT.

PREIT and the UPREIT hereby represent and warrant to the Individuals as follows; provided that each of PREIT and the UPREIT make these representations solely as to its separate business, affairs or status and shall not extend to matters relating to the business, affairs or status of the other:

5.1 Organization.

(a) PREIT is an unincorporated association in business trust form duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. PREIT has all necessary trust power to carry on its business as presently conducted, to own and lease the assets and properties that it owns and leases and to perform all its obligations under each agreement and instrument to which it is a party or by which it is bound.

(b) The UPREIT is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all necessary partnership power to carry on its business as presently conducted, to own and lease the assets and properties that it owns and leases and to perform all its obligations under each agreement and instrument to which it is a party or by which it is bound.

5.2 Power and Authority. Each of PREIT and the UPREIT has all requisite trust or partnership power to execute, deliver and perform its obligations under this Agreement and under all Transaction Documents to be delivered by it prior to or at any Closing. The execution, delivery and performance by PREIT and the UPREIT of this Agreement and the Transaction Documents to which either of them are a party have been duly authorized by all necessary corporate or partnership action. This Agreement has been duly and validly executed and delivered by PREIT and the UPREIT and constitutes the legal, valid and binding obligation of PREIT and the UPREIT enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally or by general equitable principles. When executed and delivered as contemplated herein, each of the Transaction Documents to which either of them are a party shall, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding obligation of each of PREIT and the UPREIT that is a party thereto enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally or by general equitable principles.

5.3 No Conflicts.

(a) The execution and delivery by PREIT and the UPREIT of this Agreement do not, and the execution and delivery by PREIT and the UPREIT of the Transaction Documents to which either of them are a party and the performance by PREIT and the UPREIT of all of the Transaction Documents to which either of them are a party will not (in each case, with or without the passage of time or the giving of notice), directly or indirectly:

(i) contravene, violate or conflict with (A) the trust or partnership agreement (or other organizational documents) of PREIT or the UPREIT or (B) any Law applicable to PREIT or the UPREIT, or by or to which any assets or properties of PREIT or the UPREIT is bound or subject; or

(ii) violate or conflict with, result in a breach of, constitute a default or otherwise cause any loss of benefit or give to others any rights (including rights of termination, amendment, foreclosure, cancellation or acceleration) in or with respect to any material Authorization or material Contract to which PREIT or the UPREIT is a party or by which either PREIT or the UPREIT is bound or affected; or

(iii) result in, require or permit the creation or imposition of any material encumbrance upon or with respect to either PREIT or the UPREIT or any of their respective assets or properties.

(b) Except for filings with the Securities and Exchange Commission, the execution and delivery by PREIT and the UPREIT of this Agreement do not, and the execution and delivery by PREIT and the UPREIT of the Transaction Documents to which either of them are a party and the performance by PREIT and the UPREIT of all of the Transaction Documents to which either of them are a party will not, require PREIT or the UPREIT to obtain any material Authorization of or make any material filing, registration or declaration with or notification to any court, government or governmental agency or instrumentality (federal, state, local or foreign) or to obtain the material consent, waiver or approval of, or give any material notice to, any Person.

(c) Except as disclosed in filings with the Securities and Exchange Commission made by PREIT, there are no actions, proceedings or investigations against or involving PREIT or the UPREIT pending or, to the best knowledge of PREIT, threatened, that question any of the transactions contemplated by this Agreement or the validity of any of the Transaction Documents to which either of them are a party or which, if adversely determined, could have a material adverse effect on the consolidated financial condition, assets, business or results of Operations of PREIT or could materially and adversely affect PREIT’s or the UPREIT’s ability to enter into or perform its obligations under the Transaction Documents to which either of them are a party.

5.4 Capitalization.

(a) As of September 30, 2007, the outstanding beneficial interests in PREIT consist of 38,664,061 common shares.

(b) All Class A Units to be issued and delivered to the Share Recipients pursuant to this Agreement will be, at the time of issuance and delivery in accordance with the terms of this Agreement, duly authorized and validly issued by the UPREIT. Assuming the accuracy of the representations and warranties of the Share Recipients set forth herein, such issuance will be exempt from registration under the 1933 Act as an offering described in Section 4(2) of such Act and/or pursuant to Regulation D promulgated thereunder.

5.5 PREIT Reports. PREIT has delivered to the Share Recipients copies of PREIT’s (a) Proxy Statement for its 2007 Annual Meeting, (b) Annual Report on Form 10-K for the fiscal year ending December 31, 2006, (c) Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2007, and (d) Current Reports on Form 8-K filed since December 31, 2006, all of which have been filed by PREIT with the Securities and Exchange Commission (the “PREIT Reports”). The Share Recipients acknowledge that delivery of the foregoing is effective by reason of the filing of the aforesaid materials with the publicly-accessible EDGAR database of the Securities and Exchange Commission. To the knowledge of PREIT and the UPREIT, in all material respects, the audited consolidated financial statements and unaudited interim financial statements of PREIT included in such reports have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and fairly present the consolidated financial condition and results of operations of PREIT as at the dates thereof and for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein. To the knowledge of PREIT and the UPREIT, the PREIT Reports do not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading at the time the filing was made.

5.6 Litigation. Except as disclosed in filings with the Securities and Exchange Commission, there are no claims, actions, suits, proceedings (arbitration or otherwise) or, to the best knowledge of PREIT, investigations involving or affecting PREIT or any of its subsidiaries or any of their assets or properties or any of their trustees, directors, officers, partners or shareholders in their capacities as such, before or by any court, government or governmental agency or instrumentality (federal, state, local or foreign) or before any arbitrator of any kind, in each case of a nature that is required to be disclosed in the PREIT Reports.

5.7 Material Adverse Change. Except as disclosed in filings with the Securities and Exchange Commission, since December 31, 2006 and through the date of this Agreement, there has not been any material adverse change in the condition (financial or otherwise), assets, results of operations or business of PREIT on a consolidated basis.

5.8 Brokers. No Person acting on behalf of PREIT or the UPREIT is or will be entitled to any brokers’ or finders’ fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with the issuance of Class A Units contemplated by this Agreement.

SECTION 6. CERTAIN COVENANTS AND AGREEMENTS

6.1 Conduct of Business.

Except as expressly provided herein, until the date of the First Closing, except with the prior written consent of PREIT and the UPREIT, which consent shall not be unreasonably withheld or delayed, CLA shall endeavor to cause BCA to:

(a) Comply in all material respects with the terms, conditions and provisions of the Exchange Agreement and endeavor to fulfill all requirements necessary to close thereunder; provided, however, BCA shall have the right to terminate the Exchange Agreement in accordance with its terms.

(b) pay and discharge in the ordinary course of business all payments due under BCA’s loan documents and all of its other debts, liabilities and obligations as they become due and pay all debt service payments, real estate taxes, payables and other liabilities arising from the operation of the Bala Property prior to the Closing Date, subject to apportionments to be made under the Exchange Agreement;

(c) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

(d) maintain its books of account and records in the usual, regular and ordinary manner and use diligent efforts to maintain in full force and effect all of its Authorizations;

(e) not take any action, fail to take any action or permit to occur any event that would cause or constitute a material breach of or inaccuracy in any representation or warranty set forth herein;

(f) not amend or grant any waivers under the Exchange Agreement except to the extent any such amendment or waiver does not materially adversely affect the UPREIT’s investment in BCA; and

(g) not enter into any agreement or understanding to do or engage in any of the foregoing actions.

6.2 Reasonable Efforts. Upon the terms and subject to the condition hereof, between the date hereof and the Closing Date, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all appropriate action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using its reasonable efforts to make all required regulatory filings and applications and to obtain all Authorizations and consents, approvals, amendments and waivers from parties to Contracts as are necessary for the consummation of the transactions contemplated by this Agreement, (ii) using its reasonable efforts to cause the conditions to the consummation of the transaction contemplated by this Agreement to be satisfied, and (iii) using its reasonable efforts to take any action within its control to allow closing to occur under the Exchange Agreement.

6.3 Notifications. Each party hereto shall give prompt notice to the other parties upon becoming aware of: (i) any fact or condition that causes or constitutes (or that reasonably could be expected to cause or constitute) a breach of its representations and warranties set forth herein, or the occurrence, or failure to occur, of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of or any inaccuracy in any of its representations and warranties contained in this Agreement had such representation or warranty. been made as of the time of occurrence or discovery of such fact or condition; (ii) any material failure of it or any of its officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (iii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and (iv) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting any Individual, BCA, the UPREIT or PREIT, as the case may be, or any of the transactions contemplated by this Agreement.

6.4 Notifications regarding Exchange Agreement.

(a) Without limiting the provisions of Section 6.3 above, each party hereto shall give prompt notice to the other parties upon becoming aware of: (i) any fact or condition that causes or constitutes (or that reasonably could be expected to cause or constitute) a breach of any of the representations, warranties, covenants or agreements set forth in the Exchange Agreement, or the occurrence, or failure to occur, of any fact or condition that would cause or constitute a breach of or any inaccuracy in any of the representations, warranties, covenants or agreements contained in the Exchange Agreement or could reasonably be anticipated to result in the non-satisfaction of any condition to closing hereunder; (ii) any failure of any party or any of such party’s officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Exchange Agreement; (iii) the assertion by any party to the Exchange Agreement of any of the matters set forth in subsections (i) or (ii) immediately preceding regardless of the accuracy thereof; (iv) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by the Exchange Agreement; and (v) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting any party to the Exchange Agreement or the transactions contemplated thereunder.

(b) BCA shall promptly deliver to the UPREIT copies of all reports, studies, materials, leases, rent rolls, estoppel certificates, mortgagee statements, data and other relevant information obtained from any source (including without limitation CH Corp. or independent contractors) with regard to the Cherry Hill Property, as well as all relevant correspondence and communications relating thereto (and to the extent any such information is not in written form, BCA shall endeavor to advise the UPREIT thereof with reasonable promptness).

6.5 Transfer of Interests. Between the date hereof and the date of the Third Closing, except as provided herein or with the prior written consent of PREIT and the UPREIT which consent may be withheld in their sole discretion or as otherwise contemplated by this Agreement, no Individual shall sell, assign, transfer or otherwise encumber all or any portion of his interest in CLA, and CLA shall not sell, assign, transfer or otherwise encumber all or any portion of its interest in BCA, whether voluntarily, by operation of law or otherwise, including without limitation a transfer by reason of any merger, division or consolidation, and any such sale, assignment, transfer or encumbrance shall be void.

6.6 PREIT and UPREIT Responsibilities. PREIT and the UPREIT acknowledge that they have conducted or shall conduct their own due diligence review of the Cherry Hill Property. PREIT and the UPREIT shall bear full responsibility for such due diligence review. No condition at the Cherry Hill Property or liability under the Exchange Agreement, other than any liability created or assumed in contravention of the express covenants and provisions of this Agreement, or the Exchange Agreements, shall in any way impose liability on CLA or the Individuals or diminish the consideration to be received by the Individuals hereunder, except as may be set forth in Section 9 hereof.

6.7 Special Covenant Regarding the Cherry Hill Property.

The UPREIT and PREIT, as the general partner thereof, covenant and agree that, if the First Closing occurs hereunder, then the UPREIT shall not permit the Cherry Hill Property or the interests in BCA which are acquired from the Share Recipients pursuant to this Agreement to be disposed of for a period of eight (8) years following First Closing Date in such manner as to cause the Share Recipients to recognize taxable income and that any such disposition within such time period must be pursuant to a tax-free exchange under Section 1031 of the Code or other tax-free disposition; except that such disposition shall be permitted in a taxable transaction if: (i) such disposition occurs on or before the fifth (5th) anniversary of the First Closing Date and the Share Recipients are paid an amount sufficient to reimburse them for any income tax liability resulting from such disposition by reason of Section 704(c) of the Code (the “Tax Liability Amount”), together with all income taxes payable on such Tax Liability Amount; or (ii) such disposition occurs during the period following the fifth (5th) anniversary of the First Closing Date until the eighth (8th) anniversary of the First Closing Date and the Share Recipients are paid an amount sufficient to reimburse them only for the Tax Liability Amount. The covenants of this Section 6.7 shall survive all Closings hereunder.

SECTION 7. CLOSING CONDITIONS; CLOSING DELIVERIES.

7.1 Closing Conditions.

(a) Conditions Precedent to PREIT’s and the UPREIT’s Obligations. The obligation of PREIT and the UPREIT to consummate the transactions contemplated herein and to take the other actions required to be taken by them at each Closing is subject to the fulfillment by or at the First Closing of each of the following conditions, any or all of which may be waived (but only by a duly executed writing) by both PREIT and the UPREIT in their sole discretion:

(i) Exchange Agreement.

(A) All conditions to closing under the Exchange Agreement shall have been satisfied in the manner required under the Exchange Agreement or as otherwise reasonably approved by PREIT and the UPREIT, it being understood, however, that PREIT and the UPREIT shall have no interest in or approval rights related to the Bala Property. Such conditions shall include, without limitation, the accuracy of all representations and warranties of CH Corp. under the Exchange Agreement, the condition, title and status of the Cherry Hill Property, and the status of all tenant estoppel certificates, mortgagee certificates, surveys, title information and all other deliverables relating to the Cherry Hill Property;

(B) Without limiting the foregoing, BCA shall have conveyed the Bala Property to CH Corp. or its designee, and shall have the unqualified right to obtain (a) fee title to the Cherry Hill Property pursuant to the Exchange Agreement (subject to no liens or encumbrances except as contemplated by the terms of the Exchange Agreement), without the requirement for any further payment or performance except for such payment and/or performance as is specified in the Exchange Agreement and as is contemplated to occur in due course without violation of any of the terms, warranties or representations of this Agreement or of the Exchange Agreement and (b) the payment by CH Corp. of cash or one or more secured notes in the amount equal to the difference in the agreed values between the Bala Property and the Cherry Hill Property as provided in the Exchange Agreement.

(C) BCA shall have obtained an unconditional commitment, from the title insurance company insuring title to the Cherry Hill Property, to issue its title insurance policy to BCA with a “non-imputation” endorsement which shall effectively waive any defense of said title insurance company based upon any knowledge or action of any of the Individuals, CLA or CBS obtained or occurring prior to the First Closing Date.

(ii) Redemption of CBS’s Interest in BCA. Prior to the First Closing, BCA and CBS shall have entered into the Redemption Agreement for the redemption of CBS’s interest in BCA, including CBS’s interest in BCA GP, at the First Closing and closing under the Redemption Agreement shall occur concurrently with the Exchange and the other transactions contemplated herein to occur at the First Closing.

(iii) Representations and Warranties. The representations and warranties of CLA and the Individuals set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the First Closing Date as though made on and as of the First Closing Date.

(iv) Performance of Covenants. All of the agreements, covenants and obligations that CLA or any Individual is required to perform or to comply with pursuant to this Agreement at or prior to the First Closing shall have been duly performed and complied with in all material respects.

(b) Conditions Precedent to BCA’s Obligations. The obligation of BCA to consummate the transactions contemplated by this Agreement and to take the other actions required to be taken by it at the First Closing is subject to the fulfillment by or at the First Closing of each of the following conditions, any or all of what may be waived by BCA in its reasonable discretion:

(i) Representations and Warranties. Each of the representations and warranties of PREIT and the UPREIT set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the First Closing Date as though made on and as of the First Closing Date.

(ii) Performance of Covenants. Each of the agreements, covenants and obligations that PREIT or the UPREIT is required to perform or to comply with pursuant to this Agreement at or prior to the First Closing shall have been duly performed and complied with in all material respects.

7.2 Deliveries at the First Closing. At the First Closing, in addition to the other actions contemplated elsewhere herein:

(a) CLA shall deliver or cause to be delivered to the UPREIT:

(i) the Amended Partnership Agreement wherein the UPREIT or its designee shall be the sole general partner. In such connection, it is agreed that for purposes of allocating taxable income and losses between the portion of BCA’s taxable year up to and including the date of Closing and the portion of BCA’s taxable year after the date of Closing to take into account the varying interests of the partners of BCA as a result of the acquisition by PR GP and the UPREIT of interests in BCA by way of their respective capital contributions, there shall be an interim closing of the books of BCA as of the close of the date of Closing as permitted by Treasury Regulations under Section 706 of the Code.

(ii) an Amendment to the Certificates of Limited Partnership of BCA, reflecting the admission of PR GP as a general partner and the withdrawal of BCA GP as a general partner;

(iii) a termination of the existing management agreement for the Cherry Hill Property, which shall be replaced by a new management contract for the Cherry Hill Property with an affiliate of PREIT for a fee of approximately 3% of gross rental receipts in the form of that attached as Schedule 7.2(a)(iii).

(iv) A Uniform Commercial Code financing statement search from the Secretary of State of Pennsylvania, disclosing no grant of a security interest in the BCA interests owned by CLA;

(v) a payoff letter with respect to the Bala Property reflecting all sums required by BCA to pay off and satisfy the mortgage on the Bala Property; and

(vi) such other documents and instruments as the UPREIT or PREIT may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

(b) The UPREIT shall deliver or cause to be delivered to BCA the following:

(i) The capital contribution of PR GP and the UPREIT to BCA; and

(ii) each of the documents referred to in Section 7.2(a)(i) through (iii) above, duly executed by the UPREIT or its designee;

(c) BCA shall close on a first mortgage on the Cherry Hill Property in such amount as is at least sufficient, together with the capital contributions of PR GP and the UPREIT and funds otherwise available to BCA, to pay off the mortgage on the Bala Property and close under the Exchange Agreement.

(d) BCA shall pay off the mortgage on the Bala Property, including all accrued interest and prepayment premium, if any.

(e) The UPREIT and the Individuals will cooperate in good faith in executing such documentation (such as limited guarantees of indebtedness by the Individuals, if so desired by the Individuals at each Individual’s option, and not as their obligation) to avoid recognition of income or gain to the Individuals by reason of a constructive distribution to them under Section 752 of the Code relating to relief from liabilities.

(f) Each party shall deliver or cause to be delivered, as the case may be, to the other parties hereto such other documents, instruments, certificates and opinions as may be required by this Agreement.

7.3 Deliveries at the Second Closing. At the Second Closing:

(a) CLA and the Individuals shall deliver or cause to be delivered to the UPREIT:

(i) evidence of the distribution by CLA of the 0.2% limited partnership interest in BCA consisting of the entire limited partnership interest held by BCA GP and a portion of the limited partnership interest in BCA held by CLA, to the Individuals, prorata in proportion to their respective ownership interests in CLA;

(ii) each Individual will assign pursuant to an Assignment of Partnership Interest (an “Assignment”) the entire limited partnership interest in BCA then held in his name;

(iii) the Share Recipients will execute a counterpart copy of a Registration Rights Agreement in the form attached hereto as Schedule 7.3(a)(iii) (the “Registration Rights Agreement”); and

(iv) Uniform Commercial Code financing statement searches from the Secretaries of State of Pennsylvania and of any other state in which the principal residence of an Individual is located disclosing no grant of a security interest in the BCA interests owned by CLA or any Individual.

(b) The UPREIT shall deliver or cause to be delivered to the Individuals:

(i) the purchase price for the limited partnership interests in BCA being acquired by the UPREIT from the Individuals for cash;

(ii) the Class A Units which are to be delivered to the Share Recipients at the Second Closing; and

(iii) a counterpart of the Registration Rights Agreement executed by PREIT.

7.4 Deliveries at the Third Closing. At the Third Closing:

(a) CLA and the Individuals shall deliver or cause to be delivered to the UPREIT:

(i) evidence of the distribution by CLA of the remaining 0.2% limited partnership interests in BCA held by CLA to the Individuals, prorata in proportion to their respective ownerships interests in CLA; and

(ii) each Individual will assign pursuant to an Assignment the entire limited partnership interest in BCA held in his name; and

(iii) Uniform Commercial Code financing statement searches from the Secretaries of State of Pennsylvania and of any other state in which the principal residence of an Individual is located disclosing no grant of a Security Interest in the BCA interests owned by CLA or any Individual.

SECTION 8. PRE-CLOSING DISTRIBUTIONS; CLOSING COSTS; NET DISTRIBUTION AMOUNT

8.1 Costs. BCA shall bear and be responsible for all costs in connection with the Exchange Agreement, including without limitation, due diligence costs, attorneys fees and expenses, brokerage fees, transfer taxes, title insurance premiums, the payoff of the Mortgage on the Bala Property and the participation payment to AXA. All of such costs shall be taken into account in determining the Net Equity Value of BCA. BCA shall bear no responsibility for PREIT or the UPREIT’s costs in connection with the negotiation of, or due diligence with respect to, the Exchange Agreement, and no adjustment to the Net Equity Value of BCA will result therefrom. Notwithstanding the foregoing, the UPREIT shall pay, or shall reimburse BCA for the payment of, a commission payable by BCA to Meridian Capital Group/J. Investments

LLC in the amount of $120,000 and a commission payable by BCA to Madison Realty in the amount of $50,000.

8.2 Cash. At or prior to the First Closing, BCA shall apply cash and cash equivalents, to closing-related expenses under this Agreement and the Exchange Agreement and distribute any remaining cash to CLA and CBS in such amounts as CLA deems appropriate and it is not intended that the UPREIT will acquire any interest therein except to the extent such cash is included in the Net Equity Value of BCA.

8.3 AXA Payment. At the First Closing, BCA shall make the participation payment to AXA as is required by the AXA lease in the Bala Property.

8.4 Statement. At the First Closing, the parties hereto shall execute and deliver to one another a statement detailing the Net Equity Value of BCA and all relevant components and calculations thereof.

8.5 Post-Closing Adjustments. In the event there are any post-closing adjustments under the Exchange Agreement and/or the amount of the Net Equity Value of BCA is not capable of exact calculation at the First Closing, the parties shall made adjustments and calculations on the basis of the best available information, and subsequent adjustments will be made between the parties as appropriate.

8.6 Transfer Taxes on Call or Put. Any realty transfer taxes which may be due by reason of the exercise of the Call or the Put or by reason of the transfers by the Individuals to the UPREIT of interests in BCA or by reason of transfers of the Class A Units from the UPREIT to the Share Recipients shall be the sole responsibility of CLA.

8.7 Survival. The provisions of this Section 8 shall survive all Closings.

SECTION 9. INDEMNIFICATION

9.1 Indemnification by CLA and the Individuals. CLA and the Individuals, on a several basis, to the extent Damages (as defined below) are caused by a misrepresentation by an Individual or to the extent taxes are payable by an Individual, shall and do hereby indemnify, defend and hold harmless PREIT and the UPREIT (collectively, “PREIT Indemnitees”) against and in respect of any and all losses, costs, expenses (including, without limitation reasonable attorneys’ fees), claims, actions, damages, obligations, liabilities or diminutions in value (collectively, “Damages”), arising out of, based upon or otherwise in respect of: (a) any inaccuracy in or breach of any representation or warranty of the Individuals made in or pursuant to this Agreement or failure of CLA or any Individual to perform any other obligation or undertaking hereunder; and (b) any indemnification obligations, undertakings, agreements, warranties and/or representations of BCA in favor of CH Corp., its designees or successors, under or with respect to the Exchange Agreement, and (c) any act or omission of BCA or any of its partners, employees, agents or representatives in connection with the ownership or operation of the Bala Property occurring at any time prior to the Closing or any liability or obligation incurred by BCA at any time prior to the First Closing, and (d) any transfer taxes to the Commonwealth of Pennsylvania or any governmental entity related to the Bala Property, and (e) any transfer taxes imposed by the State of New Jersey related to the change in control in BCA by reason of the transactions described herein, and (f) any federal, state or local taxes imposed on or allocated to BCA, PREIT or the UPREIT as a result of the Exchange or the business or operations of BCA prior to or at the First Closing.

9.2 Indemnification by PREIT. The UPREIT and PREIT shall indemnify, defend and hold harmless CLA and each Individual against and in respect of any and all Damages arising out of, based upon or otherwise in respect of: (a) any inaccuracy in or breach of any representation or warranty of PREIT or the UPREIT made in or pursuant to this Agreement; and (b) any breach or nonfulfillment of any covenant or obligation of PREIT or the UPREIT contained in this Agreement.

9.3 Limitation. No party may assert a claim for indemnification pursuant to this Section 9 unless the First Closing has occurred under this Agreement.

9.4 Procedure For Indemnification – Third-Party Claims.

(a) Within thirty (30) days after receipt by an indemnified party of notice of the commencement of any proceeding against it to which the indemnification in this Section 9 relates, such indemnified party shall, if a claim is to be made against an indemnifying party under Section 9, give notice to the indemnifying party of the commencement of such proceeding, but the failure to so notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party, demonstrates that the defense of such proceeding is materially prejudiced by the indemnified party’s failure to give such notice.

(b) If any proceeding referred to in paragraph (a) above is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under Section 9 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding, (A) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (B) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent unless (l) there is no finding or admission of any violation of Law by the indemnified party (or any affiliate thereof) or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (2) the sole relief provided is monetary damages that are paid in full by the indemnifying party. The indemnified party will have no liability with respect to any compromise or settlement of the claims underlying such proceeding effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within ten days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

(c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, with respect to those issues, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent.

9.5 Procedure for Indemnification—Other Claims. A claim for any matter not involving a third party claim may be asserted by notice to the party from whom indemnification is sought.

9.6 Right of Set-Off. PREIT and the UPREIT shall have the right to set-off, against any payments to be made by the UPREIT or any Class A Units to be issued by the UPREIT at the Second Closing or the Third Closing, any amount owed to any PREIT Indemnitee provided, however, such set off shall be as to the Individuals severally, with respect to Damages chargeable to such Individual. To the extent that an Individual contests an indemnification claim of PREIT or the UPREIT that would be the basis for the exercise of a right to set off against any payments or Class A Units owed to an Individual, the UPREIT shall pay such amount or issue such Class A Units and deposit them with an escrow agent reasonably satisfactory to the UPREIT and the Individuals until the earlier to occur of (i) resolution of such dispute by a final nonappealable order of a court of competent jurisdiction or (ii) the mutual agreement of the Individuals and the UPREIT that such units should be released from escrow.

9.7 Indemnification Payments. The Individuals shall be entitled to use cash or Class A Units to make indemnification payments hereunder. In the event Class A Units are used, each such Unit shall be valued based on the per share Value (as defined in the UPREIT Partnership Agreement) of a PREIT Share as of the date such Unit is tendered to PREIT as an indemnification payment hereunder.

9.8 Representative. The Individuals hereby appoint George Rubin as their agent and attorney-in-fact to represent each Individual in connection with any claim made hereunder. Said attorney-in-fact shall have full power and authority to compromise claims and give releases on behalf of each Individual.

9.9 Survival. The rights and obligations of the parties set forth in this Section 9 shall survive all Closings.

SECTION 10. TERMINATION AND ABANDONMENT.

10.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the First Closing:

(i) by any party hereto, if the First Closing has not occurred on or before June 30, 2008, or such later date as the parties may mutually agree upon in writing;

(ii) by mutual consent of the UPREIT, PREIT, CLA and the Individuals;

(iii) by PREIT and the UPREIT, if any of the conditions in Section 7.1(a) have not been satisfied as of the First Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of PREIT or the UPREIT to comply with its obligations under this Agreement) and PREIT and the UPREIT have not waived all such unsatisfied conditions before termination pursuant to this subparagraph (iii);

(iv) by CLA or any Individual if any of the conditions in Section 7.1(b) have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible and CLA and the Individuals have not waived all such unsatisfied conditions before termination pursuant to this subparagraph (iv); or

(v) by PREIT pursuant to the provisions of Section 6.6 of this Agreement.

10.2 Procedure for Termination; Effect of Termination. A party terminating this Agreement pursuant to this Section 10 shall give written notice thereof to each other party hereto, whereupon this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any party and all further obligations of the parties under this Agreement will terminate; provided, however, that if the reason for such termination is attributable to the willful failure of a party to perform its obligations hereunder, or a willful misrepresentation or breach of warranty, then such party shall reimburse to the other party its reasonable costs and expenses (including reasonable legal fees) in connection with this Agreement and the efforts to proceed to closing hereunder.

SECTION 11. GENERAL PROVISIONS.

11.1 Survival of Representations and Warranties.

(a) All representations and warranties made by the parties in this Agreement and in the certificates, documents and other agreements delivered pursuant hereto shall survive the Closing. Anything in this Agreement to the contrary notwithstanding: (i) the representations and warranties of the Individuals and the right of the PREIT Indemnitees to indemnification for breach thereof, shall not be affected by any investigation of the Individuals, BCA, CLA or the Cherry Hill Property made by PREIT, the UPREIT or their agents or representatives; and (ii) the representations and warranties of PREIT hereunder, and the right of the Individuals to indemnification for breach thereof, shall not be affected by any investigation of PREIT, the UPREIT or its affiliates made by CLA or the Individuals or their agents or representatives.

11.2 Costs and Expenses. Except as otherwise expressly provided herein, each party shall bear its own expenses in connection herewith.

11.3 Notices. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

To PREIT or the UPREIT:

c/o PREIT-Rubin, Inc.

200 South Broad Street – 3rd Floor

Philadelphia, PA 19102

Attn: Jeffrey Linn

With a copy to:

c/o PREIT-Rubin, Inc.

200 South Broad Street – 3rd Floor

Philadelphia, PA 19102

Attn: Bruce Goldman

To the Individuals and CLA:

c/o City Line Associates

200 South Broad Street, 3rd Floor

Philadelphia, PA 19102

Attention: George Rubin

With copies to:

Blank Rome LLP

One Logan Square

Philadelphia, PA 19103

Attn: Michael Pollack

11.4 Access to Information. Between the date of this Agreement and the First Closing Date, PREIT and the UPREIT, on the one hand, and CLA, on the other hand, will give to the other party and its officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the assets, records, facilities, properties and Contracts relating to its business as the other party may reasonably request.

11.5 Confidentiality and Disclosures. Except as hereinafter provided, from and after the execution of this Agreement, PREIT, the UPREIT, CLA, BCA and the Individuals shall keep the terms, conditions and provisions of this Agreement confidential and neither shall make any public announcements hereof unless the other first approves of same in writing, nor shall either disclose the terms, conditions and provisions hereof, except to persons who “need to know”, such as their respective officers, directors, employees, attorneys, accountants, engineers, surveyors, consultants, financiers, partners, investors and bankers, and such other third parties whose assistance is required in connection with the consummation of this transaction or as required by law or order of court of competent jurisdiction. Notwithstanding the foregoing, it is acknowledged that PREIT and their affiliates shall have the absolute and unbridled right to disclose any information regarding the transaction contemplated by this Agreement required by law or as determined to be necessary or appropriate by attorneys for each such entity to satisfy disclosure and reporting obligations of each such entity. If PREIT files this Agreement with the Securities Exchange Commission and, in any event, after Closing, any party shall be free to disclose previously confidential information in their discretion.

11.6 Public Announcements. Except as and to the extent required by Law or by the rules of the New York Stock Exchange, without the prior written consent of the other party, the Individuals and CBS, on the one hand, and PREIT and the UPREIT, on the other hand, will not, and each will direct its representatives not to, directly or indirectly, make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of any of the terms, conditions or other aspects of the transactions contemplated hereby; provided, however, that PREIT may issue a press release, after discussion of the contents thereof with the Individuals, regarding the transactions contemplated by this Agreement and the Exchange Agreement; and further provided that PREIT and the UPREIT may each maintain and continue such communications with principals, partners, lenders, trustees, attorneys, accountants, investment bankers, consultants engaged by PREIT and UPREIT, as may be legally required or necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement.

11.7 Entire Agreement. This Agreement, together with the Schedules hereto and the Disclosure Exhibit, and any supplementary agreements of the Individuals regarding the confidentiality of the transactions contemplated hereunder, constitutes the entire agreement between the parties hereto with respect to its subject matter and supersede all prior agreements and understandings with respect to the subject matter hereof.

11.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

11.9 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of laws.

11.10 Section Headings, Captions and Defined Terms. The section headings and captions contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular, and the use of any pronouns includes the masculine, feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

11.11 Amendments, Modifications and Waiver. The parties may amend or modify this Agreement in any respect. Any such amendment or modification shall be in writing. The waiver by any party of any provision of this Agreement shall not constitute or operate as a waiver of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.

11.12 Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

11.13 Liability of Trustees, etc. No recourse shall be had for any obligation of PREIT hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of PREIT, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by each other party hereto.

11.14 No Third-Party Beneficiary. No party other than the parties to this Agreement and their respective successors and permitted assigns shall be a beneficiary of this Agreement; and without limiting the foregoing, neither AXA nor CH Corp. shall be a beneficiary of this Agreement.

11.15 Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no assignment by an Individual shall be binding or effective unless approved by PREIT and the UPREIT.

11.16 No Liability of CBS. Notwithstanding anything herein to the contrary, CBS shall have no liability under this Agreement for any misrepresentations, damages, indemnification or other liabilities of BCA or CLA or any of the Individuals, it being the intention that CBS is executing this Agreement in order to furnish its written consent to the provisions hereof, to the extent such consent is required under the partnership agreement of BCA or under the operating agreement of BCA GP. Obligations, if any, of CBS with respect to such matters shall be pursuant to the partnership agreement of BCA, the Exchange Agreement and/or the Redemption Agreement.

[The balance of this page is intentionally blank]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, all as of the date first written above.

BALA CYNWYD ASSOCIATES, L.P., formerly known as Bala Cynwyd Associates

By:	BCA/CH LLC, its General Partner

By:	City Line Associates, Member

By:	/s/ George Rubin
Name:	George Rubin
Title:	Authorized General Partner

By:	CBS Broadcasting, Inc., Member

By:	/s/ Martin P. Messinger
Name:	Martin P. Messinger
Title:	Vice President

CITY LINE ASSOCIATES

By:	/s/ George Rubin
Name:	George Rubin
Title:	Authorized General Partner

/s/ Ronald Rubin
Ronald Rubin
/s/ George Rubin
George Rubin /s/ Joseph Coradino Joseph Coradino /s/ Leonard Shore Leonard Shore /s/ Lewis Stone Lewis Stone

[Signatures continued on next page]

[Continuation of signatures]

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Jeffrey A. Linn
Name:	Jeffrey A. Linn
Title:	Executive Vice President

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its General Partner

By:	/s/ Jeffrey A. Linn
Name:	Jeffrey A. Linn
Title:	Executive Vice President

PR CHERRY HILL OFFICE GP, LLC

By:	PREIT Associates, L.P., its sole member

By:	Pennsylvania Real Estate Investment Trust, its General Partner

By:	/s/ Jeffrey A. Linn
Name:	Jeffrey A. Linn
Title:	Executive Vice President

Schedule 1.1(d)

Contributor Disclosure Exhibit

None

Schedule 2.1

Amended and Restated Agreement of Limited Partnership

of Bala Cynwyd Associates, L.P.

BALA CYNWYD ASSOCIATES, L.P.

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

This amended and restated limited partnership agreement of Bala Cynwyd Associates, L.P., a Pennsylvania limited partnership, is entered into effective as of the          day of January, 2008, by and among PR Cherry Hill Office GP, LLC, a Delaware limited liability company, as the General Partner, and the parties whose names are set forth as Limited Partners on Exhibit “A” attached hereto. Capitalized terms used herein are defined in Section 1.01 below.

B A C K G R O U N D:

The Partnership has been operated as a general partnership in accordance with the Partnership Agreement dated as of January 21, 1988 as amended by that certain Agreement of Limited Partnership of Bala Cynwyd Associates, L.P. and Conversion of General Partnership to a Limited Partnership dated as of January 8, 2008 pursuant to which the Partnership was converted from a general to a limited partnership (collectively, the “Former Partnership Agreement”). As of the date hereof, (1) the Partnership has acquired the Limited Partnership Interest of former Partner CBS in and to the Partnership; (2) the ownership interest of CBS in and to Partner BCA GP has been redeemed; (3) PR GP, an affiliate of UPREIT, is hereby being admitted as the sole General Partner and the Interest of BCA GP as a General Partner is hereby being converted to an Interest as a Limited Partner; (4) PR GP and UPREIT have made capital contributions to the Partnership and the Percentage Interests are hereby being adjusted to reflect the foregoing.

The parties hereto now desire to enter into this amended and restated limited partnership agreement to replace the Former Partnership Agreement and to set forth their respective rights, duties and obligations with respect to the Partnership.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS; OPERATION OF PARTNERSHIP

Section 1.01 Definitions. Within the context of this Agreement, the following terms shall have the following meanings:

“Act” means the Pennsylvania Revised Uniform Limited Partnership Act.

“Adjusted Capital Account” means a Partner’s Capital Account, adjusted as follows: (a) any deficit balance in a Partner’s Capital Account shall be reduced by any amount that the Partner is obligated to restore to the Partnership, or any amount the Partner is treated as obligated to restore to the Partnership under Regulation §§ 1.704-1(b)(2)(ii)(c), Regulation §§ 1.704-2(g) and Regulation §§ 1.704-2(i)(5); and (b) a Partner’s Capital Account shall be adjusted for items specified in subsections (4), (5), and (6) of Regulation §§ 1.704-1 (b) (2) (ii) (d).

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person, and (ii) any officer, director, general partner, or manager of any Person described in clause (i) of this sentence. For purposes of this definition, “controlling,” “controlled by,” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means this amended and restated limited partnership agreement, as the same may be amended from time to time.

“Bankruptcy” means, with respect to any Person, (i) the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or such Person’s debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for such Person for any substantial part of its property, or (ii) without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any bankruptcy, liquidation, dissolution, or other similar statute, law, or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver, or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within sixty (60) days.

“BCA GP” means BCA/CH LLC, a Delaware limited liability company.

“Book Value” means the adjusted basis of the Partnership’s property for federal income tax purposes, with the adjustments provided in accordance with Section 2.04(d) of this Agreement.

“Capital Account” means the account established and maintained for each Partner in accordance with Section 2.04 of this Agreement.

“Capital Contribution” means the amount of money and the Book Value of any property contributed to the Partnership by a Partner (net of any liabilities to which such property is subject or that are assumed by the Partnership in connection with such contribution).

“Capital Event” means any disposition of all or any part of Partnership property not in the ordinary course of business including, without limitation, a sale, exchange, condemnation, casualty, or grant of a long-term leasehold, or the borrowing of money by the Partnership not in the ordinary course of business, or the receipt of title insurance proceeds by the Partnership.

“CBS” means CBS Broadcasting Inc. formerly known as CBS Inc.

2

“Certificate” means the certificate of limited partnership for the Partnership, and any amendments thereto.

“CLA” means City Line Associates, a Pennsylvania limited partnership.

“Contribution Agreement” means the contribution agreement dated January     , 2008 by and among the Partners, certain former Partners, certain other Persons and Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust, pursuant to which UPREIT has acquired an Interest.

“Code” means the Internal Revenue Code of 1986, as amended.

“Depreciation” means the amount determined for each year or other period as an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to any Partnership property for such year or other period, except that, if the Book Value of any property differs from its adjusted tax basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of a property at the beginning of a year is zero, Depreciation shall be determined for such property with reference to Book Value using any reasonable method selected by the General Partner; and provided, further, that Depreciation with respect to any property for which the Partnership uses the “remedial allocation method” (as defined in Regulation §1.704-3(d)) shall be determined in accordance with Regulation §1.704-3(d)(2).

“General Partner” means the Person designated as general partner on Exhibit “A” attached to this Agreement, and any Person subsequently admitted as a general partner in accordance with the terms of this Agreement.

“Incapacity” means (a) with respect to a natural Person, the Bankruptcy, death or determination of incompetency or insanity of such Person and (b) with respect to any other Person, the Bankruptcy, liquidation or dissolution of such Person.

“Indemnified Party” means the General Partner and any officer, director, shareholder, partner, member, manager or agent of the General Partner.

“Interest” means an ownership interest in the Partnership, including all of the rights and obligations in connection therewith under this Agreement and the Act.

“Limited Partners” means the Persons designated as limited partners on Exhibit “A” attached to this Agreement, and any Person subsequently admitted as a limited partner in accordance with the terms of this Agreement.

“Net Capital Proceeds” means gross cash or property received by the Partnership from all Capital Events, increased by reductions in Reserves that reduced Net Capital Proceeds for prior periods, and reduced by the portion used (i) to pay Partnership expenses incurred in

3

connection with such Capital Event and repay any debts of the Partnership then due, (ii) to make investments and capital expenditures, and (iii) to fund Reserves.

“Net Equity Value” means, with respect to each Partner, the amount determined by multiplying (a) the sum of the Net Equity Value of BCA as defined in Section 1.1 of the Contribution Agreement by (b) such Partner’s Percentage Interest, which amount is stated for each Partner on Exhibit A hereto.

“Net Ordinary Proceeds” means gross cash or property received by the Partnership from all sources other than Capital Contributions or Capital Events, increased by reductions in Reserves that reduced Net Ordinary Proceeds for prior periods, and reduced by the portion used (i) to pay Partnership expenses, including debt service, (ii) to make investments and capital expenditures, and (ii) to fund Reserves.

“Nonrecourse Deductions” has the meaning set forth in Regulation § 1.704-2(b)(1).

“Partner Nonrecourse Debt” has the meaning set forth in Regulation § 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulation § 1.704-2(i)(3).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulation § 1.704-2(i)(2).

“Partners” means the General Partner and the Limited Partners, and any Person subsequently admitted as a partner in accordance with the terms of this Agreement.

“Partnership” means the limited partnership formed and operated pursuant to the terms of this Agreement.

“Partnership Minimum Gain” has the meaning set forth in Regulation § 1.704-2(b)(2) and 1.704-2(d).

“Percentage Interest” means the percentage determined in accordance with Section 2.03 of this Agreement.

“Person” means any individual or any partnership, corporation, estate, trust, limited liability company or other legal entity.

“PR GP” means PR Cherry Hill Office GP, LLC, a Delaware limited liability company.

“PR GP Special Capital Contribution” means the Capital Contribution made to the Partnership by PR GP pursuant to Section 2.02 of this Agreement.

4

“Profits” and “Losses” mean, for each year or other period, an amount equal to the Partnership’s taxable income or loss for such year or period, determined in accordance with § 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to § 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss.

(b) Any expenditures of the Partnership described in § 705(a)(2)(B) of the Code or treated as § 705(a)(2)(B) expenditures pursuant to Regulation § 1.704-1(b)(2)(iv)(1), and not otherwise taken into account in computing Profits and Losses shall be subtracted from such taxable income or loss.

(c) If the Book Value of any Partnership property is adjusted pursuant to Section 2.04(d)(ii) of this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property for purposes of computing Profits or Losses.

(d) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Book Value.

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such year or other period as determined in accordance with this Agreement.

(f) To the extent adjustment to the adjusted tax basis of any Partnership asset pursuant to § 734(b) or § 743(b) of the Code is required, pursuant to Regulations § 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

(g) Items of income, gain, loss or deduction allocated pursuant to Section 4.02 shall be excluded from Profits and Losses.

“Property” means the real property to be acquired by the Partnership which is described on Exhibit “B” attached hereto, together with all related personal property and fixtures.

“Regulations” means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time.

5

“Reserves” means amounts set aside to pay future costs or expenses that are anticipated to exceed cash available to pay such costs or expenses when due, as determined in the sole discretion of the General Partner.

“Transfer” means to sell, exchange, assign, pledge, encumber, or dispose of in any manner other than by bequest or inheritance on the death of a Partner.

“UPREIT” means PREIT Associates, L.P., a Delaware limited partnership.

“UPREIT Special Capital Contribution” means the Capital Contribution made to the Partnership by UPREIT pursuant to Section 2.02 of this Agreement.

Section 1.02 Continuation of Partnership; Name. From and after the date hereof, the Partners agree to continue to operate the Partnership as a limited partnership under the terms of this Agreement and the Act. Whenever the terms of this Agreement conflict with the Act, the terms of this Agreement shall control, except with respect to any matters contained in the Act that cannot be modified or waived by a limited partnership agreement. The Partnership shall be operated under the name “Bala Cynwyd Associates.” The General Partner shall file such other certificates and documents as are necessary to qualify the Partnership to conduct business in any jurisdiction in which the Partnership conducts business. A copy of the Certificate shall be provided to any Partner on request.

Section 1.03 Registered Agent and Office; Principal Office. The registered agent and office of the Partnership required under the Act shall be as designated in the Certificate, and may be changed by the General Partner in accordance with the Act. The principal business office of the Partnership shall be located at The Bellevue, 200 S. Broad Street, 3rd Floor, Philadelphia, Pennsylvania 19102, or such other address as shall be designated by the General Partner with written notice to the Limited Partners.

Section 1.04 The purpose and business of the Partnership is to acquire, hold, operate, manage, lease, improve, renovate, maintain, finance, refinance and sell all and any portions of the Property and any replacement or other property acquired in accordance with the provisions of this Agreement. The Partnership is authorized to engage in any business or activity that may be engaged in by a limited partnership under the Act, and do any and all acts and things necessary, appropriate, incidental to, or convenient for the furtherance and accomplishment of its purposes.

Section 1.05 Term. The term of the Partnership as a limited partnership shall commence on the date of filing of the Certificate, and the Partnership shall continue until the Partnership is terminated in accordance with this Agreement.

Section 1.06 Title to Property. All real and personal property owned by the Partnership shall be owned by the Partnership as an entity and no Partner shall have any ownership interest in such property in the Partner’s individual name or right, and each Partner’s Interest shall be personal property for all purposes. The Partnership shall hold all of its real and personal property in the name of the Partnership and not in the name of any Partner.

6

Section 1.07 Waiver of Partition. No Partner shall either directly or indirectly take any action to require partition or appraisement of the Partnership or of any of its assets or properties or cause the sale of any Partnership property, and notwithstanding any provisions of applicable law to the contrary, each Partner hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to such Partner’s Interest, or with respect to any assets or properties of the Partnership, except as expressly provided in this Agreement.

ARTICLE 2

CAPITAL CONTRIBUTIONS; INTERESTS; CAPITAL ACCOUNTS; NEW ADMISSIONS

AND CONVERSION OF INTERESTS

Section 2.01 Capital Contributions. The Partners have previously made all of their Capital Contributions to the Partnership that were required prior to the date hereof. Except as provided in Section 2.02, no Partner shall be obligated to make any additional Capital Contributions to the Partnership.

Section 2.02 Special Capital Contributions.

(a) In connection with its admission to the Partnership as a Limited Partner, UPREIT shall make a Capital Contribution in the amount of $3,713,725.00 (the “UPREIT Special Capital Contribution”).

(b) In connection with its admission to the Partnership as a General Partner, PR GP shall make a Capital Contribution in the amount of $7,457.00 (the “PR GP Special Capital Contribution”).

Section 2.03 Percentage Interests. Each Partner shall have the Percentage Interest in the Partnership set forth next to such Partner’s name on Exhibit “A” attached hereto.

Section 2.04 Capital Accounts. A Capital Account shall be maintained and adjusted for each Partner in accordance with the following provisions:

(a) Additions to Capital Accounts. To each Partner’s Capital Account there shall be added the Partner’s Capital Contributions and the Partner’s distributive share of Profits and any items of income or gain which are allocated separately from Profits under Section 4.02.

(b) Subtractions from Capital Accounts. From each Partner’s Capital Account there shall be subtracted the amount of money and the Book Value of any Partnership property distributed to the Partner (net of any liabilities to which the property is subject or that are assumed by the Partner in connection with the distribution), and the Partner’s distributive share of Losses and any items of expenses or losses which are allocated separately from Losses under Section 4.02.

7

(c) Transfers. If any Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

(d) Book Values. For purposes of determining a Partner’s Capital Contributions and Capital Account, property held by the Partnership shall be taken into account in accordance with the following provisions:

(i)	The Book Value of any property contributed by a Partner to the Partnership initially shall be the gross fair market value of the property.

(ii)	The Book Value of all Partnership property shall be adjusted to equal the respective gross fair market values of the property as of the following times, unless the General Partner determines that such adjustment is not necessary to reflect the economic arrangement among the Partners: (A) the acquisition of an additional Interest by any new or existing Partner in exchange for services or more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an Interest; or (C) the liquidation of the Partnership within the meaning of Regulation § 1.704-1(b)(2)(ii)(g). If any property is distributed to a Partner, the Book Value of such property shall be adjusted to equal the gross fair market value of such property immediately before such distribution. In connection with the admission of UPREIT and PR GP as Partners and the contributions by UPREIT and PR GP of the UPREIT Special Capital Contribution and the PR GP Special Capital Contribution, respectively, the Capital Accounts of the Partners shall be adjusted so each Partner’s Capital Account is equal to such Partner’s Net Equity Value.

(iii)	The Book Values of Partnership property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to § 734(b) or § 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation § 1.704-1(b)(2)(iv)(m).

(iv)	The Book Value of Partnership property shall be adjusted by the Depreciation taken into account with respect to such property.

8

(e) Compliance with Regulations. The foregoing provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with § 704(b) of the Code and the Regulations issued thereunder, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner determines that it is appropriate to modify the manner in which the Capital Accounts are computed in order to comply with such Regulations, the General Partner may make such modification, provided that such modification shall not have a material effect on the amounts distributable to any Partner.

Section 2.05 No Interest. No interest shall be paid on any Capital Contributions or Capital Account balance of any Partner.

Section 2.06 No Deficit Make-Up. No Partner shall be obligated to the Partnership, or any other Partner solely because of a deficit balance in such Partner’s Capital Account.

Section 2.07 New Admissions and Conversion of Interests. PR GP is hereby admitted as the sole General Partner. The Interest held by BCA GP is hereby converted from an Interest as a General Partner to an Interest as a Limited Partner and in connection therewith, BCA GP hereby withdraws as a General Partner and is hereby admitted as a Limited Partner with the Percentage Interest set forth on Exhibit “A” attached hereto. UPREIT is hereby admitted as a Limited Partner with the Percentage Interest set forth on Exhibit “A” attached hereto. The General Partner shall cause to be prepared and duly filed an amended Certificate to evidence such changes effective as of the date hereof.

ARTICLE 3

DISTRIBUTIONS

Section 3.01 Distributions of Net Ordinary Proceeds. Within thirty (30) days after the last day of February, May, August, and November, Net Ordinary Proceeds shall be distributed to the Partners. Net Ordinary Proceeds shall be distributed among all of the Partners in proportion to their relative Percentage Interests.

Section 3.02 Distributions of Net Capital Proceeds. Within thirty (30) days after receipt by the Partnership, Net Capital Proceeds shall be distributed to all of the Partners in proportion to their relative Percentage Interests.

Section 3.03 Amounts Withheld. The Partnership is authorized to withhold from distributions or with respect to allocations and pay over to any federal, state, local or foreign government any amounts required to be withheld with respect to any Partner pursuant to any provisions of federal, state, local or foreign law. All amounts so withheld shall be treated as amounts distributed to the Partners pursuant to Section 3.01 or Section 3.02 of this Agreement, depending upon the item that gives rise to the withholding obligation. To the extent any amount withheld with respect to a Partner pursuant to this Section 3.03 for any year exceeds the amount distributable to such Partner for such year, such Partner shall repay such excess to the Partnership within ten (10) days after such Partner receives written notice from the Partnership of the amount of such excess.

9

Section 3.04 Property Distributions. The General Partner may authorize the distribution to the Partners of property other than cash. All such distributions shall be included in Net Ordinary Proceeds or Net Capital Proceeds, as the case may be, based upon the fair market value of such property at the time of distribution.

Section 3.05 Distribution of Certain Excess Refinancing Proceeds. Notwithstanding anything to the contrary contained herein, in the event that UPREIT shall provide credit support for Partnership borrowing to refinance the Partnership’s existing indebtedness, any excess refinancing proceeds from such borrowing shall be distributed to UPREIT. Any amount distributed to UPREIT pursuant to this Section 3.05 shall be treated as an advance of, and credited against, amounts otherwise distributable in subsequent distributions to UPREIT pursuant to the other provisions of this Agreement, and shall not affect UPREIT’s Percentage Interest or other rights under this Agreement. If upon liquidation of the Partnership, the partners other than UPREIT have not received (and do not receive in liquidation) extra distributions in an amount providing them with aggregate distributions equal to the amount which they would have received in the absence of the special additional distributions paid to UPREIT of excess refinancing proceeds pursuant to the preceding provisions of this Section 3.05, then UPREIT shall recontribute to the Partnership an amount adequate to make up such shortfall to such other partners and such amount shall be distributed to such other partners.

ARTICLE 4

PROFITS AND LOSSES

Section 4.01 General Allocation of Profits and Losses. After taking into account any special allocations pursuant to Section 4.02 and subject to any limitations contained therein, Profits and Losses for any year or portion thereof shall be allocated among the Partners in accordance with this Section 4.01.

(a)	Profits. Profits shall be allocated among the Partners as follows:

(i)	First, among the Partners who have previously been allocated Losses pursuant to Section 4.01(b)(ii) in the same proportion as such Losses have been allocated, until the cumulative Profits allocated to each Partner pursuant to this Section 4.01(a)(i) equal the cumulative Losses allocated to each Partner pursuant to Section 4.01(b)(ii);

(ii)	Then, among all of the Partners in accordance with their Percentage Interests.

(b)	Losses. Losses shall be allocated among the Partners as follows:

(i)

First, among the Partners who have previously been allocated Profits pursuant to Section 4.01(a)(ii) in the same proportion as such Profits have been allocated, until the cumulative Losses allocated to each Partner pursuant to this Section 4.01(b)(i) equal the cumulative Profits allocated to

10

each Partner pursuant to Section 4.01(a)(ii);

(ii)	Then, among all of the Partners in accordance with their Percentage Interests.

(c) The Partners intend that the allocations of Profits and Losses in Section 4.01(a) and Section 4.01(b) result in a Capital Account balance for each Partner on liquidation of the Partnership that is equal to the amount that would be distributed to such Partner if liquidating distributions were made in accordance with Article 3 of this Agreement. In the year of liquidation of the Partnership, if the allocations set forth in Section 4.01(a) and Section 4.01(b) would result in Capital Account balances that are not as described in the preceding sentence, Profits and Losses and, if necessary, items of gross income and deduction shall be specially allocated among the Partners to the extent necessary to cause each Partner’s Capital Account balance to be equal to the amount that would be distributed to such Partner if liquidating distributions were made in accordance with Article 3 of this Agreement.

Section 4.02 Special Allocations.

(a) Limitation on Allocation of Items of Loss or Deduction. No Partnership items of loss or deduction may be allocated to any Partner to the extent such allocation would result in an Adjusted Capital Account deficit balance for such Partner. Any items of loss or deduction that are prohibited to be allocated to a Partner under the preceding sentence shall be reallocated among the other Partners to whom such limitation does not apply in accordance with their relative Percentage Interests. If, at the end of a year, any Partner has an Adjusted Capital Account deficit balance that exceeds the amounts described in subsection (a) of the definition of “Adjusted Capital Account,” such Partner shall be allocated items of gross income and gain to the extent necessary to eliminate such excess.

(b) Nonrecourse Deductions and Partnership Minimum Gain Chargeback. Nonrecourse Deductions shall be allocated among the Partners in accordance with their Percentage Interests. If there is a net decrease in Partnership Minimum Gain for any year, each Partner shall be allocated the next available items of income and gain for such year (and for subsequent years if necessary) equal to such Partner’s share of the net decrease in Partnership Minimum Gain as determined in accordance with Regulation § 1.704-2(g) and the “minimum gain chargeback” requirement of Regulation § 1.704-2(f).

(c) Partner Nonrecourse Deductions and Chargeback. Partner Nonrecourse Deductions for any year shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable as determined under Regulation § 1.704-2(i). If there is a net decrease in Partner Nonrecourse Debt Minimum Gain in any year, each Partner shall be allocated items of income and gain for such year (and for subsequent years if necessary) equal to such Partner’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain in accordance with Regulation § 1.704-2(i)(4).

11

(d) Qualified Income Offset. Any Partner who unexpectedly receives, with respect to the Partnership, an adjustment, allocation, or distribution of any item described in subsections (4), (5), or (6) of Regulation § 1.704-1(b)(2)(ii) (d) shall be allocated items of income and gain in an amount sufficient to eliminate such Partner’s Adjusted Capital Account deficit balance arising thereby as quickly as possible, in accordance with the “qualified income offset” rule of Regulation § 1.704-1(b) (2) (ii) (d) (3) .

(e) Curative Allocations. The special allocations set forth in this Section 4.02 are intended to comply with the requirements of the Regulations under § 704(b) of the Code. It is the intent of the Partners that all such special allocations shall be offset with other special allocations. Accordingly, to the extent consistent with the Regulations, to the extent that any such special allocations are made to a Partner, subsequent offsetting special allocations shall be made to such Partner such that the net amount of all items of income, gain, loss and deduction allocated to each Partner is the same that would have been allocated to each Partner if no special allocations had been made to any Partner, taking into account future special allocations that, although not yet made, are likely to offset previous special allocations.

Section 4.03 Allocation During Year. For purposes of determining Profits, Losses, or any other items allocable to any period ending on a date other than the last day-of the Partnership’s year, Profits, Losses, and any such other items shall be allocated among such periods using such method permitted by § 706 of the Code and the Regulations thereunder as shall be chosen by the General Partner.

Section 4.04 Tax Allocations.

(a) General Allocation. Except as otherwise provided in this Section 4.04, items of income, gain, loss and deduction as determined for federal income tax purposes shall be allocated in the same manner as the related items of Profits, Losses, or specially allocated items. Tax credits shall be allocated in accordance with Regulation § 1.704-1(b)(4)(ii).

(b) Contributed Property. In accordance with § 704(c) of the Code and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Book Value.

(c) Revaluations. If the Book Value of any Partnership property is adjusted pursuant to Section 2.04(d)(ii) of this Agreement, income, gain, loss and deduction with respect to such property shall be allocated among the Partners so as to take account of any variation between the adjusted basis of such property for federal income tax purposes and its Book Value in the same manner as under § 704(c) of the Code and the Regulations thereunder.

(d) No Effect on Capital Accounts. Allocations pursuant to this Section 4.04 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, or other items or distributions pursuant to any provision of this Agreement.

12

(e) Allocation Method. The method for making allocations pursuant to Section 4.04(b) and Section 4.04(c) shall be such method permitted by Regulation § 1.704-3 as shall be selected by the General Partner.

ARTICLE 5

MANAGEMENT OF PARTNERSHIP

Section 5.01 General Provisions Concerning Management. Subject only to the express limitations contained in the other provisions of this Agreement, the General Partner shall have the exclusive right and responsibility to manage the business of the Partnership and is hereby authorized to take any action of any kind and to do anything and everything the General Partner deems necessary in connection therewith, including authorizing confession of judgment against the Partnership. The General Partner shall have all of the rights and powers of a general partner under the Act. The Limited Partners shall not have any right or power to take part in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way.

Section 5.02 Actions Requiring Limited Partner Consent. Notwithstanding any other provision of this Agreement, for a period of fourteen (14) months and one (1) day following the date hereof, the General Partner shall not cause the Partnership to do any of the following without the consent of the Limited Partners who hold more than fifty percent (50%) of the Percentage Interests held by the Limited Partners:

(a) sell, exchange, or otherwise dispose of all or any portion of the Property other than in a transaction in which no gain is recognized by the Partnership as a result of such disposition; or

(b) incur or assume any indebtedness secured by the Property that is recourse to any Partner within the meaning of Regulation §1.752-2 or prepay any such indebtedness with any Capital Contribution from a Partner.

Nothing set forth in this Section 5.02 shall be deemed to limit the restrictions upon the sale of the Property set forth in Section 6.7 of the Contribution Agreement. In the event of any inconsistency between the terms of this Section 5.02 and the terms of Section 6.7 of the Contribution Agreement, the terms of Section 6.7 of the Contribution Agreement shall prevail.

Section 5.03 Contracts with Affiliates. The Partners authorize the General Partner to execute, deliver and perform on behalf of the Partnership the Leasing and Management Agreement in the form attached hereto as Exhibit “C.” The General Partner, on behalf of the Partnership, may enter into other contracts and agreements for property or services in the ordinary course of business with any Partner or any Affiliate of a Partner, provided such contracts and agreements are on terms and conditions no less favorable to the Partnership than the terms and conditions that could be obtained by the Partnership in the same type of transaction with an independent third party.

13

Section 5.04 Partnership Expenses. All expenses of the Partnership shall be billed directly to and be paid by the Partnership. The General Partner shall be reimbursed for all expenses incurred by it for or on behalf of the Partnership.

ARTICLE 6

BOOKS AND RECORDS; TAX AND FINANCIAL MATTERS

Section 6.01 Books and Records. Proper and complete records and books of account of the Partnership shall be maintained at the principal place of business of the Partnership. The Partnership books shall be closed and balanced at the end of each fiscal year. Each Partner or duly authorized representative of a Partner shall have access and the right to inspect such books and records during normal business hours, provided any information obtained thereby may be used solely for purposes reasonably related to the Partner’s Interest or the business of the Partnership.

Section 6.02 Fiscal Year. The fiscal year of the Partnership shall end on the last day of the month of December each year.

Section 6.03 Reports and Tax Returns. Within one hundred twenty (120) days after the end of each fiscal year (subject to reasonable delays in the event of difficulty in obtaining or compiling financial information), the Partnership shall deliver to each Person who was a Partner at any time during the fiscal year a financial statement of the Partnership, including a balance sheet and statements of income, Partner’s equity, and cash flows for such fiscal year, which shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be audited by a firm of independent certified public accountants selected by the General Partner. Within ninety (90) days after the end of each fiscal year (subject to reasonable delays in the event of difficulty in obtaining or compiling of tax information), the Partnership shall transmit to each Person who was a Partner at any time during the fiscal year the Schedule K-1 (IRS Form 1065) for the Partner for such year. The General Partner shall cause to be prepared and filed all tax returns for the Partnership, and all tax elections concerning the Partnership shall be made at the direction of the General Partner. Each Partner agrees that it shall not take on any of its original or amended income tax returns or claims for refund any position with respect to any Partnership item of income, gain, loss, deduction, or credit that is inconsistent with the treatment of such item by the Partnership on the Schedule K-1.

Section 6.04 Tax Matters Partner. The General Partner shall be the “tax matters partner” under § 6231(a)(7) of the Code.

Section 6.05 Banking. All funds of the Partnership shall be deposited in the name of the Partnership in such checking account or accounts as shall be designated by the General Partner. All withdrawals therefrom are to be made upon checks signed by a Person or Persons authorized by the General Partner.

14

ARTICLE 7

TRANSFERS, ADMISSIONS, AND WITHDRAWALS

Section 7.01 Transfers. Except as provided in this Agreement, no Partner shall Transfer all or any portion of the Partner’s Interest without the written consent of the General Partner, which consent may be withheld in the sole discretion of the General Partner. In connection with any permitted Transfer, if required by the General Partner the transferee shall provide the Partnership with a written opinion from legal counsel acceptable to the General Partner that such transfer will not violate any state or federal securities law, and will not cause a termination of the Partnership under Section 708(b)(1)(B) of the Code. The transferee shall pay all costs and expenses incurred by the Partnership in connection with such Transfer. With respect to any Interest held by an entity other than UPREIT, each such entity agrees that it will not permit any of its direct or indirect owners to Transfer all or any part of their direct or indirect ownership interests in such entity except in accordance with this Section 7.01. Any purported Transfer in violation of this Agreement shall be null and void. The Partners acknowledge that the restrictions on Transfers contained herein are reasonable and necessary to protect the interests of the Partners with respect to the Partnership. If in connection with a permitted Transfer of an Interest the transferor requests that the Partnership make an election under Section 754 of the Code and provides the Partnership with the information required by Regulation § 1.743-1(k), the General Partner shall cause the Partnership to make the election under Section 754 of the Code provided such election does not result in a negative adjustment to the tax basis of the Partnership’s assets with respect to any other Partner.

Section 7.02 Admissions. Except as provided in this Agreement, no transferee of an Interest shall be admitted as a Partner of the Partnership without the written consent of the General Partner, and only if the transferee agrees to be legally bound by this Agreement as a Partner and executes and delivers to the Partnership such documents and instruments as are necessary or appropriate in connection with the transferee becoming a Partner. The transferee shall pay all costs and expenses incurred by the Partnership in connection with such admission. Any transferee of an Interest who is not admitted as a Partner shall have the rights of an assignee with respect to distributions and Profits, Losses, and other allocations attributable to the transferred Interest, but shall have no rights as a Partner under this Agreement or the Act. Notwithstanding the foregoing, the Interest of the assignee shall be subject to the restrictions contained in this Agreement applicable to Interests held by a Limited Partner.

Section 7.03 No Withdrawal. The Limited Partners shall have no right to withdraw from the Partnership prior to the dissolution and winding up of the Partnership. The General Partner agrees that it shall not withdraw from the Partnership prior to the dissolution and winding up of the Partnership.

Section 7.04 Incapacity of Limited Partner. The Incapacity of a Limited Partner shall not dissolve or terminate the Partnership. In the event of such Incapacity, the executor, administrator, guardian, trustee or other personal representative of the Limited Partner affected by such Incapacity shall be deemed to be the assignee of such Limited Partner’s Interest and may, subject to Section 7.02, become a substituted Limited Partner.

15

ARTICLE 8

TERMINATION AND DISSOLUTION

Section 8.01 Dissolution Events. The Partnership shall be terminated and dissolved upon the earliest to occur of the following events:

(a) Dissolution Date. December 31, 2080.

(b) Dissolution Event with Respect to a General Partner. Any event with respect to a General Partner that would result in a dissolution of the Partnership pursuant to the Act, provided, however, that the Partnership shall not be dissolved if (a) there is at least one remaining General Partner and the business of the Partnership is carried on by the remaining General Partner(s) either alone or together with a new General Partner, or, (b) within one hundred eighty (180) days of such event the holders of a majority of the Percentage Interests of the Limited Partners elect a new General Partner to continue the business of the Partnership; or

(c) Election of the Partners. The election of the General Partner, with the consent of the holders of a majority of the Percentage Interests of the Limited Partners, to dissolve the Partnership.

Section 8.02 Liquidation.

(a) Winding Up. Upon the dissolution of the Partnership, the Partnership’s business shall be liquidated in an orderly manner. The General Partner or, if there is no General Partner at the time of liquidation, a Person selected by the holders of a majority of the Percentage Interests of the Limited Partners (the “Liquidator”), shall determine which Partnership property shall be distributed in-kind and which Partnership property shall be liquidated. The liquidation of Partnership property shall be carried out as promptly as is consistent with obtaining the fair value thereof.

(b) Payments and Distributions. Partnership property or the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order of priority, with no distribution being made in any category set forth below until each preceding category has been satisfied in full:

(i)	To the payment and discharge of all of the Partnership’s debts and liabilities, including any debts and liabilities owed to any Partner, and to the expenses of liquidation;

(ii)	To the establishment of Reserves (which Reserves, to the extent determined by the General Partner or the Liquidator to be no longer needed by the Partnership, shall be distributed in accordance with the order of priority set forth in Section (c) hereof);

(iii)	To and among the Partners in accordance with their positive Capital Account balances after adjusting such

16

Capital Account balances for allocations of Profits and Losses and items of income, gain, loss and deduction for the year of liquidation.

ARTICLE 9

EXCULPATION AND INDEMNIFICATION

Section 9.01 Exculpation. No Indemnified Party shall be liable, responsible or accountable in damages or otherwise to the Partnership or the Limited Partners for any act or omission of the Indemnified Party on behalf of the Partnership, provided that the act or omission is not determined by a court to be due to such Indemnified Party’s willful misconduct or recklessness or material breach of this Agreement.

Section 9.02 Indemnification. The Partnership shall indemnify and hold harmless each Indemnified Party against any loss or damage (including attorneys’ and other professional fees) incurred by the Indemnified Party on behalf of the Partnership or in furtherance of the Partnership’s interests, without relieving the Indemnified Party of liability for willful misconduct or recklessness or material breach of this Agreement. The satisfaction of any indemnification shall be from and limited to Partnership’s assets and no Partner shall have any liability on account thereof. The right to indemnification shall include the right to be paid or reimbursed by the Partnership the reasonable expenses incurred by the Indemnified Party in advance of the final disposition of any proceeding; provided, however, that the advance payment of such expenses shall be made only upon delivery to the Partnership of a written affirmation by such Indemnified Party of such Indemnified Party’s good faith belief that the Indemnified Party has met the standard of conduct necessary for indemnification under this Agreement and a written undertaking, by or on behalf of such Indemnified Party, to repay all amounts so advanced if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified under this Agreement or otherwise.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

Section 10.01 General. As of the date hereof, each of the Partners makes each of the representations and warranties applicable to such Partner as set forth in this Section 10.01, and such representations and warranties shall survive the execution of this Agreement.

(a) Due Incorporation or Formation; Authorization of Agreement. If such Partner is a corporation, partnership, trust, limited liability company, or other legal entity, it is duly organized or formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the power and authority to own property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Partner is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder, and the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate or

17

partnership or company action. This Agreement constitutes the legal, valid, and binding obligation of each Partner.

(b) No Conflict or Default. The execution, delivery, and performance of this Agreement and the consummation by such Partner of the transactions contemplated hereby (i) will not conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, or any arbitrator, applicable to such Partner, and (ii) will not conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation, bylaws, partnership agreement, operating agreement, or other organizational documents of such Partner, or of any material agreement or instrument to which such Partner is a party or by which such Partner is or may be bound or to which any of its material properties or assets are or may be subject.

(c) Governmental Authorizations. Any registration, declaration or filing with or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority that is required in connection with the valid execution, delivery, acceptance, and performance by such Partner under this Agreement or the consummation by such Partner of any transaction contemplated hereby has been completed, made, or obtained on or before the effective date of this Agreement.

(d) Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Partner, threatened against or affecting such Partner or any of such Partner’s properties, assets, or businesses in any court or before or by any governmental department, board, agency, instrumentality, or arbitrator which, if adversely determined, could (or in the case of an investigation could lead to any action, suit, or proceeding which, if adversely determined, could) reasonably be expected to materially impair such Partner’s ability to perform its obligations under this Agreement.

Section 10.02 Investment Representations. Each Limited Partner represents and warrants that it has acquired its Interest for its own account as part of a transaction exempt from registration under the Securities Act of 1933, as amended, and applicable state law for investment purposes and not with a view to the resale or distribution thereof, and that it has had access to any and all information necessary to arrive at its decision to acquire its Interest. In addition to the restrictions on transfer of Interests otherwise set forth in this Agreement, no Interest may be sold, transferred, assigned or otherwise disposed of by any Partner in the absence of registration under the Securities Act of 1933, as amended, and applicable state law, or an opinion of counsel experienced in securities matters and satisfactory to the General Partner that such assignment or other disposition will not be in violation of said Act or state laws. No Limited Partner shall have any right to require registration of its Interest under said Securities Act or applicable state law and, in view of the nature of the Partnership and its business, such registration is neither contemplated nor likely. Each Limited Partner further acknowledges that it understands that the effect of the foregoing representation and warranty and restriction on assignment or other disposition is generally to require that such Interest be held indefinitely unless it is registered or an exemption from registration is available.

18

ARTICLE 11

MISCELLANEOUS

Section 11.01 Notices. All notices, approvals, consents, requests, instructions, and other communications (collectively “Communications”) required to be given in writing pursuant to this Agreement shall be validly given, made or served only when delivered personally or by registered or certified mail, return receipt requested, postage prepaid, or by a reputable overnight or same day courier, addressed to the Partnership or the Partner at the address that is on record at the principal office of the Partnership, or by facsimile to the number that is on record at the principal office of the Partnership. Any such Communication shall be treated as given under this Agreement when the Communication is delivered to such address or received at such facsimile number. The designation of the Person to receive such Communication on behalf of a Partner or the address of any such Person for the purposes of such Communication may be changed from time to time by written notice given to the Partnership pursuant to this Section.

Section 11.02 Parties Bound; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and shall be binding upon all of the parties and their respective heirs, successors and assigns. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement or any remedy for breach of this Agreement to or upon any Person other than the parties hereto.

Section 11.03 Applicable Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

Section 11.04 Amendment. No change or modification to this Agreement shall be valid unless the same is in writing and signed by the General Partner and the Limited Partners who hold more than 50% of the Percentage Interests held by the Limited Partners. Notwithstanding the foregoing, no amendment to this Agreement shall cause a Limited Partner to be treated as a general partner under the Act, without the consent of the affected Limited Partner.

Section 11.05 Entire Agreement. This Agreement contains the entire understanding among the parties and supersedes any prior understandings and agreements between them respecting the subject matter hereof. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

Section 11.06 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

19

Section 11.07 Counterparts. This Agreement may be executed in one or more counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 11.08 Construction. When from the context it appears appropriate, each term stated either in the singular or the plural shall include the singular and the plural and pronouns stated either in the masculine, the feminine or the neuter shall include the masculine, the feminine and the neuter.

Section 11.09 Headings and Captions. The headings and captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

Section 11.10 No Waiver. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder or to exercise any right or remedy hereunder, regardless of how long such failure shall continue, shall not be a waiver of such Partner’s right to demand strict compliance therewith in the future unless such waiver is in writing and signed by the Partner giving the same.

Section 11.11 Other Business and Investment Ventures. Except as otherwise provided in this Agreement or any other agreement to which a Partner is a party, each Partner may engage in other business or investment ventures, including business or investment ventures in competition with the Partnership, and neither the Partnership nor the other Partners shall have any rights in such business or investment ventures.

Section 11.12 Additional Instruments. Each Partner agrees to execute and deliver such additional agreements, certificates, and other documents as may be necessary or appropriate to carry out the intent and purposes of this Agreement.

Section 11.13 Power of Attorney. Each Limited Partner, by the execution of this Agreement, irrevocably constitutes and appoints the General Partner as its true and lawful attorney-in- fact, with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement. The appointment by each Limited Partner of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the powers of the General Partner to act as contemplated by this Agreement, and any filing or any other action on behalf of the Partnership shall survive the Bankruptcy or death of a Limited Partner.

Section 11.14 Call and Put Option. The Partners acknowledge that the Interests held by CLA and BCA GP are subject to the call and put option provisions of the Contribution Agreement (the “Option”). The restrictions on Transfers contained in Article 7 of this Agreement shall not apply to any Transfer of an Interest pursuant to the Option.

20

[The balance of this page is intentionally blank.]

21

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GENERAL PARTNER:

PR Cherry Hill Office GP, LLC,
a Delaware limited liability company

	By:	PREIT ASSOCIATES, L.P.,
a Delaware limited partnership, its sole member

	By:	Pennsylvania Real Estate Investment Trust,
a Pennsylvania business trust,
its general partner

By:
Name:
Title:

LIMITED PARTNERS:

CITY LINE ASSOCIATES,
a Pennsylvania limited partnership

By:
Name:
Title:	General Partner

PREIT ASSOCIATES, L.P.,
a Delaware limited partnership

By: Pennsylvania Real Estate Investment Trust,
a Pennsylvania business trust,
its general partner

By:
Name:
Title:

[signatures continued on following page]

22

[continuation of signatures]

BCA/CH LLC,
a Delaware limited liability company

By:	City Line Associates, member

By:
Name:
Title:

23

Bala Cynwyd Associates, L.P.

Amended and Restated Agreement of Limited Partnership

Exhibit “A”

PARTNERS’ PERCENTAGE INTERESTS AND NET EQUITY VALUES

Partner	Percentage Interest	Net Equity Value

General Partner:

PR Cherry Hill Office GP, LLC, a Delaware limited liability company	0.1%	$7,457

Limited Partners:

City Line Associates, a Pennsylvania limited partnership	50.05%	$3,786,991

PREIT Associates, L.P. a Delaware limited partnership	49.8%	$3,713,725

BCA/CH LLC a Delaware limited liability company	0.05%	$3,783

TOTAL	100.0%	$7,551,956

Bala Cynwyd Associates, L.P.

Amended and Restated Agreement of Limited Partnership

Exhibit “B”

DESCRIPTION OF PROPERTY

[attached]

LEGAL DESCRIPTION

The property consists of the land and all the buildings and structures on the land in the Township of Cherry Hill, County of Camden and State of New Jersey. The legal description is:

Beginning at an intersection point of the easterly curb line with the northerly curb line of Cherry Hill One being the following courses and distances from the intersection of the extension of the easterly right-of-way line of Haddonfield Road (49.75 feet wide) with the extension of the southerly right-of-way line of Church Road (49.50 feet wide) a/k/a Camden County Route 616):

a)	Along said southerly right-of-way line of Church Road, a distance of 1002.55 feet to the division line of Lots 2 and 2C, and extending thence

b)	Along a line common with Lots 2 and 2C, South 33 degrees 23 minutes 05 seconds West, a distance of 93.69 feet to a point and extending thence

c)	Along a line common with Lots 2 and 2C, South 02 degrees 38 minutes 20 seconds West, a distance of 641.58 feet to a corner point common with Lots 2, 2C and 4, and extending thence

d)	Along a line common with Lots 2C and 4, North 87 degrees 21 minutes 40 seconds West, a distance of 43.83 feet to the intersection point with the extension of the easterly curb line of Cherry Hill One, and extending thence

e)	Along said extension of the easterly curb line of Cherry Hill One, South 02 degrees 38 minutes 20 seconds East, a distance of 185.01 feet to the intersection point of the easterly curb line with the northerly curb line of Cherry Hill One, and extending thence

1)	Along the said northerly curb line of Cherry Hill One, North 87 degrees 21 minutes 40 seconds West, a distance of 209.50 feet to a point, and extending thence

2)	Along a common line with the pillars on the westerly side of Cherry Hill One, South 02 degrees 38 minutes 20 seconds West, a distance of 162.50 feet to a point on the southerly curb line of Cherry Hill One, and extending thence

3)	Along said southerly curb line of Cherry Hill One, South 87 degrees 21 minutes 40 seconds East, a distance of 209.50 feet to a point on the easterly curb line of Cherry Hill One, and extending thence

4)	Along said easterly curb line of Cherry Hill One, North 02 degrees 38 minutes 20 seconds East, a distance of 162.50 feet to a point on the northerly curb line of Cherry Hill One and being the point and place of Beginning.

The above description is in accordance with a survey prepared by Walter H. MacNamara Assoc., dated January 20, 1993 and revised February 3, 1993.

FOR INFORMATIONAL PURPOSES ONLY: Also known as Lot 5 in Block 285.02 on the Township of Cherry Hill Tax Map.

BEING the same premises which Cherry Hill Towers, Inc., a New Jersey Corporation, by Deed dated 2/9/1993 and recorded 2/17/1993 in the Office of the Clerk of Camden County in Deed Book 4606 page 94 etc., granted and conveyed unto One Cherry Hill Corp., a New Jersey Corporation, in fee.

B - 1

TOGETHER WITH those beneficial rights, easements and restrictions as contained in that certain Common Facilities and Common Utility Easement Agreement between J.C. Penney Properties, Inc., Connecticut General Life Insurance Company, Strawbridge & Clothier, The Equitable Life Assurance Society Of The United States, R.H. Macy & Co., Inc. and Cherry Hill Properties Corp. in Deed Book 3482 Page 293.

ALSO TOGETHER WITH those beneficial rights, easements and restrictions as contained in that certain Declaration and Reciprocal Easement Agreement by and between Cherry Hill Center, Inc. a Maryland Corporation Connecticut General Life Insurance Company a Connecticut Corporation, and Cherry Hill Towers, Inc. a New Jersey Corporation recorded in Deed Book 4360 page 145.

B- 2 -

Bala Cynwyd Associates

Amended and Restated Agreement of Limited Partnership

Exhibit “C”

LEASING AND MANAGEMENT AGREEMENT

REAL ESTATE MANAGEMENT AND LEASING AGREEMENT

Premises:

REAL ESTATE MANAGEMENT AND LEASING AGREEMENT made as of the          day of                     , 2008, between PREIT-RUBIN, INC., a Pennsylvania Corporation having an address at The Bellevue, Suite 300, 200 South Broad Street, Philadelphia, Pennsylvania 19102 (hereinafter referred to as the “Agent”), and BALA CYNWYD ASSOCIATES, L.P., a Delaware limited partnership, having an address at c/o PREIT Associates, L.P., The Bellevue, Suite 300, 200 South Broad Street, Philadelphia, Pennsylvania 19102 (hereinafter referred to as the (“Owner”).

W I T N E S S E T H :

In consideration of the covenants herein contained, the parties hereto, intending to be legally bound, covenant and agree as follows:

ARTICLE I

APPOINTMENT AND AUTHORITY OF THE AGENT

1.1 The Owner hereby appoints the Agent as the exclusive managing and leasing agent for the above described property (the “Premises”), and hereby authorizes the Agent to exercise such powers with respect to the Premises as may be necessary for the performance of the Agent’s obligations under Article II, and the Agent accepts such appointment on the terms and conditions hereinafter set forth for a term as provided in Article VII. Agent shall have no right or authority, expressed or implied, to commit or otherwise obligate Owner in any manner whatsoever except to the extent specifically provided in this Agreement. Not later than forty-five (45) days prior to the effective date of this Agreement, Owner shall deliver to Agent such information, documents and certificates regarding the Premises as Agent shall reasonably request, including, but not limited to the following:

(a)	A current and complete rent roll.

(b)	The current operating budget and capital budget for the past and current calendar year.

(c)	Income cash flow report and variances from budget for prior and current calendar year.

(d)	A current list of all employees, titles, salaries/wages employed on site at the Premises.

1

(e)	A current list of brokers actively engaged in leasing the Premises.

(f)	Copies of all existing lease documents.

(g)	All leases currently in dispute or litigation.

(h)	All files on any litigation and/or disputes regarding any and all matters, including, but not limited to: parts, equipment, furnishings, real property, easements, taxes, third party contracts, employer-employee relations, and the like.

(i)	Legal descriptions of the Premises. .

(j)	Mortgagees’ names and addresses; lien holders, and the like.

(k)	Site plans and specs.

(l)	An inventory of Owner’s personal property on Premises, all tools, equipment and supplies.

(m)	List of vendors.

(n)	All pertinent books and records relating to the management, operation and leasing of the Premises.

(o)	Third party contracts in force.

(p)	List of security deposits held, on a tenant by tenant basis.

Not later than the effective date of this agreement, Owner shall wire transfer to the Bank Account (hereafter defined) sufficient working capital to enable Agent to operate and maintain the Premises during the first thirty (30) days. Within thirty (30) days after the effective date of this Agreement, Owner shall deliver to Agent original executed copies of all existing leases and operating agreements in effect with respect to the Premises. If requested by Agent, Owner shall arrange for the present property manager to meet with Agent’s employees at the Premises or Agent’s home office to review all of the above and to assist Agent in connection with the transition of the management of the Premises.

ARTICLE II

THE AGENT’S AGREEMENTS

2.1 The Agent, on behalf of the Owner, shall implement or cause to be implemented the decisions of the Owner relating to the Premises and within the scope of Agent’s obligations as specified in this Agreement and shall conduct the ordinary and usual business affairs of the Owner with respect to the Premises solely as provided in this Agreement. The Agent agrees to use reasonable efforts to:

(a)	contract, for periods limited to the Owner’s possession of the Premises, but not in excess of one year, (without Owners prior consent), in the name and at the expense of the Owner, for gas, electricity, water, and such other services as are being currently furnished to the Premises. Service contracts shall be written to include a thirty (30) day notice of cancellation by the Owner wherever possible.

(b)	at the expense of the Owner, select, employ, pay, supervise, direct and discharge an on-site manager, accountant and staff as well as all other employees necessary for the operation and maintenance of the Premises, in number and at initial wages not in excess of those shown on Exhibit A attached hereto or those required under any union contract then in effect, plus Agent’s standard fringe benefit package, including bonus, to carry Workers’ Compensation Insurance (and, when required by law, compulsory Non-Occupational Disability Insurance) covering such employees, and to use reasonable care in the selection and supervision of such employees. The Agent shall be responsible for complying with all laws and regulations and collective bargaining agreements affecting such employment, and Agent shall negotiate with labor unions lawfully entitled to represent employees at the premises. The Agent will be and will continue throughout the term of this Agreement to be an Equal Opportunity Employer. All persons employed in connection with the operation and maintenance of the Premises shall be employees of the Agent, Agent’s affiliates or Agent’s contractors, and not of Owner. The Agent shall be reimbursed by the Owner in amounts not exceeding those which are in accordance with the approved budget for all expenses properly incurred by it for compensation of all employees necessary for the operation and maintenance of the Premises, including, without limitation, direct payroll, fringe benefits, including bonus, employer’s payroll taxes such as the employer’s contribution to FICA, unemployment compensation, employer’s contribution to any pension plan which is identified by the Agent to the Owner (including, without limitation, any withdrawal liability imposed on the Agent as a result of this Agreement pursuant to the Multi-Employer Pension Plan Amendments Act of 1980), the cost of employee benefits required by law, workers compensation premiums, and any sums required to be paid to such employees under collective bargaining agreements made pursuant to the National Labor Relations Act.

(c)	make all ordinary repairs and replacements (except those excluded by this Agreement), do all decorating and landscaping, and purchase all supplies necessary for the proper operation of the Premises and the fulfillment of the Owner’s obligations under the leases affecting the Premises and compliance with all governmental and insurance requirements; provided that the Agent shall not make any purchase or do any work, the cost of which shall exceed the amount set forth in Exhibit B without obtaining, in each instance, the prior consent of the Owner, except (i) in circumstances which the Agent shall deem to constitute an emergency requiring immediate action for the protection of the Premises or of tenants or other persons or to avoid the suspension of necessary services or (ii) where the expense is authorized by the approved budget. The Agent shall notify the Owner of the necessity for, the nature of, and the cost of any such emergency repairs or compliance. If Owner shall require, Agent shall submit, for Owner’s prior written approval, a list of contractors and subcontractors performing tenant work, repairs, alterations or services at the Premises, under Agent’s direction.

It is understood that if the Agent is requested by Owner to undertake the making or supervision of extensive repairs (such as re-roofing the Premises or a major portion thereof), alterations, renovations or reconstruction of the Premises or any part thereof that Owner shall pay Agent therefor pursuant to § 4.3 hereof and that such work is otherwise not required to be contracted for by Agent. The Owner shall receive the benefit of all discounts and rebates obtained by the Agent in its operation of the Premises.

If the Agent desires to contract for repair, construction, or any other service described in this subsection (c) with a party with respect to which any partner or shareholder of the Agent holds a beneficial interest, such interest shall be disclosed to and approved by the Owner before such services are procured. The cost of any such services shall likewise be at competitive rates notwithstanding that tenants of the Premises may be required to pay such costs. The Agent shall not employ any corporation or other entity in which the Agent (or any subsidiary, affiliate, or related corporation) shall have a financial interest for the purpose of making repairs and alterations or performing other services to the Premises, unless such work is done at a tenant’s request and at tenant’s sole expense (such work being hereinafter referred to as “Tenant Work”). The Agent, or general contractor working under the supervision of the Agent, is authorized to make and install such Tenant Work, and Agent may collect from such tenant or such general contractor, for its sole account, its charge for supervisory overhead on all such Tenant Work. The Agent shall hold the Owner harmless from any and all claims which may be advanced by any such tenant in connection with Tenant Work performed by the Agent or under the Agent’s supervision. The Agent, however, shall not require any tenant to use the Agent, its subsidiaries, affiliates or related corporations or its general contractor to perform such Tenant Work.

(d)	handle promptly complaints and requests from tenants, notify the Owner promptly (together with copies of supporting documentation) of any notice of violation of any governmental requirements, any material defect in the Premises and any fire or other damage to the Premises.

(e)	notify the Owner’s general liability insurance carrier and the Owner promptly of any bodily or personal injury or property damage occurring to or claimed by any tenant or third party on or with respect to the Premises and to forward promptly to the carrier any summons, subpoena, or other like legal document served upon the Agent relating to actual or alleged potential liability of the Owner, the Agent or the Premises.

(f)	request from tenants any certificates of insurance and renewals thereof required to be furnished by the terms of leases, copies of which will be provided to the Owner upon request.

(g)	receive and collect rent and all other monies payable to the Owner by all tenants and licensees in the Premises and to deposit the same promptly in the bank (the “Bank”) named in Exhibit B in a bank account (the “Bank Account”) in the name of Agent, as Agent for the Owner, which Bank Account shall be used exclusively for such funds. In the event state law requires tenant security deposits be held in a separate account, such account shall be established by the Agent as approved by the Owner.

The Owner or the Owner’s designated representative will be a signatory on the Bank Account, but need not co-sign each check.

(h)

collect such rent and other charges from tenants in a timely manner and to pursue Owner’s legal remedies for non-payment of same, including the termination of leases for tenants in default by the institution of legal action. Agent shall refer all such matters requiring legal services to Agent’s approved attorneys listed on Exhibit B hereto or, at Agent’s option, have such legal work performed by Agent’s in-house attorneys or paralegals. The fees for all such legal services shall be paid for by Owner, including (i) negotiation of leases, including department store leases and reciprocal easement agreements; (ii) preparation and negotiations of construction contracts for renovations of the Premises; (iii) suits to enforce leases; (iv) bankruptcy claims involving tenants; (v) negotiations with labor unions; (vi) environmental matters and (vii) any other legal action approved by Owner. With respect to lease preparation and negotiation performed by Agent’s in-house attorneys or paralegals, Owner shall reimburse Agent for the salary, fringe benefits, allocable share of rent and other office overhead, in an amount equal to Fifteen Hundred ($1,500.00) Dollars for each lease so prepared and negotiated, or such reasonable higher charge as is justified because of the complexity of the lease in question. For lease assignments, lease amendments and lease surrenders, the reimbursement shall be Five Hundred ($500.00) Dollars; and for all other legal work performed by Agent’s in-house attorneys or paralegals, the amount of the reimbursement shall be Two Hundred ($200.00) Dollars per hour for Agent’s in-house attorneys and Seventy-Five ($75.00) Dollars per hour for all work performed by Agent’s in-house paralegals. Such attorneys and paralegals shall keep time records substantiating the hours charged and on request such records may be inspected by Owner. Agent may deduct the amount to be reimbursed from the Bank Account. With respect to any litigation involving sums due from tenants, Agent is authorized to compromise such litigation without Owner’s consent so long as such compromise does not involve a forgiveness of sums due by such tenant in excess of Fifteen Thousand ($15,000.00) Dollars.

(i)	bond the Agent and all of the Agent’s employees who may handle or be responsible for monies or property of the Owner with a “fidelity” bond, in the amount of Two Hundred Thousand ($200,000.00) Dollars.

(j)	notify the Owner immediately of any fire, accident or other casualty, condemnation proceedings, rezoning or other governmental order, or lawsuit or threat thereof involving the Premises; and violations relative to the leasing, use, repair and maintenance of the Premises under governmental laws, rules, regulations, ordinances or like provisions. The Agent will not bear responsibility for non-compliance unless such non-compliance is due to the negligence of the Agent or its employees.

(k)	check tax assessments and promptly furnish Owner with copies of all assessment notices and receipted tax bills and, if requested by Owner, Agent agrees to retain an expert to bring an appeal at Owner’s expense before any taxing authority relative to the Premises.

(l)	subject to Owner’s making funds available to do so, cause the Premises to comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and local governments, courts, departments, commissions, boards and offices, any national or local Board of Fire Underwriters or Insurance Services offices having jurisdiction, or any other body exercising functions similar to those of any of the foregoing which may be applicable to the Premises or any part thereof or to the leasing, use, repair, operation or management thereof. Such compliance shall be undertaken in the name of Owner, and be at Owner’s expense. Agent shall give prompt written notice to Owner of any violation or notice of alleged violation of such laws and Agent shall not bear responsibility for failure of the Premises or the operation thereof to comply with such laws unless Agent has committed gross negligence or a willful act or omission in the performance of its obligations under this Agreement.

2.2 The Agent agrees that on or before the twentieth (20th) day of each month to render to Owner monthly cash basis reports itemized in reasonable detail relating to the management and operation of the Premises for the preceding calendar month. The names and address of the persons who shall receive said reports are set forth in Exhibit B. Subject to the terms and provisions of this Agreement, the Agent is authorized to pay all bills for the operation of the Premises from the rentals and other income of the Premises, including the Agent’s fee and reimbursable items set forth in this Agreement, and the Agent shall remit to the Owner the net receipts after such payments with such monthly report. Prior to Owner’s default or the termination of this Agreement the Owner shall, at any time, have the right to require the transfer to the Owner of any funds in the Bank Account considered by the Owner and Agent to be in excess of an amount reasonably required by the Agent for disbursement purposes in connection with the Premises. In the event Agent determines that there is not sufficient funds in the Bank Account to pay when due all expenses of the Premises and reimbursements due Agent, Owner shall, within five (5) days of request, deposit into such account additional funds in the amount requested by Agent. The Agent agrees to keep full and detailed records with respect to the management and operation of the Premises and to retain those records for periods specified by the Owner, not to exceed three (3) years after the year in question. The Owner shall have the right to inspect such records and audit the reports required by this Section during business hours for the life of this Agreement, and at times mutually agreeable to Owner and Agent.

2.3 The Agent shall exercise reasonable diligence to exert such control over accounting and financial transactions as is reasonably required to protect the Owner’s assets from loss or diminution due to error, negligence or willful misconduct or wanton acts on the part of the Agent, its employees, agents or contractors. Losses caused by failure to exercise reasonable diligence shall be borne by Agent.

2.4 The Agent shall prepare and submit to the Owner a proposed operating and capital budget for the promotion, operation, repair and maintenance of the Premises for each calendar year. Preliminary and final budgets will be due ninety (90) and sixty (60) days, respectively, prior to the end of each calendar year. Such budgets shall be prepared on a cash basis showing a month by month projection of income and expense and capital expenditures and shall be accompanied by proposed leasing guidelines for the next ensuing calendar year which shall contain a brief narrative description of the anticipated market, a projection of cash flow for such year, listing expiring leases for the next following year as well as project ranges of rental rates and terms for new or renewal leases, estimates of concessions to tenants and of cost estimates of alterations for space to be leased. The annual budget shall be deemed approved unless Agent receives written notification of disapproval within thirty (30) days after the date such budget was tendered to Owner for approval; Owner shall have the right to disapprove line items in such budget or the entire budget. In the event of a line item disapproval, all portions of the budget not disapproved shall automatically be deemed approved. In the event of such disapproval of the budget or any specific line items thereof, the parties will promptly meet and resolve such differences and Agent will promptly thereafter resubmit a revised budget to Owner who shall have an additional ten (10) days to approve or disapprove the same and such procedure shall continue until the budget has been approved. If Owner shall fail to disapprove the revised budget within ten (10) days of receipt, the same shall be deemed approved. Agent is authorized for the account of Owner to make any expenditures or to incur any obligations or implement any items which are included in the approved annual budget without further approval from owner being required. Such budgets and all other financial reporting to be prepared by Agent shall be prepared using Agent’s then standard format and software. Agent shall not be obligated to use any other financial format or software unless same is satisfactory to Agent, Owner purchases same for Agent and Owner pays all of the training expenses for Agent’s employees relating to such software.

After approval of each such budget by the Owner, the Agent agrees to use diligence and to employ all reasonable efforts so that the actual costs of operating the Premises shall not exceed said approved budget by more than ten (10%) percent per year without the Owner’s approval. The Agent shall promptly notify the Owner if the Agent reasonably anticipates any such line item exceeding one hundred ten (110%) percent of the amount therefor in the approved budget.

2.5 Agent agrees, for itself and all persons retained or employed by Agent in performing its services, to hold in confidence and not to use or disclose to others any confidential or proprietary information of Owner heretofore or hereafter disclosed to Agent including, but not limited to, any data, information, plans, programs, processes, costs, operations or tenants which may come within the knowledge of Agent in the performance of or as a result of its services, except where Owner specifically authorizes Agent to disclose any of the foregoing to others or such disclosure reasonably results from the performance of Agent’s duties hereunder or is required to be disclosed pursuant to litigation.

2.6 The Agent agrees to use its best efforts to have the Premises rented to desirable tenants, satisfactory to the Owner considering the nature of the Premises, and in connection therewith to negotiate business terms for relocation and/or expansions, new leases and renewals of leases at appropriate times, it being understood that all inquiries to the Owner with respect to leasing any portion of the Premises shall be referred to the Agent. At least once per year Owner and Agent shall meet and mutually develop a “leasing game plan” for the ensuing calendar year which game plan shall specify projected vacancies, projected rentals and other pertinent terms of new leases or lease renewals, costs to be incurred in obtaining tenants and other relevant matters. Owner hereby authorizes Agent to implement the approved leasing game plan and to negotiate and execute leases in accordance therewith and confirms that any leases so executed shall be deemed approved by Owner and Owner shall pay Agent the leasing commission set forth in this Agreement with respect to each lease executed by a tenant consistent with the leasing game plan. Agent is hereby given the exclusive right to lease the Premises on behalf of Owner and Owner shall pay to Agent the leasing commission set forth in Exhibit B regardless of who may negotiate the same, including Owner. All leases and renewals shall be prepared by the Agent on the Agent’s form lease, and such leases shall either be executed by Agent on behalf of Owner or, at Agent’s option shall be executed by the Owner. The Agent agrees it will observe the specific leasing guidelines, if any, set forth in the approved budget or otherwise made known to the Agent in writing by the Owner. In the event the Agent shall have a prospective tenant reference from another property in the local market area where the Premises are located in which the Agent has a beneficial interest or which the Agent manages, the Agent shall declare its potential conflict of interest to the Owner, and the Owner shall determine if negotiations shall be undertaken by the Agent, the Owner, or a third party appointed by the Owner. References of prospective tenants, as well as their varying use requirements, shall be investigated by the Agent.

2.7 Anything in the Agreement to the contrary notwithstanding:

(a)	Nothing in this Agreement shall require Agent to take any action (and Agent will not be in default for failure to take any action) to the extent and wherever there is provided a limitation on Agent’s ability to expend funds or incur obligations with respect to the Premises.

(b)	Unless expressly provided, Agent shall not be responsible or obligated to advance its own funds for any purpose in the performance of Agent’s duties under this Agreement.

(c)	Agent shall not be obligated to pay or perform any liability or obligation or take any action under this Agreement which is to be done at the expense of Owner or for which Agent is entitled to reimbursement from Owner unless funds for such purpose are available in the Bank Account or have otherwise been made available to Agent by Owner.

(d)	Wherever Agent is obligated to use its “best efforts or reasonable efforts” under this Agreement such term is intended to signify and shall mean that Agent shall exercise its professional skill and expertise with diligence and in a commercially reasonable manner and consistent with high quality practice for the management of similar buildings located in the geographic area in which the Premises are situate. However, such a standard shall not impose additional duties or obligations on Agent not set forth in this Agreement, such as, by way of example, an obligation to advance Agent’s funds or to commence litigation against third parties, or to take extraordinary actions or to perform services not customarily provided by managers of comparable buildings in the local geographic area. Nothing in this Agreement shall require Agent to perform the obligations of others or exercise any efforts (other than reasonable efforts) to cause them to perform such obligations.

(e)	Everything done by Agent in the performance of its obligations under this Agreement and all expenses incurred pursuant hereto shall be for and on behalf of Owner and for its account and at its expense. Except as otherwise expressly provided herein, all debts and liabilities incurred to third parties in accordance with the annual budget and in the ordinary course of business of managing the Premises are and shall be obligations of Owner, and Agent shall not be liable for any such obligations by reason of its management, supervision or operation of the Premises for Owner.

ARTICLE III

THE OWNER’S AGREEMENTS

3.1 The Owner, at its option, may pay directly all taxes, special assessments, ground rents, insurance premiums and mortgage payments, in which event Owner shall notify Agent of such.

3.2 The Owner shall carry (or cause to be carried) insurance upon the Premises and shall look solely to such insurance for indemnity against any loss or damage to the Premises except when caused by the willful act or omission or gross negligence of the Agent or its employees, agents, contractors or subcontractors. However, Agent shall not be liable to Owner for any loss or damage to the Premises even if caused by the willful act or omission or gross negligence of Agent or its employees, agents, contractors or subcontractors to the extent any such loss or damage is covered or should have been covered by Owner’s insurance. To the extent any loss or damage to the Premises is covered or should have been covered by Owner’s insurance, Agent is released from liability therefor and Owner waives its right of subrogation against Agent. The Owner shall purchase, or have Agent purchase for Owner and at Owner’s expense, and maintain policies of commercial general liability insurance, including personal injury liability and contractual liability, in an amount determined by Agent but, in any event not less than $5,000,000.00 combined single limit for bodily injury and property damage. Said policies shall name the Agent as an additional insured thereunder and will be primary to any other available insurance. The Owner shall advise the Agent as to the name and address of any insurance carriers for insurance placed by Owner directly. If Owner desires Agent to purchase property damage or liability insurance for the Premises, Owner shall pay Agent an annual fee representing a pro rata share of the fee Agent pays to participate in its group insurance coverage pool.

3.3 Owner agrees (a) to indemnify, hold and save Agent free and harmless from any claim for damages or injuries to persons or property resulting from: (1) Agent carrying out the provisions of this Agreement or acting under direction of Owner, (2) Owner’s failure or refusal to comply with or abide by any rule, order, determination, ordinance or law of any federal, state or municipal authority, (3) Owner’s failure or refusal to comply with or abide by or perform its obligations set forth in this Agreement, (4) any latent building defects or other defect or dangerous condition which a visual inspection would fail to disclose or any unsafe or dangerous condition or characteristic of the Premises resulting from the design or initial construction of the Premises (including, but not limited to, security systems, door locks, location of trash receptacles, ingress & egress routes and recreational structures), (5) any defects, conditions or situations with respect to the Premises which Agent has disclosed to Owner and requested Owner’s permission to correct or rectify, (6) the willful misconduct or criminal activity of any third person or agency, except as to Agent and its employees, agents and representatives with respect to the Premises or (7) the negligent or willful acts of Owner or Owner’s representatives, officers, employees and agents; and (b) to defend promptly and diligently at Owner’s expense, any claim, action or proceeding against Agent and/or Agent and Owner, jointly or severally, arising out of or connected with any of the foregoing, and to hold harmless and fully indemnify Agent from any judgment, loss or settlement on account thereof. The undertaking of Owner as set forth above shall survive the expiration or earlier termination of this Agreement as to all liabilities accruing during the term hereof.

3.4 If Owner requests Agent to perform certain designated additional management services and the parties agree to the exact nature, scope and time frame for the performance thereof, then Owner shall pay the Agent the agreed upon fee for Agent’s performance of such services, such payment to be made within twenty (20) days after receipt of a bill therefor. Such payment shall be made in addition to the fees and reasonable expenses otherwise stated herein. In performing any specialized management services for Owner, Agent shall not be liable to Owner for errors, accuracies, mistakes or the consequences thereof, relating to the performance of such services provided Agent has performed the services in good faith. Owner hereby waives, releases and discharges Agent from all errors, inaccuracies, mistakes and the consequences thereof relating to the performance of such services, except to the extent Agent has not performed such services in good faith.

3.5 The Owner hereby irrevocably appoints Agent as the sole and exclusive broker for any sale and/or re-financing of the Premises and agrees to pay Agent a fee of                      (    %) percent of the principal amount of any refinancing and a sales commission of                      (    %) percent of the gross sales price for the Premises, each such fee to be paid at the closing involved. Such fee shall include Agent’s fee for any due diligence work required to accomplish such refinancing and/or sale.

3.6 Owner agrees to make available to Agent, free of charge, an on-site office to be utilized in connection with Agent’s leasing of the Premises. In addition, Owner shall reimburse Agent monthly for all travel expenses, leasing and marketing materials, demographic and marketing studies signage and advertising incurred by Agent during the performance of its obligations under this Agreement. Agent shall have the right to install signage on the Premises in furtherance of its obligation to lease the Premises. Owner shall cause the Premises to participate in Agent’s wide area network data transmission system and shall lease or purchase for the Premises any wiring, phone, computers, routers or software upgrades that Agent deems necessary to access the system.

3.7 Agent has afforded Owner the benefit of Agent’s blanket policy of workmen’s compensation insurance. Such policy provides that Agent is required to pay in full, in advance, the annual premium for such policy. Owner shall reimburse Agent, on demand, its share of such premium, such share being determined by the actual payroll and rate classifications statutorily mandated in the state where the Premises is located. Owner acknowledges that should this contract be terminated during the policy year, there shall be no proration of Owner’s premium payment as between Owner and Agent unless or until Agent receives a refund for the unused portion of such premium from the insurance carrier.

ARTICLE IV

MANAGEMENT AND OTHER FEES

4.1 As the management fee for the services performed pursuant to Article II, the Owner agrees to pay the Agent at the rate specified in Exhibit B and Exhibit C. Said fee shall be payable monthly, in arrears, on the first (1st) day of each calendar month. Agent shall withdraw said fee and all of its reimbursable expenses from the Bank Account for the Premises and shall account for same as provided for in Section 2.2 hereof.

4.2 With respect to any space occupied by the Owner, the Agent shall be entitled to no leasing commissions but shall be entitled to a management fee as though the Owner were paying rent at the average square foot rental rate being paid for comparable space in the Premises.

4.3 If Owner requests Agent to perform supervisory or administrative services with respect to any renovation, expansion, tenant fit-out work or other repair or construction project at the Premises which would involve “hard” costs in excess of One Hundred Thousand ($100,000.00) Dollars, Owner shall pay Agent a construction management fee equal to five (5%) percent of the “hard” costs of such work, such fee to be paid in three equal installments, one-third upon the commencement of such work, the second third upon fifty (50%) percent completion and a final payment upon substantial completion of the project. In addition, and whether or not Agent is paid the above specified supervisory fee, Owner shall reimburse Agent for the reasonable fees and disbursements of any architect, engineer, on-site manager and/or on-site job accountant engaged to monitor or perform any portion of such work.

4.4 Owner shall pay Agent Five Hundred ($500.00) Dollars to review the plans and specifications prepared by each tenant doing alterations or renovations to its space, to verify that such plans are acceptable to landlord and consistent with any landlord design criteria applicable to the Premises. In the event Agent utilizes Agent’s own in-house architect or engineer in lieu of retaining the services of an independent architect or engineer, the amount of such reimbursement shall be based upon the approximate hourly wage and other benefits paid by Agent to such architect or engineer.

4.5 Owner authorizes Agent to institute a satellite communication marketing program for the Premises and if such program is successful, Owner shall pay Agent twenty (20%) percent of the income generated therefrom during the term of each such contract, payable in full upon the date Owner receives its first payments for each such contract executed.

ARTICLE V

LEASING COMMISSION

5.1 As leasing commissions for (a) all leases, expansions and renewals executed and (b) with respect to a person or entity procured by Agent that is ready, willing and able to lease upon the terms set forth in the leasing game plan, during the term of this Agreement, which, for purposes of calculating Owner’s obligation for leasing commissions will include the six (6) month period set forth below , the Owner agrees to pay the Agent at the rate specified in Exhibit B. Commissions will be based on base rents including CPI inflators payable to Owner, percentage rent and all additional rental payable by the tenant. When leases are negotiated by third party broker, the Agent shall cooperate with such brokers. The Owner shall pay the commission due any such third party broker so long as the Owner has approved in advance the use of such broker and the commission to be paid such broker and such payment shall not reduce the fees provided herein payable to Agent. The leasing commission will be paid to Agent if within a period of six (6) months after the expiration of the term of this Agreement Owner leases all or any portion of the Premises, irrespective of the terms of such lease, to any prospect introduced to the Premises by Agent prior to the expiration of the term, provided that Agent shall have informed Owner in writing of the name of the prospect within thirty (30) days after the expiration of the term hereof. With respect to all such pending leases, Agent is authorized by Owner to continue negotiations and documentation on all such deals. In addition, in the event Owner sells the Premises, at the time of such sale Owner shall pay Agent the leasing commission due for any lease approved by Owner and submitted to the tenant even if such lease is then unsigned.

ARTICLE VI

AGENT’S EXPENSES

6.1 Except to the extent approved in the annual budget or otherwise provided herein, the following expenses or costs incurred by or on behalf of the Agent in connection with the management of the Premises shall be the sole cost and expense of the Agent and shall not be reimbursable by the Owner:

(a)	Cost of gross salary and wages, payroll taxes, insurance, worker’s compensation, pension benefits, and any other benefits of the Agent’s home office or regional home office personnel, except for those costs specifically identified in Exhibit C.

(b)	General agency bookkeeping accounting and reporting services as such services are considered to be within the reasonable scope of the Agent’s responsibility to the Owner, except for those costs specifically identified in Exhibit C.

(c)	Cost of forms, stationery, ledgers, and other supplies and equipment used in the Agent’s home office or regional home office.

(d)	Cost of all incentive compensation, profit sharing or any pay advances by the Agent to the Agent’s employees.

(e)	Cost of automobile purchase and/or rental, except if furnished by the Owner.

(f)	Cost attributable to losses arising from criminal acts or fraud on the part of the Agent’s associates or employees.

(g)	Cost of comprehensive crime insurance purchased by the Agent for its own account.

ARTICLE VII

DURATION, TERMINATION, DEFAULT

7.1 This Agreement shall become effective on the date specified in Exhibit B and shall be for the term therein specified and shall continue thereafter from month to month until terminated by at least thirty (30) days prior written notice.

7.2 In the event a party hereto (the “Defaulting Party”) (a) materially defaults in the performance of its obligations under this Agreement and such default remains uncured for more than twenty (20) days’ after such party’s receipt of written notice from the other party hereto, except for defaults not susceptible to cure within twenty (20) days, provided as to such defaults the Defaulting Party commences to cure within such twenty (20) day period and diligently prosecutes each cure; or (b) makes an assignment for the benefit of creditors; or (c) has appointed a receiver, liquidator or trustee of its property; or (d) is adjudicated to be a bankrupt or insolvent; or (e) has filed by or against it any petition for the bankruptcy, reorganization or arrangement of the Defaulting Party or, if such appointment, adjudication or petition be involuntary and not consented to by the Defaulting Party and fails to proceed diligently to have the same discharged or dismissed, then the other party hereto may forthwith terminate this Agreement upon giving ten (10) days’ written notice to the Defaulting Party.

7.3 This Agreement shall terminate at the election of the Owner upon thirty (30) days’ written notice to the Agent if the Premises are sold by the Owner to a non-affiliated third party purchaser or automatically if the Premises were acquired by the owner on foreclosure of a mortgage and are subsequently redeemed. In the event the Premises are sold by the Owner to a non-affiliated third party purchaser and this Agreement is not thereby terminated by the Owner, the Agent shall have the right to terminate this Agreement upon sixty (60) days prior written notice. The Term “non-affiliate” as used herein shall mean any entity which is not an “affiliate” as such term is defined in Section 8.1 hereof. Upon termination of this Agreement for any reason, the Agent shall deliver the following to the Owner or the Owner’s duly appointed agent on or before thirty (30) days following the termination date:

(a)	A final accounting, reflecting the balance of income and expense for the Premises as of the date of termination;

(b)	Any balance or monies due to the Owner or tenant security deposits, or both, held by the Agent with respect to the Premises except for reasonable amounts to pay for services already provided; and

(c)	All records, contracts, drawings, leases, correspondence, receipts for deposits, unpaid bills, summary of all leases in existence at the time of termination, and all other papers or documents which pertain to the Premises. Such data and information and all such documents shall, at all times, be the property of the Owner.

7.4 Notwithstanding termination of this Agreement by the Owner, the Owner shall reimburse the Agent within thirty (30) days after receipt of documents from the Agent supporting such expenses, for all sums as may be necessary to satisfy known obligations which the Agent has incurred for the Owner’s accounts as authorized under this Agreement, including all severance payments relating to employees at the Premises who are not retained by Owner. In addition, after any termination by the Owner, the Owner and the Agent will as promptly as possible settle any outstanding balances with each other and render final accounts as to any items overlooked or treated incorrectly in any previous settlement, accounting or remittance. Upon any termination of this Agreement, Agent shall assign to Owner or Owner’s nominee all service, supply and other contracts and agreements pertaining to the Premises entered into by Agent in accordance with this Agreement and thereupon Owner shall be fully responsible and liable for the performance of all obligations of Agent under all such contracts and agreements occurring after the date of such assignment and Agent shall have no further responsibility or liability with respect thereto. Owner shall indemnify and hold Agent harmless with respect to all such contracts. Any termination permitted hereunder shall not prejudice Agent’s right to receive amounts to which Agent is entitled hereunder on account of services rendered by Agent prior to said termination.

7.5 The parties agree that it is not within the intention of the Agreement that the Agent be required to advance its own funds to assist with the maintenance or operation of the

Premises or, except as provided in Paragraph 6.1 hereof, to compensate personnel employed by the Agent hereunder. Nevertheless, if the Agent does in good faith advance its own funds for purposes authorized herein or for emergency repairs, the Owner shall promptly reimburse the Agent without interest upon receipt of proper documentation.

7.6 In the event Owner sells the Premises to a nonaffiliated third party and simultaneously elects to cancel this Agreement in accordance with Section 7.3 hereof, together with such notice of termination the Owner shall pay to Agent the following sums as and for a cancellation fee:

(a)	In the event such termination is effective during the first twenty-four (24) months of the term of this Agreement, Owner shall pay Agent the sum of [ ];

(b)	In the event such termination is effective after the twenty-fourth (24th) month in the term of this Agreement, Owner shall pay the Agent the sum of [ ].

ARTICLE VIII

ASSIGNMENT

8.1 This Agreement shall be unassignable by Agent (except that without Owner’s consent Agent may assign this Agreement to a parent, successor by merger, subsidiary or affiliate of Agent) and can be changed only by a writing signed by both parties. As used herein, the terms “subsidiary” or “affiliate” shall mean a corporation which directly or indirectly controls or is controlled by Agent. For this purpose “control” shall mean the possession, directly or indirectly, of the power to direct the management policies of such corporation, whether through the ownership of voting rights or by contract or otherwise.

ARTICLE IX

MISCELLANEOUS

9.1 The Owner’s Representative (“Owner’s Representative”) whose name and address are set forth on Exhibit B shall be the duly authorized representative of the Owner for the purpose of this Agreement. Any statement, notice, recommendation, request, demand, consent or approval under this Agreement shall be in writing and shall be deemed given (a) by the Owner when made by the Owner’s Representative and delivered personally to the Agent, if an individual, or to an officer of the Agent, if a corporation, or when mailed, addressed to the Agent, at the address set forth above, and (b) by the Agent when delivered personally to or when mailed addressed to the Owner’s Representative at the address set forth in Exhibit B. Either party may, by written notice, designate a different address.

9.2 The Agent shall, at its own expense, qualify to do business and obtain and maintain such licenses, directly in its name or through affiliation with other licensed persons or entities, as may be required for the performance by the Agent of its services.

9.3 Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

9.4 In the event one of the parties hereto shall institute an action or proceeding against the other party relating to this Agreement, the unsuccessful party in such action or proceeding shall reimburse the successful party for its disbursements incurred in connection therewith and for its reasonable attorney’s fees.

9.5 No consent or waiver, expressed or implied, by either party hereto of any breach or default by the other party in the performance by the other of its obligations hereunder shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any one instance by or on behalf of Owner shall not be construed to waive or limit the need for such consent in any subsequent instance.

9.6 The venue of any action or proceeding brought by either party against the other arising out of this Agreement shall, to the extent legally permissible, be in a court of competent jurisdiction in the Commonwealth of Pennsylvania.

9.7 This Agreement shall be construed and interpreted under and pursuant to the laws of the Commonwealth of Pennsylvania.

9.8 Notwithstanding anything to the contrary contained herein, the parties acknowledge that it is not within the contemplation of this Agreement or the basic management fee set forth in § 4.1 herein that the Agent perform any services with respect to the following: re-zoning of the Premises, site acquisition of additional ground for the expansion of the Premises; reconstruction after casualty or condemnation; leasing, management, financing or construction relating to any proposed or implemented expansion of the Premises or work generally classified as “development” work in connection with the same; any due diligence work and/or preparation of estoppel certificates; removal of asbestos or other hazardous material or above or underground storage tanks from the Premises or supervising such work unless same have been installed by Agent or its employees or contractors; preparation of Owner’s tax returns or audited financial statements or preparation of multi-year financial projections; bringing or assisting in any real estate tax appeals or abatement proceedings.

9.9 This Agreement shall not be construed as creating a partnership or joint venture between the parties. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

OWNER:

BALA CYNWYD ASSOCIATES, L.P.

BY:	PR Cherry Hill Office GP, LLC

BY:	PREIT Associates, L.P., its Sole Member

BY:	Pennsylvania Real Estate Investment Trust, its General Partner

BY:
Name:
Title:

BY:
Partner

AGENT:

PREIT-RUBIN, INC.

BY:
Name:
Title:

EXHIBIT A to Management and Leasing Agreement

Premises:

SCHEDULE

(By Job Category and Wages)

	Number of Employees	Maximum Wage/wk*	Fringe Benefits	List of Number Hrs./Wk

Job Title

As specified in the current years’ approved budget.

*	The wages listed will be in effect for the current year, after which the Agent may grant increases consistent with Agent’s standard wage review policy.

EXHIBIT B to Management and Leasing Agreement

Premises:

1.	Term: years, plus for purposes of determining Owner’s obligation for leasing commissions, the Term will include the six (6) month period set forth in § 5.1.

Effective date:

2.	Name and Address of Owner’s Representative:

3.	Limit of amount authorized for non-emergency purchases and repairs:

$ 5,000.00

4.	Name of Bank:

5.	Description of Bank Account:

PREIT-RUBIN, Inc., Agent for Owner

6.	Management Fee:

5.25% of gross cash income and receipts during the applicable period received by Owner from the ownership and operation of the Premises including, without limitation, all payments of rent of any kind including minimum rent, percentage rent, utility income, expense reimbursement, license or concession payments, miscellaneous income and any payments under any other revenue producing contracts for the use, occupation or other utilization of space in the Premises and insurance proceeds received by Owner in lieu of any or all of the foregoing, excluding security deposits, unless and until applied as rent.

7.	Rate of leasing commissions, if any

Owner shall pay to Agent a leasing commission for each existing and new tenant lease, expansion, renewal lease and license and concession in the Premises. In the case of existing leases, license and concession, the commission shall be                      (    %) percent of the gross cash income and receipts referred to in § 6 above received by Owner from each existing tenant, license and concession. With respect to each new lease, license or concession, or lease amendment effecting a relocation, the amount of the leasing commission shall be the greater of: (a) three percent (3%) of the gross cash income and receipts referred to in § 6 above, received by Owner from each tenant during each year, or (b) a lump sum payment of five percent (5%) of the rent and escalations received for the 1st year of such lease, plus four percent (4%) of such items for the second year of such lease, plus three percent (3%) of such items for the 3rd year of such lease, plus two percent (2%) of such items for the fourth year of such lease plus one percent (1%) of such items for each remaining year, plus one and one-half percent (1.5%) of such items for each year of any renewal term or (b) $             for each square foot of floor area demised by such document. For the purpose of the above calculations, Owner will be deemed to have received any free rent which by such lease is abated. The commission referred to in (a) shall be paid monthly and that specified in (b) shall be paid seventy five percent (75%) upon lease execution (or, if such lease is not executed by Owner, upon Agent’s procuring a person or entity ready, willing and able to lease the space in question on terms set forth in the approved leasing game plan) and twenty five percent (25%) upon occupancy except that the portion relating to lease extensions (whether subsequently negotiated or pursuant to an option contained in the lease) shall be paid on the commencement of each extension period. In the event a tenant subsequently expands its space, a similar leasing commission shall be paid by the Owner to Agent for the expansion area. In the event that an outside broker obtains a new tenant, Owner shall be solely responsible for the commission due such outside broker and Agent shall nevertheless receive its leasing commission with respect to such lease if such is calculated pursuant to (a) above, or, if paid pursuant to (b) above, Agent shall receive one-half of the amount paid to such outside broker.

8.	Owner’s Approved Counsel:

EXHIBIT C to Management and Leasing Agreement

Agent shall charge and Owner shall pay monthly, in arrears, the following in addition to the management fee as described in Article IV:

1.	Payroll Administration – Agent shall charge Owner a portion of its cost of payroll administration expenses, including salary, employer share of payroll taxes, employer cost of fringe benefit programs, approved employee expenses, as well as data processing costs and administration of benefit plans. The total costs of Agent will be allocated to Owner based on a ratio the numerator of which shall be the number of employees of Agent directly involved with Owner’s property divided by total number of home office employees of Agent.

2.	Risk Management – Agent shall charge Owner, in addition to premiums allocated to Owner’s property for specific insurance coverage and a proportionate share of Agent’s fees to third party insurance brokers or consultants who provide the overall insurance package to Agent the reasonable cost of managing the insurance program of the Premises, including a proportionate share of the salary, employer share of payroll taxes, employer cost of fringe benefit programs and employee expenses of Agent’s risk management department.

3.	Group and Regional Property Manager – Agent shall charge Owner for its reasonable share of the salary bonus, employer share of payroll taxes, employer cost of fringe benefits paid to Agent’s Group and/or Regional Property Manager and approved employee expenses, it being understood that such property manager has responsibility to supervise and direct the operation of the on-site Property Manager.

4.	ICSC Convention and Periodic Property Management Meetings – Agent shall represent Owner and the Premises at all ICSC functions attended by Agent for other similar properties and Owner shall reimburse Agent for Owner’s reasonable allocation of the expenses of participating in such functions, including travel, meals, brochures and other like expenses. In addition, Owner shall reimburse Agent for the cost involved in having the on-site property management staff participate in Agent’s periodic management meetings.

Schedule 4.2(h)

BCA Financial Statements

BALA CYNWYD ASSOCIATES

DECEMBER 31, 2006 AND 2005

VOYNOW BAYARD AND COMPANY

CERTIFIED PUBLIC ACCOUNTANTS

BALA CYNWYD ASSOCIATES

DECEMBER 31, 2006 AND 2005

CONTENTS
PAGE
INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS

Balance Sheets	2

Statements of Changes in Partners’ Deficit	3

Statements of Income	4

Statements of Cash Flows	5-6

Notes to Financial Statements	7-11

SUPPLEMENTARY INFORMATION

Schedules of Operating and Maintenance Expenses	12

Voynow, Bayard and Company

Certified Public Accountants

Northbrook Corporate Center

1210 Northbrook Dr. Suite 140, Trevose, Pa 19053

Tel: 215-355-8000 • Fax: 215-396-2000

www.voynowbayard.com

PARTNERS:
ROBERT H. BAYARD, CPA
KENNETH MANN, CPA
HUGH WHYTE, CPA
RANDALL E. FRANZEN, CPA
DAVID A. KAPLAN, CPA
CHARLES L. KLOSS, CPA
STEVEN W. WHITE, CPA	PAUL VOYNOW, CM

INDEPENDENT AUDITORS’ REPORT

To the Partners of

Bala Cynwyd Associates

Wynnewood, Pennsylvania 19096

We have audited the balance sheets of Bala Cynwyd Associates (a partnership) as of December 31, 2006 and 2005, and the related statements of income, changes in partners’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bala Cynwyd Associates as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary schedules of operating and maintenance expenses on page 13 are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audits of the basic financial statements, and, accordingly, we express no opinion on it.

VOYNOW, BAYARD AND COMPANY

Certified Public Accountants

March 1, 2007

MEMBER • AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

MEMBER • PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

BALA CYNWYD ASSOCIATES

BALANCE SHEETS

DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS
REAL ESTATE
Land	$1,226,219	$1,226,219
Site Improvements	1,065,725	1,065,725
Building and improvements	5,777,565	5,772,765
Tenant improvements	3,192,512	3,192,512

	11,262,021	11,257,221
Less accumulated depreciation	6,163,491	5,866,751

	5,098,530	5,390,468

OTHER ASSETS
Cash and cash equivalents	610,896	182,110
Restricted cash	109,440	113,387
Accounts receivable, tenants (net of allowance for bad debts of $5,888 in 2006)	111,168	65,872
Prepaid expenses	141,776	120,030
Deferred charges, net	398,986	537,725
Security deposits escrowed	60,341	60,220
Construction deposit	7,500	7,500

	1,440,107	1,086,844

TOTAL ASSETS	$6,538,637	$6,477,312

LIABILITIES AND PARTNERS’ DEFICIT
DEBT
Mortgage payable	$10,717,646	$10,892,419

ACCOUNTS PAYABLE AND ACCRUED EXPENSES	197,893	215,401

TOTAL LIABILITIES	10,915,539	11,107,820

PARTNERS’ DEFICIT	(4,376,902)	(4,630,508)

TOTAL LIABILITIES AND PARTNERS’ DEFICIT	$6,538,637	$6,477,312

See independent auditors’ report.

The accompanying notes are an integral part of the financial statements.

2

BALA CYNWYD ASSOCIATES

STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

YEARS ENDED DECEMBER 31, 2006 AND 2005

	CITY LINE ASSOCIATES	VIACOM REALTY CORPORATION	TOTAL
BALANCE, JANUARY 1, 2005	$(2,250,285)	$(2,250,285)	$(4,500,570)
NET INCOME, 2005	185,031	185,031	370,062
DISTRIBUTIONS, 2005	(250,000)	(250,000)	(500,000)

BALANCE, DECEMBER 31, 2005	(2,315,254)	(2,315,254)	(4,630,508)
NET INCOME, 2006	226,803	226,803	453,606
DISTRIBUTIONS, 2006	(100,000)	(100,000)	(200,000)

BALANCE, DECEMBER 31, 2006	$(2,188,451)	$(2,188,451)	$(4,376,902)

See independent auditors’ report.

The accompanying notes are an integral part of the financial statements.

3

BALA CYNWD ASSOCIATES

STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
REVENUES
Rental income	$2,293,121	$2,308,164
Interest and other income	120	120

	2,293,241	2,308,284

EXPENSES
Operating and maintenance expenses	797,533	777,534
Less reimbursements from tenants	355,625	250,055

	441,908	527,479
Real estate taxes (net of $33,740 and $17,763 in tenant reimbursements in 2006 and 2005, respectively)	242,404	243,336
Commissions and leasing expenses	15,659	7,301
Bad debt expense (recovery)	(5,381)	3,775

	694,590	781,891

OPERATING INCOME	1,598,651	1,526,393

OTHER EXPENSES
Interest expense	810,992	823,678
Depreciation	296,738	295,337
Amortization	37,315	37,316

	1,145,045	1,156,331

NET INCOME	$453,606	$370,062

See independent auditors’ report.

The accompanying notes are an integral part of the financial statements.

4

BALA CYNWYD ASSOCIATES

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from tenants	$2,738,492	$2,590,293
Interest received	120	—
Interest paid	(812,085)	(824,690)
Cash paid for payroll, taxes and benefits	(162,480)	(144,536)
Cash paid for other operating and maintenance expenses	(673,215)	(636,932)
Cash paid for commissions and leasing expenses	(10,278)	(7,301)
Cash paid for real estate taxes	(276,144)	(259,602)

Net Cash Provided By Operating Activities	804,401	717,232

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for tenant and site improvements	(4,800)	(5,445)
Refund of construction deposit	—	6,800
Decrease to escrow cash accounts	3,949	688

Net Cash Provided By (Used In) Investing Activities	(851)	2,043

CASH FLOWS FROM FINANCING ACTIVITIES	(174,772)	(162,165)
Mortgage principal payments	(200,000)	(500,000)

Distributions to partners
Net Cash Used In Financing Activities	(374,772)	(662,165)

INCREASE IN CASH AND CASH EQUIVALENTS	428,787	57,110

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	182,109	124,999

CASH AND CASH EQUIVALENTS AT END OF YEAR	$610,896	$182,109

See independent auditors’ report.

The accompanying notes are an integral part of the financial statements.

5

BALA CYNWYD ASSOCIATES

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2006 AND 2005

RECONCILIATION OF NET INCOME TO NET

CASH PROVIDED BY OPERATING ACTIVITIES:

	2006	2005
NET INCOME	$453,606	$370,062

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Depreciation and amortization	334,053	332,653

Changes in assets and liabilities:
Increase in accounts receivable	(45,297)	(55,233)
Increase in prepaid expenses	(21,746)	(6,037)
Increase in security deposits escrowed	(121)	(40)
Decrease in deferred charges	101,423	101,492
Decrease in accounts payable and accrued expenses	(17,508)	(25,597)

	350,804	347,170

NET CASH PROVIDED BY OPERATING ACTIVITIES	$804,410	$717,232

See independent auditors’ report.

The accompanying notes are an integral part of the financial statements.

6

BALA CYNWYD ASSOCIATES

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A.	Operations

Bala Cynwyd Associates (The Partnership) was formed as a Pennsylvania partnership organized to acquire, develop, lease, operate and maintain an office building located in Bala Cynwyd, Pennsylvania, a suburb of Philadelphia. The office building has approximately 80,000 square feet with four tenants.

B.	Real Estate

Real estate acquired by The Partnership has been stated at cost. Depreciation of building and site improvements is computed by the straight-line method over the assets’ estimated useful lives, ranging from five to forty years. Amortization of tenant improvements is calculated over the terms of related leases on a straight-line basis and is included in depreciation expense.

C.	Income Taxes

Income taxes are not recorded by The Partnership because the individual partners are responsible for income taxes based on their respective interests in net income or loss.

D.	Deferred Charges

Deferred financing costs are expenditures related to mortgage debt acquisition and are being amortized over the term of the debt agreement on a straight-line basis.

Deferred leasing costs are expenditures paid to real estate brokers for services rendered in obtaining tenants. These costs are being amortized over the terms of the related tenant leases on a straight-line basis.

Deferred rent credits are reductions in the rent (“free rent”) charged tenants at the beginning of the lease term to induce such tenants to lease space in the building. These credits are being amortized over the terms of the related tenant leases as a charge against rental income.

Deferred rental adjustments arise from the averaging and spreading of scheduled rental increases over the entire term of a tenant’s lease in order to recognize rental income evenly (“straight-lining”) from those applicable tenants.

E.	Statements of Cash Flows

For purposes of these statements, cash and cash equivalents are defined as all unrestricted demand deposits and time deposits which mature within three months.

F.	Allowance for Doubtful Accounts

It is the policy of the management to review the outstanding accounts receivable at year-end, as well as the actual bad debts experienced in the past, to establish an allowance for doubtful accounts for uncollectible amounts.

G.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

7

BALA CYNWYD ASSOCIATES

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

H.	Restricted Cash

The Partnership maintains escrow cash accounts with the mortgage lender to fund future cash commitments for real estate taxes and with the management company for self-insurance claims.

I.	Advertising Costs

The Partnership conducts non-direct response advertising. The costs are expensed as incurred. Advertising costs for the years ended December 31, 2006 and 2005 were $3,200 and $3,100, respectively, included in commissions and leasing expenses.

2.	DEFERRED CHARGES

Deferred charges consisted of the following:

	2006	2005
Deferred finance costs (net of accumulated amortization of $142,399 in 2006 and $123,413 in 2005)	$47,467	$66,453
Deferred leasing costs (net of accumulated amortization of $166,850 in 2006 and $152,579 in 2005)	36,099	50,369
Deferred rent credits (net of accumulated amortization of $160,166 in 2006 and $156,107 in 2005)	9,135	13,194
Straight-line rental adjustments (reduced by allowance for unrealized rental collections of $34,032 in 2006 and $45,301 in 2005).	306,285	407,709

	$398,986	$537,725

3.	MORTGAGE PAYABLE

The current mortgage financing was obtained on July 1, 1999 with Lend Lease Mortgage Service, L.P. in the amount of $11,750,000 and has a ten-year term. The interest rate is 7.51%. The note provides for monthly payments of $82,238, including principal and interest based on a thirty-year amortization schedule, with a balloon payment of approximately $10,200,000. Prepayment is permitted subject to penalty. The book value of the collateralized real property as of December 31, 2006 and 2005 was $5,098,530 and $5,390,468, respectively.

Future principal payments required under the mortgage debt obligation are as follows:

YEAR ENDING DECEMBER 31,
2007	$188,358
2008	203,001
2009	10,326,296

$10,717,655

8

BALA CYNWYD ASSOCIATES

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

4.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

	2006	2005
Accounts payable and accrued expenses	$32,475	$74,064
Accrued interest	67,075	69,168
Accounts payable, related parties	40,343	14,169
Tenant security deposits	58,000	58,000

	$197,893	$215,401

5.	RENTALS UNDER OPERATING LEASES

Operating leases for office space range in terms from one year to ten years. Leases provide for minimum rentals plus a proportional reimbursement of certain defined operating and maintenance expenses. Minimum future rents to be received under noncancellable operating leases as of December 31, 2006 are as follows:

YEAR ENDING DECEMBER 31,
2007	$2,414,398
2008	2,440,139
2009	1,202,176

Total Minimum Future Rentals	$6,056,713

6.	RELATED PARTY TRANSACTIONS

The Partnership signed a management and leasing agreement with an affiliate, PREIT-RUBIN, Inc., to obtain tenants and to manage the operations of the building. The agreement, which expired on May 31, 1998, is currently running on a year-to-year basis.

Under the management agreement, the manager receives a fee, payable monthly, of 2.5% of all minimum rents and reimbursements for operating costs and real estate taxes actually received from tenants. In addition, the manager is reimbursed for payroll and related coats incurred on the partnership’s behalf.

Under the leasing agreement, if the manager is the sole broker, the leasing commissions paid are 75% upon tenant occupancy and the remaining 25% on the first anniversary based upon the amount of a tenant’s percentage of annual minimum rentals as follows:

1st Year	5%
2nd Year	4%
3rd Year	3%
4th Year	2%
5th through 10th Year	1%

9

BALA CYNWYD ASSOCIATES

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

For an existing tenant renewal or expansion, the commission in its entirety is paid at execution at the rate of 1% of the total tenant rentals due under the lease.

Fees, commissions and reimbursed costs were as follows:

	2006	2005
Management fees	$67,606	$65,492
Reimbursed payroll and benefit costs	$160,580	$141,607
Insurance premiums	$67,968	$42,058

10

BALA CYNWYD ASSOCIATES

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

7.	INSURANCE AND CONTINGENCY

The Partnership is self-insured under its general liability insurance policy for the first $50,000 of losses from damage claims made against it. Coverage is maintained for each individual incident. The Partnership has transferred to the management company funds set aside for the payment of these potential losses. Deficits of $1,500 and $14,169 at December 31, 2006 and 2005, respectively, in this account are reflected in accounts payable and accrued expenses.

8.	MAJOR TENANT

Lend Lease Mortgage Service, L.P., currently the mortgage holder (see Note 3), is also the largest tenant, occupying 57,304 square feet (approximately 72%) of the building and is currently committed to a ten-year lease expiring on July 31, 2009. The amount of rent billed by The Partnership to Lend Lease was $1,776,424 for each 2006 and 2005.

9.	RECONCILIATION OF PARTNERS’ DEFICIT REPORTED IN THE FINANCIAL STATEMENTS TO THE RELATED AMOUNTS REPORTED IN THE FEDERAL INCOME TAX RETURN

	City Line Associates	Viacom Realty Corporation	Total
Partners’ Deficit, December 31, 2006, per financial statement	$(2,188,451)	$(2,188,451)	$(4,376,902)

Excess of amortization expense for tax purposes over financial reporting purposes	(13,141)	(13,141)	(26,282)

Net basis reduction in property from cancellation of indebtness income for tax purposes	(1,352,979)	—	(1,352,979)

Excess of depreciation expense for financial reporting purposes over tax purposes	287,463	287,463	574,926

Timing difference for financial straight-line rental income adjustment	(153,144)	(153,141)	(306,285)

Reversal of estimated insurance liability	750	750	1,500

Partners’ Deficit, December 31, 2006, per tax return	$(3,419,502)	$(2,066,520)	$(5,486,022)

11

BALA CYNWYD ASSOCIATES

SUPPLEMENTARY SCHEDULES OF OPERATING AND MAINTENANCE

YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006		2005
		PER SQUARE FOOT OF GROSS LEASABLE AREA*		PER SQUARE FOOT OF GROSS LEASABLE AREA*
Payroll	$123,981	1.55	$108,947	1.36
Payroll taxes and benefits	36,599.46		32,660.41
Cleaning service	94,638	1.18	90,285	1.13
Electric	182,140	2.28	168,342	2.10
Electric supplies	3,279.04		2,231.03
Elevator maintenance	19,082.24		9,095.11
General building expense	148,384	1.85	115,254	1.44
Heating, ventilation and air conditioning	7,644.10		9,847.12
Insurance	11,425.14		75,303.94
Landscaping	16,501.21		11,393.14
Management fees	67,606.84		65,492.82
Office expense	14,066.18		13,464.17
Other taxes	4,530.06		3,831.04
Professional fees	13,500.17		13,602.17
Security	17,388.22		11,096.14
Snow removal	24,640.31		36,028.45
Water and sewer	12,130.15		10,664.13

	$797,533	9.96	$777,534	9.70

*Based on 80,053 square feet.

See disclaimer paragraph contained in independent auditors’ report.

12

BALA CYNWYD ASSOCIATES

DECEMBER 31, 2005 AND 2004

VOYNOW BAYARD AND COMPANY

CERTIFIED PUBLIC ACCOUNTANTS

BALA CYNWYD ASSOCIATES

DECEMBER 31, 2005 AND 2004

CONTENTS

PAGE
INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS

Balance Sheets	2

Statements of Changes in Partners’ Deficit	3

Statements of Income	4

Statements of Cash Flows	5-6

Notes to Financial Statements	7-10

SUPPLEMENTARY INFORMATION

Schedules of Operating and Maintenance Expenses	11

Voynow, Bayard and Company

Certified Public Accountants

Northbrook Corporate Center

1210 Northbrook Dr. Suite 140, Trevose, Pa 19053

Tel: 215-355-8000 • Fax: 215-396-2000

www.voynowbayard.com

PARTNERS:
ROBERT H. BAYARD, CPA
KENNETH MANN, CPA
HUGH WHYTE, CPA
RANDALL E. FRANZEN, CPA
DAVID A. KAPLAN, CPA
CHARLES L. KLOSS, CPA
STEVEN W. WHITE, CPA	PAUL VOYNOW, CM

INDEPENDENT AUDITORS’ REPORT

To the Partners of

Bala Cynwyd Associates

Wynnewood, Pennsylvania 19096

We have audited the balance sheets of Bala Cynwyd Associates (a partnership) as of December 31, 2005 and 2004, and the related statements of income, changes in partners’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bala Cynwyd Associates as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary schedules of operating and maintenance expenses on page 13 are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audits of the basic financial statements, and, accordingly, we express no opinion on it.

VOYNOW, BAYARD AND COMPANY

Certified Public Accountants

February 21, 2006

MEMBER • AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

MEMBER • PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

BALA CYNWYD ASSOCIATES

BALANCE SHEETS

DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS

REAL ESTATE
Land	$1,226,219	$1,226,219
Site improvements	1,065,725	1,061,178
Building and improvements	5,772,765	5,772,765
Tenant improvements	3,192,512	3,191,614

	11,257,221	11,251,776
Less accumulated depreciation	5,866,753	5,571,416

	5,390,468	5,680,360

OTHER ASSETS
Cash and cash equivalents	182,110	124,999
Restricted cash	113,387	114,075
Accounts receivable, tenants (net of allowance for bad debts of $280 in 2004)	65,872	10,610
Prepaid expenses	120,030	113,995
Deferred charges, net	537,725	676,464
Security deposits escrowed	60,220	60,180
Construction deposit	7,500	14,300

	1,086,844	1,114,623

TOTAL ASSETS	$6,477,312	$6,794,983

LIABILITIES AND PARTNER’S DEFICIT

DEBT
Mortgage payable	$10,892,419	$11,054,583

ACCOUNTS PAYABLE AND ACCRUED EXPENSES	215,401	240,970

TOTAL LIABILITIES	11,107,820	11,295,553

PARTNERS’ DEFICIT	(4,630,508)	(4,500,570)

TOTAL LIABILITIES AND PARTNERS’ DEFICIT	$6,477,312	$6,794,983

See independent auditors’ report.

The accompanying notes are an integral part of the financial statements.

2

BALA CYNWYD ASSOCIATES

STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

YEARS ENDED DECEMBER 31, 2005 AND 2004

	CITY LINE ASSOCIATES	VIACOM REALTY CORPORATION	TOTAL
BALANCE, JANUARY 1, 2004	$(2,356,291)	$(2,356,292)	$(4,712,583)
NET INCOME, 2004	181,006	181,007	362,013
DISTRIBUTIONS, 2004	(75,000)	(75,000)	(150,000)

BALANCE, DECEMBER 31, 2004	(2,250,285)	(2,250,285)	(4,500,570)
NET INCOME, 2005	185,031	185,031	370,062
DISTRIBUTIONS, 2005	(250,000)	(250,000)	(500,000)

BALANCE, DECEMBER 31, 2005	$(2,315,254)	$(2,315,254)	$(4,630,508)

The independent auditors’ report.

The accompanying notes are an integral part of the financial statements.

3

BALA CYNWYD ASSOCIATES

STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
REVENUES
Rental income	$2,308,164	$2,179,566
Telecommunication fees	—	6,557
Interest and other income	120	291

	2,308,284	2,186,414

EXPENSES
Operating and maintenance expenses	777,534	601,630
Less reimbursements from tenants	250,055	196,083

	527,479	405,547
Real estate taxes (net of $17,763 and $16,267 in tenant reimbursements in 2005 and 2004, respectively)	243,336	233,009
Commissions and leasing expenses	7,301	8,331
Bad debt expense (recovery)	3,775	(280)

	781,891	646,607

OPERATING INCOME	1,526,393	1,539,807

OTHER EXPENSES
Interest expense	823,678	835,449
Depreciation	295,337	287,371
Amortization	37,316	54,974

	1,156,331	1,177,794

NET INCOME	$370,062	$362,013

See independent auditors’ report.

The accompanying notes are an integral part of the financial statements.

4

BALA CYNWYD ASSOCIATES

STATEMENTS OF CASH FLOW

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from tenants	$2,590,293	$2,365,703
Interest received	—	275
Interest paid	(824,690)	(836,390)
Cash paid for payroll, taxes and benefits	(144,536)	(106,971)
Cash paid for other operating and maintenance expenses	(636,932)	(519,570)
Cash paid for commissions and leasing expenses	(7,301)	(8,332)
Cash paid for real estate taxes	(259,602)	(249,276)

Net Cash Provided By Operating Activities	717,232	645,433

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for leasing costs	—	(6,586)
Expenditures for tenant and site improvements	(5,445)	(371,076)
Refund of construction deposit	6,800	59,535
Decrease (increase) to escrow cash accounts	688	(1,156)

Net Cash Provided By (Used In) Investing Activities	2,043	(319,283)

CASH FLOWS FROM FINANCING ACTIVITIES
Mortgage principal payments	(162,165)	(150,468)
Distributions to partners	(500,000)	(150,000)

Net Cash Used In Financing Activities	(662,165)	(300,468)

INCREASE IN CASH AND CASH EQUIVALENTS	57,110	25,682

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	124,999	99,317

CASH AND CASH EQUIVALENTS AT END OF YEAR	182,109	$124,999

See independent auditors’ report.

The accompanying notes are an integral part of the financial statements.

5

BALA CYNWYD ASSOCIATES

STATEMENTS OF CASH FLOW

YEARS ENDED DECEMBER 31, 2005 AND 2004

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:

	2005	2004

NET INCOME	$370,062	$362,013

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES

Depreciation and amortization	332,653	342,345

Changes in assets and liabilities:
Increase in accounts receivable	(55,233)	(8,248)
Increase in prepaid expenses	(6,037)	(2,854)
Increase decrease in security deposits escrowed	(40)	(79)
Decrease (Increase) in deferred charges	101,424	(33,958)
Decrease in accounts payable and accrued expenses	(25,597)	(13,786)

	347,170	283,420

NET CASH PROVIDED BY OPERATING ACTIVITIES	$717,232	$645,433

See independent auditors’ report.

The accompanying notes are an integral part of the financial statements.

6

BALA CYNWYD ASSOCIATES

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A.	Operations

Bala Cynwyd Associates (The Partnership) was formed as a Pennsylvania partnership organized to acquire, develop, lease, operate and maintain an office building located in Bala Cynwyd, Pennsylvania, a suburb of Philadelphia. The office building has approximately 80,000 square feet with four tenants.

B.	Real Estate

Real estate acquired by The Partnership has been stated at cost. Depreciation of building and site improvements is computed by the straight-line method over the assets’ estimated useful lives, ranging from five to forty years. Amortization of tenant improvements is calculated over the terms of related leases on a straight-line basis and is included in depreciation expense.

C.	Income Taxes

Income taxes are not recorded by The Partnership because the individual partners are responsible for income taxes based on their respective interests in net income or loss.

D.	Deferred Charges

Deferred financing costs are expenditures related to mortgage debt acquisition and are being amortized over the term of the debt agreement on a straight-line basis.

Deferred leasing costs are expenditures paid to real estate brokers for services rendered in obtaining tenants. These costs are being amortized over the terms of the related tenant leases on a straight-line basis.

Deferred rent credits are reductions in the rent (“free rent”) charged tenants at the beginning of the lease term to induce such tenants to lease space in the building. These credits are being amortized over the terms of the related tenant leases as a charge against rental income.

Deferred rental adjustments arise from the averaging and spreading of scheduled rental increases over the entire term of a tenant’s lease in order to recognize rental income evenly (“straight-lining”) from those applicable tenants.

E.	Statements of Cash Flows

For purposes of these statements, cash and cash equivalents are defined as all unrestricted demand deposits and time deposits which mature within, three months.

F.	Allowance for Doubtful Accounts

It is the policy of the management to review the outstanding accounts receivable at year-end, as well as the actual bad debts experienced in the past, to establish an allowance for doubtful accounts for uncollectible amounts.

G.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

H.	Restricted Cash

The Partnership maintains escrow cash accounts with the mortgage lender to fund future cash commitments for real estate taxes and cash with the management company for self-insurance claims.

7

BALA CYNWYD ASSOCIATES

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
I.	Advertising Costs

The Partnership conducts non-direct response advertising. The costs are expensed as incurred. Advertising costs for the years ended December 31, 2005 and 2004 were $3,100 and $3,049, respectively.

2.	DEFERRED CHARGES

Deferred charges consisted of the following:

	2005	2004
Deferred finance costs (net of accumulated amortization of $123,413 in 2005 and $104,426 in 2004)	$66,453	$85,440
Deferred leasing costs (net of accumulated amortization of $152,579 in 2005 and $138,310 in 2004)	50,369	64,638
Deferred rent credits (net of accumulated amortization of $156,107 in 2005 and $152,047 in 2004)	13,194	17,253
Straight-line rental adjustments (reduced by allowance for unrealized rental collections of $45,301 in 2005 and $56,570 in 2004)	407,709	509,133

	$537,725	$676,464

3.	MORTGAGE PAYABLE

The current mortgage financing was obtained on July 1, 1999 with Lend Lease Mortgage Service, L.P. in the amount of $11,750,000 and has a ten-year term. The interest rate is 7.51%. The note provides for Monthly payments of $82,238, including principal and interest based on a thirty-year amortization schedule, with a balloon payment of approximately $10,200,000. Prepayment was prohibited for the first five years of the loan, but, thereafter, is permitted subject to penalty. The book value of the collateralized real property as of December 31, 2005 and 2004 was $5,390,468 and $5,680,360, respectively.

Future principal payments required under the mortgage debt obligation are as follows:

YEAR ENDING DECEMBER 31,
2006	$174,772
2007	188,359
2008	203,002
2009	10,326,286

$10,892,419

4.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

	2005	2004
Accounts payable and accrued expenses	$74,064	79,404
Accrued interest	69,168	69,183
Accounts payable, related parties	14,169	—
Tenant security deposits	58,000	60,100
Due to tenants and prepaid income	—	32,283

	$215,401	$240,970

8

BALA CYNWYD ASSOCIATES

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

5.	RENTALS UNDER OPERATING LEASES

Operating leases for office space range in terms from one year to ten years. Leases provide for minimum rentals plus a proportional reimbursement of certain defined operating and maintenance expenses. Minimum future rents to be received under noncancellable operating leases as of December 31, 2005 are as follows:

YEAR ENDING DECEMBER 31,
2006	$2,405,813
2007	2,414,395
2008	2,440,136
2009	1,202,176

Total Minimum Future Rentals	$8,462,520

6.	RELATED PARTY TRANSACTIONS

The Partnership signed a management and leasing agreement with an affiliate, PREIT-RUBIN, Inc., to obtain tenants and to manage the operations of the building. The agreement, which expired on May 31, 1998, is currently running on a year-to-year basis.

Under the management agreement, the manager receives a fee, payable monthly, of 2.5% of all minimum rents and reimbursements for operating costs and real estate taxes actually received from tenants. In addition, the manager is reimbursed for payroll and related costs incurred on the partnership’s behalf.

Under the leasing agreement, if the manager is the sole broker, the leasing commissions paid are 75% upon tenant occupancy and the remaining 25% on the first anniversary based upon the amount of a tenant’s percentage of annual minimum rentals as follows:

1st Year	5%
2nd Year	4%
3rd Year	3%
4th Year	2%
5th through 10th Year	1%

For an existing tenant renewal or expansion, the commission in its entirety is paid at execution at the rate of 1% of the total tenant rentals due under the lease.

Fees, commissions and reimbursed costs were as follows:

	2005	2004
Management fees	$65,492	$59,142
Reimbursed payroll and benefit costs	$141,607	$117,315
Insurance premiums	$42,058	$38,826

7.	INSURANCE AND CONTINGENCY

The Partnership is self-insured under its general liability insurance policy for the first $50,000 of losses from damage claims made against it. Coverage is maintained for each individual incident. The Partnership has transferred to the management company funds set aside for the payment of these potential losses. The amount held in this account at December 31, 2004 was $18,291. A deficit of $14,169 at December 31, 2005 in this account is reflected in accounts payable and accrued expenses.

9

BALA CYNWYD ASSOCIATES

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

8.	MAJOR TENANT

Lend Lease Mortgage Service, L.P., currently the mortgage holder (see Note 3), is also the largest tenant, occupying 57,304 square feet (approximately 72%) of the building and is currently committed to a ten-year lease expiring on July 31, 2009. The amount of rent billed by The Partnership to Lend Lease was $1,776,424 for 2005 and $1,626,001 for 2004.

9.	RECONCILIATION OF PARTNERS’ DEFICIT REPORTED IN THE FINANCIAL STATEMENTS TO THE RELATED AMOUNTS REPORTED IN THE FEDERAL INCOME TAX RETURN

	City Line Associates	Viacom Realty Corporation	Total
Partners’ Deficit, December 31, 2005, per financial statement	$(2,315,254)	$(2,315,254)	$(4,630,508)

Excess of amortization expense for tax purposes over financial reporting purposes	(13,141)	(13,141)	(26,282)

Net basis reduction in property from cancellation of indebtness income for tax purposes	(1,451,362)	—	(1,451,362)

Excess of depreciation expense for financial reporting purposes over tax purposes	288,149	288,150	576,299

Timing difference for financial straight-line rental income adjustment	(203,858)	(203,851)	(407,709)

Reversal of estimated insurance liability	15,000	15,000	30,000

Partners’ Deficit, December 31, 2005, per tax return	$(3,680,466)	$(2,229,096)	$(5,909,562)

10

BALA CYNWYD ASSOCIATES

SUPPLMENTARY SCHEDULES OF OPERATING AND MAINTENANCE EXPENSES

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005		2004
		PER SQUARE FOOT OF GROSS LEASABLE AREA*		PER SQUARE FOOT OF GROSS LEASABLE AREA*
Payroll	$108,947	1.36	$94,502	1.18
Payroll taxes and benefits	32,660.41		22,813.28
Cleaning service	90,285	1.13	85,695	1.07
Electric	168,342	2.10	155,974	1.95
Electric supplies	2,231.03		3,978.05
Elevator maintenance	9,095.11		11,658.15
General building expense	115,254	1.44	15,119.19
Heating, ventilation and air conditioning	9,847.12		18,709.23
Insurance	75,303.94		47,102.59
Landscaping	11,393.14		7,745.10
Management fees	65,492.82		59,142.74
Office expense	13,464.17		13,535.17
Other taxes	3,831.04		3,133.04
Professional fees	13,602.17		13,500.17
Security	11,096.14		13,419.17
Snow removal	36,028.45		23,853.30
Water and sewer	10,664.13		11,753.15

	$777,534	9.70	$601,630	7.52

*Based on 80,053 square feet.

See disclaimer paragraph contained in independent auditors’ report.

11

Schedule 7.2

FORM OF PROPERTY MANAGEMENT AGREEMENT

(continued)

(continued)

		Page

Section 13.02.	No Assignment or Delegation	21

Section 13.03.	Entire Agreement	21

Section 13.04.	Modification	22

Section 13.05.	Waivers	22

Section 13.06.	Severability	22

Section 13.07.	Governing Law	22

Section 13.08.	Counterparts	22

Section 13.09.	Successors and Assigns	22

Schedule A - Description of Project Site

Schedule B - Content of Annual Plan

Schedule C - Form of Financial Report

Schedule D - Leasing Commission

PROPERTY MANAGEMENT AGREEMENT

THIS AGREEMENT, dated as of January     , 2008, between BALA CYNWYD ASSOCIATES, L.P. a Pennsylvania limited partnership having an office at c/o PREIT Associates, L.P., The Bellevue, Suite 300, 200 South Broad Street, Philadelphia, Pennsylvania 19102 (“Owner”), and PREIT-RUBIN, INC., having its principal office at The Bellevue, Suite 300, 200 South Broad Street, Philadelphia, Pennsylvania 19102 (“Manager”),

W I T N E S S E T H :

WHEREAS, Owner exists pursuant to the terms of that certain Amended and Restated Limited Partnership Agreement dated of even date herewith (the “Partnership Agreement”) and, unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Partnership Agreement; and

WHEREAS, Owner wishes to employ Manager as the sole and exclusive managing agent of the office building to be acquired by Owner on a site located in Camden County, New Jersey and more particularly described in Schedule A (which land, building and other improvements are referred to in the Partnership Agreement as the “Project”), and Manager is willing to accept such employment.

NOW, THEREFORE, for valuable consideration, the parties agree as follows (with the terms defined in the Partnership Agreement being used herein with their respective defined meanings).

ARTICLE 1

APPOINTMENT

Upon the terms and conditions hereinafter set forth Owner hereby employs Manager to manage, operate, maintain and lease the Project on behalf of Owner and to provide the services required of Manager hereunder (collectively, the “Management Services”), and Manager hereby accepts such employment and undertakes to provide or cause to be provided the Management Services.

ARTICLE 2

INITIAL TERM; RENEWAL TERMS

This Agreement shall be for a term (the “Initial Term”) commencing on the date hereof (the “Commencement Date”) and ending, unless earlier terminated pursuant to Article 10, on the second (2nd) anniversary of the last day of the month in which the Commencement Date occurs. Thereafter, this Agreement shall be renewed automatically and shall continue (unless terminated in accordance with Article 10) for successive one-year periods (each, a “Renewal Term”) commencing on the day following the last day of the Initial Term or the preceding Renewal Term, as the case may be, unless any Partner shall, at least ninety (90) days prior to the end of the Initial Term or Renewal Term, as the case may be, notify Manager and the other Partners that the notifying Partner elects to require that this Agreement not be renewed for the next renewal period in question. Manager may also elect to terminate this Agreement at the end of the Initial Term or a Renewal Term, as the case may be, by notifying Owner of such election at least ninety (90) days prior to the end of the Initial Term or Renewal Term, as the case may be.

ARTICLE 3

OPERATIONAL DUTIES AND AUTHORITY OF MANAGER

During the Initial Term, and any applicable Renewal Terms, Manager shall undertake and perform or cause to be performed the Management Services in a diligent and efficient manner consistent with the terms of this Agreement, including without limitation, the Annual Plan (as hereinafter defined) and the standard for property management in first-class office buildings in the vicinity of the Project (the “Management Standard”), and subject always to the direction of the General Partner of Owner. In case third party contractors or any tenants perform any Management Services, then with regard to such Management Services, the role of Manager shall be supervisory. If possible without unreasonable accounting or record keeping complexities, Manager will use reasonable efforts to make available to Owner the benefits of the economies of scale and other efficiencies obtainable as a result of discounts Manager may receive in connection with combined purchases for other buildings managed by Manager.

Section 3.01. Employees; Independent Contractors. Subject to the Annual Plan, Manager shall for the account of Owner, in Manager’s reasonable discretion and as part of its authority hereunder, select, employ, pay, supervise, direct and discharge all such employees and independent contractors as Manager deems reasonably necessary to perform the Management Services; provided, however, that Owner’s approval shall be required in the case of any contract which (a) has a term in excess of one year (or such longer period as Owner may designate) or provides for annual payments in excess of $10,000 (or such higher amount as Owner may designate), (b) is a renewal or extension of a contract which had a term of one year (or such longer period as the Owner may designate) or less or provided for annual payments of $10,000 (or such higher amount as the Owner may designate) or less, or (c) is entered into with any Affiliate of Manager; provided, further, however, that the senior staff assigned by Manager to the Project shall be subject to Owner’s approval (not to be unreasonably withheld or delayed). Manager shall (i) use reasonable care in the selection of such employees or independent contractors, (ii) execute and file punctually when due all forms, reports and returns required by law relating to such employee and (iii) carry, or cause to be carried by independent contractors, such workmen’s compensation insurance and employer’s liability and disability insurance as may be worker’s by law or Owner. All persons employed by Manager or by any independent contractor employed by Manager in connection with the performance of the Management Services shall be employees of Manager or such independent contractor or contractors, as the case may be. Manager shall use reasonable diligence to meet the requirements of any labor contract now or hereafter applicable to Manager and/or the Project.

Section 3.02. Annual Plan. (a) At least sixty (60) days prior to the Commencement Date, and thereafter no later than November 1 of each succeeding year, Manager shall prepare and submit to Owner an “Annual Plan” setting forth all items of the character specified in Schedule B, including but not limited to the costs and revenues anticipated in connection with the activities of the Project during the succeeding calendar year, which Annual Plan shall be consistent with the Management Standard and shall, to the extent possible, project the calendar months in which major costs are projected to become payable. If any portion of an Annual Plan is unacceptable to Owner, Owner shall so notify Manager within thirty (30) days after the receipt of the Annual Plan, and the parties shall thereupon make a good faith effort to negotiate an Annual Plan which is mutually acceptable to them. If the parties are unable to agree upon an Annual Plan, the Annual Plan proposed by Owner shall be the approved Annual Plan. An Annual Plan shall be deemed accepted by Owner as submitted by Manager unless Owner notifies Manager to the contrary within thirty (30) days after Owner’s receipt of such Annual Plan. In no event shall there be any requirement (whether pursuant to this Agreement, an Annual Plan or otherwise) for the hiring or use of “on site” supervisory personnel without Owner’s written approval of such requirement. Except as set forth in subparagraph (b) below, Manager shall take no action in connection with the operation of the Project which deviates in any material respect from an Annual Plan approved by Owner. Manager shall make its management representatives available at least once a month (and more frequently in the event of an emergency or a major matter) for meetings with representatives of Owner to discuss the activities of the Project and to receive the directions of Owner with respect thereto. Owner may call such a meeting, by at least fifteen (15) days’ advance notice to Manager (or, in the case of emergencies or major matters, upon such shorter notice as Owner may reasonably deem appropriate), to be held at Manager’s office in Philadelphia, Pennsylvania, or such other place as the parties may agree.

(b) In incurring costs relating to the management, operation and maintenance of the Project, Manager shall be guided by the Annual Plan approved by Owner as then in effect for such period and shall use diligence and employ reasonable efforts towards achieving the result that the actual costs of such management, operation and maintenance do not exceed the amount approved in the then applicable Annual Plan. Manager may not incur any costs which result in a material deviation from such costs set forth in the Annual Plan without the prior written consent of Owner (which consent shall not be unreasonably withheld or delayed); provided, however, that Manager may incur costs and expenses (including, without limitation, capital costs) in reasonable amounts which exceed those set forth in the Annual Plan without prior approval of Owner if, in the reasonable judgment of Manager, an emergency exists and it is in the best interests of Owner that such costs and expenses be incurred. Manager shall notify Owner of any emergency expenditure within forty-eight (48) hours after the incurrence thereof.

(c) Manager shall promptly inform Owner of any actual or projected material increase in costs and expenses necessary to manage, operate and maintain the Project that were not foreseen during the Annual Plan preparation period and not reflected in the Annual Plan, and shall submit to Owner a revised Annual Plan based upon such unforeseen costs and expenses. No such revision to the Annual Plan shall become effective except with the prior written approval of Owner (which approval shall not be unreasonably withheld or delayed). If disapproved, Manager shall promptly meet with Owner to agree on the revised Annual Plan. During any period when an Annual Plan shall not be in effect, Manager, shall use its reasonable judgment in incurring costs and expenses in the name of Owner and shall be guided by the most recent approved Annual Plan.

Section 3.03. Supplies and Equipment. Subject to Section 3.02, Manager shall purchase for the account of Owner all supplies, materials, tools and equipment which are necessary or appropriate to operate and maintain the Project in accordance with the Management Standard.

Section 3.04. Service Contracts. Manager may negotiate and enter into for the account of Owner any and all contracts and agreements with third parties for all services, supplies or other matters relating to the management, operation or maintenance of the Project contemplated by the Annual Plan containing such terms as Manager shall in its reasonable opinion deem appropriate. With respect to any contract or agreement not contemplated by the Annual Plan, Manager may not (except in the case of any contract expressly permitted under Section 3.01 hereof) negotiate and enter into the same without Owner’s approval (which approval shall not be unreasonably withheld or delayed). Each contract and agreement entered into by Manager pursuant to Manager’s rights and obligations under this Agreement shall be for the account of Owner and shall be in Owner’s name or assignable, at Owner’s option, to Owner or Owner’s nominee.

Section 3.05. Collection of Receivables. Manager shall determine all amounts of all fixed rent, percentage rent, additional rent and other sums payable by all tenants in the Project and shall send invoices and bills to the tenants therefor. Manager shall use diligent efforts to collect all rents (including, without limitation, billings for tenant participation in operating and fixed expenses, taxes and common area maintenance charges) which may become due to Owner at any time from any tenant or from others for Project services and shall collect and identify any income due to Owner from miscellaneous services provided to tenants of the Project or to the public. If approved by Owner, Manager shall, at Owner’s expense, retain legal counsel and collection agencies to enforce any right or remedy against any tenant that is in default of its lease obligations.

Section 3.06. Compliance with Lease Obligations. Manager shall generally administer and perform on behalf of Owner all of Owner’s lease obligations under any leases of space in the Project.

Section 3.07. Repairs, Decorations, Alterations. Manager shall institute and supervise all ordinary and extraordinary repairs, decorations and alterations, including the administration of a preventive maintenance program, for all mechanical, electrical and plumbing systems and equipment of the Project and may retain any consultants, construction manager, contractors, architects or similar parties who are reasonably necessary in order to perform such work; provided, however, that (subject to the rights of Manager in the event of an emergency as provided in Section 3.02) Manager shall not, without the consent of Owner (which consent shall not be unreasonably withheld or delayed) incur any material expense not included in the approved Annual Plan. Manager shall promptly report to Owner any fire or other material damage to the Project.

Section 3.08. Taxes. If requested by Owner to do so, Manager shall obtain and verify bills for real estate and personal property taxes (if any), improvement assessments and similar assessments which are or may become liens against the Project. Manager shall promptly forward such bills to Owner for payment, or, if such amounts are included in the Annual Plan, Manager shall pay all such items.

Section 3.09. Mortgages. If requested by Owner to do so by including such amounts in the Annual Plan or otherwise, Manager shall make payments on accounts of any mortgages, loans or credit obligations of the Project.

Section 3.10. Leasing. Manager shall be responsible for (a) the development and execution of a marketing program for the leasing of the Project (which program shall include, to the extent approved by Owner, the use of independent third party brokers to be paid commissions by Owner in accordance with rates approved by Owner) and (b) the negotiation of all tenant leases. Any such marketing program and lease negotiation process shall be conducted by Manager in strict accordance with leasing guidelines approved by Owner. Manager shall use reasonable diligence to obtain desirable tenants for the Project, including the procurement and investigation of references of prospective tenants; provided, however, no lease shall be executed without Owner’s prior approval. On or before November 1 of each calendar year if appropriate by reason of anticipated vacancies, Manager shall submit a marketing program for the following calendar year (including advertising plans and promotional materials and the estimated costs thereof) to Owner for approval. Manager shall not be entitled to any separate fee for any leasing or reletting of space in the Project except as expressly set forth in this Agreement.

Section 3.11. Compliance with Laws. Unless otherwise provided herein, Manager shall (prior to the imposition of any interest or penalty on Owner) use reasonable diligence to comply (or cause others to comply) with federal, state and municipal laws, ordinances, regulations, rules and orders applicable to the management, operation and maintenance of the Project and with the rules and regulations of the local Board of Fire Underwriters or other similar body. Manager shall promptly remedy any known violation of any such law, ordinance, rule, regulation or order to the extent (i) such remedy is within the control of Manager and (ii) sufficient funds are available in the Operating Account (as defined in Section 6.01) to pay for such remedy; provided, however, that if, in Manager’s reasonable opinion, compliance with any such law, ordinance, rule, regulation or order is not in the best interests of Owner, then Manager shall promptly notify Owner thereof and thereafter shall take only such action to comply therewith as may be necessary to protect the interests of Manager or as may be directed by Owner and, if the action so directed by Owner involves legal proceedings, Manager may, at the expense of Owner, retain counsel approved by Owner in connection therewith. Manager shall promptly notify Owner of known violations which are unable to be remedied by Manager in accordance herewith. In complying with such laws and remedying any violations, Manager may retain such consultants, construction managers, contractors, architects or similar parties who are reasonably necessary in order to perform any required work hereunder; provided, however, that (subject to the rights of Manager in the event of an emergency as provided in Section 3.2) Manager shall not, without the consent of Owner, incur any material expense not included in the approved Annual Plan.

Section 3.12. Legal Proceedings. If Manager shall have knowledge of any suit or other proceeding instituted or threatened against Owner, or of any circumstance which may entitle Owner to assert a claim or seek a remedy of any kind on account of any matter concerning the Project, Manager shall give Owner all information in Manager’s possession in respect thereof, and shall at all times assist and cooperate with Owner in the defense of any such suit or other proceeding and, to the extent directed by Owner, shall for Owner’s account, and at

Owner’s expense, retain counsel approved by Owner and prosecute any such claim or remedy to which Owner may be entitled.

Section 3.13. General. Manager shall generally do all things reasonably deemed necessary or desirable by Owner, for Owner’s account and at Owner’s expense, for the proper management, operation and maintenance of the Project, as a first-class office building development. Manager shall furnish Owner with complete information with respect to its management activities, and Owner shall have the right to participate in all such activities. At the request of Owner or the General Partner of Owner, Manager shall provide assistance to Owner and the General Partner in the implementation of any decision made by the partners of Owner.

ARTICLE 4

INSURANCE

Section 4.01. Owner’s Insurance. Owner or, if requested by Owner, Manager shall (to the extent reasonably available), at Owner’s expense and direction, obtain and maintain, or cause to be obtained and maintained, insurance against all risk of loss or physical damage (including rental income and boiler and machinery coverage) and against liability for loss, damage or injury to property or persons which might arise out of the occupancy, management, operation or maintenance of the Project. Manager shall be covered as an Additional Named Insured in all liability insurance maintained with respect to the Project. Manager shall ensure that all insurance coverages required to be maintained by Owner under any mortgage, loan or credit facility applicable to the Project are obtained and maintained. In the event of any inconsistency between the insurance requirements set forth in this Agreement and the insurance requirements required by Owner’s lenders, the requirements of Owner’s lenders shall prevail.

Section 4.02. Manager’s Insurance. At all times during the term of this Agreement, Manager shall maintain in force and effect the following insurance coverage in reasonable amounts not less than the stated amounts to the extent generally available:

(a) Comprehensive General Liability Insurance including, blanket Contractual Liability, Independent Contractors and Personal Injury, with limits of no less than $5,000,000 per person for bodily injuries (including death), $5,000,000 for bodily injuries (including death) arising out of one occurrence and $1,000,000 for property damages;

(b) Comprehensive Automobile Liability Insurance covering all of Manager’s owned or rented vehicles used in connection with this Agreement, with policy limits of no less than $1,000,000 for bodily injuries (including death) to one person, $1,000,000 for bodily injuries (including death) arising out of one accident and $1,000,000 for property damages;

(c) Workers’ Compensation Insurance as required by statute including Employers’ Liability with limits not less than $500,000 per occurrence, for all of Manager’s employees having any connection with the work performed in connection with this Agreement; and

(d) Blanket fidelity bond or bonds in connection with all the business and affairs arising rest of, or in connection with, the Project and the assets of the Partnership in the aggregate amount of $1,000,000.

Except for Worker’s Compensation Insurance, each policy of insurance maintained by Manager pursuant to this Section 4.02 shall name Owner and Owner’s lender(s) as

Additional Named Insureds and state thereon that such policy shall not be cancelable or terminable or subject to change without thirty (30) days’ prior written notice to Owner.

Section 4.03. Contractors and Subcontractor’s Insurance. Manager shall require that any contractors and/or subcontractors retained for the Project maintain at least the following insurance coverages, at such contractors’ and/or subcontractor’s expense, or in such amounts as Owner may reasonably specify from time to time:

(a) Worker’s Compensation - Statutory Amount;

(b) Employer’s Liability - $100,000; and

(c) Comprehensive General Liability Insurance, combined single limit (bodily injury and property damage).

(d) Comprehensive Automobile Liability, including all owned, non-owned and hired vehicles.

Except for Worker’s Compensation Insurance, all of such policies maintained pursuant to this Section 4.3, shall name Owner, Manager and Owner’s lender(s) as Additional Named Insureds and state thereon that such policy shall not be cancelable or terminable or subject to change without thirty (30) days’ prior written notice to Owner.

Section 4.04. Certificates. Upon Owner’s request, Manager shall deliver to Owner a copy of each policy or certificate of insurance effected by Manager pursuant to this Article 4.

Section 4.05. Brokers. All insurance required by Sections 4.01 shall be placed through brokers or agents as Owner shall approve.

ARTICLE 5

FINANCIAL REPORTING AND RECORDKEEPING

Section 5.01. Books of Accounts. Manager shall maintain account books and financial records for the Project, along with documentation sufficient to ascertain that all entries thereto are properly and accurately recorded. Such books and records shall be maintained at Manager’s principal office in accordance with generally accepted accounting principles (consistently applied) and the same shall be open to inspection, examination, audit and copying by Owner and its designees at all reasonable times. Manager shall use reasonable efforts to the end that such books and records shall be kept confidential. All books of record and accounts maintained by Manager with respect to the Project shall be the property of and subject to disposition by Owner.

Section 5.02. Financial Reports. (a) Within thirty (30) days after the last day of each month, Manager shall furnish to Owner an itemized report of revenues and expenses during said month resulting from the operation of the Project. Such reports shall conform substantially to Schedule C and shall compare actual monthly and year-to-date revenues and expenses with the revenues and expenses projected in the current Annual Plan.

(b) Within sixty (60) days after the end of each calendar year, Manager shall submit to Owner an itemized annual statement of such receipts and disbursements and other information customarily furnished in such an annual statement prepared in accordance with generally accepted accounting principles; and with reasonable promptness after a request therefor, render to Owner such other statements, reports, tax returns, analyses and forecasts with respect to the Project and the activities of the Project (including, without limitation, the rent and other sums collected by Manager and payments made by Manager) as may be reasonably requested by Owner in writing.

Section 5.03. Administrative Services; Partnership Reports. Manager shall perform all other the administrative services necessary or desirable for the operation of the Project in accordance with the Management Standard and shall prepare and deliver to Owner all financial reports and other information requested by Owner.

Section 5.04. Supporting Documentation. Manager shall provide to Owner on request copies of the following:

(a) Bank statements, bank deposit slips and bank reconciliations;

(b) Detailed cash revenue and expense records;

(c) Detailed receivables reports;

(d) Paid invoices; and

(e) Supporting documentation for payroll, payroll taxes and benefits.

Section 5.05. Accounting Principles. All monthly financial statements and reports required to be submitted by Manager hereunder shall be prepared in accordance with generally accepted accounting principles, consistently applied.

ARTICLE 6

BANK ACCOUNTS

Section 6.01. Operating Account. Manager shall deposit all rent and other funds collected from the operation of the Project in a special bank account or accounts (collectively, the “Operating Account”) established for such purpose in such bank or financial institution directed by Owner from time to time. At all times the funds deposited in the Operating Account shall be the property of Owner and no other funds of Owner or Manager shall be commingled therewith.

Section 6.02. Remittance of Funds to Owner. Within thirty (30) days after the last day of each quarter of each calendar year, Manager shall remit to Owner the amount of funds in the Operating Account as of the last day of said quarter, except for a reserve in such amount as reasonably determined by Manager and as Owner may from time to time approve as sufficient for reasonably anticipated needs.

Section 6.03. Access to Account. Through the use of signature cards, an authorized representative of Owner shall be permitted access to any and all funds in the Operating Account; provided, however, that Owner or Owner’s representatives may not draw against the Operating Account without reasonable prior notice to Manager.

ARTICLE 7

PAYMENT OF EXPENSES

Section 7.01. Expenses Paid from Operating Account. To the extent of available funds, the following costs shall be paid by Manager from the Operating Account substantially in accordance with the Annual Plan:

(a) all costs of Owner under or on account of any mortgage, loan or credit obligation of the Project, insurance premiums, real estate taxes, assessments and charges and other taxes of any kind payable on account of the Project;

(b) all other costs arising out of or in connection with the management, operation and maintenance of the Project which, under this Agreement, Manager is authorized to incur for the account or on behalf of Owner;

(c) amounts due and payable by Owner to Manager pursuant to Article 9 hereof; and

(d) any other charge, item or cost or expense regarding the Project that Owner directs to be paid.

Section 7.02. Expenses Reimbursed to Manager from Operating Account. Subject to the limitations set forth in this Agreement, all costs incurred by Manager in the proper performance of its duties shall be paid directly or reimbursed to Manager by Owner, and Manager is hereby authorized to draw against the Operating Account for such payment and reimbursement. Such costs include, without limitation, the following: costs of the gross salaries, wages, bonuses and benefits, including, without limitation, payroll taxes, insurance (including the premiums on the insurance policies maintained by Manager pursuant to Section 4.02) and workmen’s compensation, of Manager’s on-site personnel involved in the management, operation and maintenance of the Project. Unless otherwise agreed by Owner, in no event shall Owner be obligated to reimburse Manager for any “off-site” property management costs which are incurred by Manager in the performance of its duties under this Agreement other than telephone, tolls, travel expenses, entertainment, office supplies, costs of lease preparation and administration and similar costs directly related to the Project and not part of the general, home office or overhead expenses of the Manager.

ARTICLE 8

INSUFFICIENT GROSS INCOME

Section 8.01. Manager shall notify Owner whenever the Operating Account contains inadequate funds to meet current expenses of the Project and reasonable reserves therefor. In any such event Manager shall pay such expenses (including fees and reimbursements to Manager), in such order as Manager determines to be prudent (or as otherwise directed by Owner), to the extent of available funds in the Operating Account, and promptly submit to Owner a statement of all remaining unpaid items. It is agreed that Manager shall be paid in the same manner as other third party creditors. Owner shall immediately pay or provide sufficient monies for Manager to pay all such unpaid items and items requiring payment within the subsequent one (1) month period.

ARTICLE 9

COMPENSATION

Section 9.01. Compensation for Managing the Project. As compensation for the performance of the Management Services, Manager shall be entitled to receive a fee (the “Management Fee”) equal to three percent (3%) of the sum of the amounts collected from the tenants under each space lease from time to time on account of (i) fixed rent, (ii) additional rent, including, without limitation, payments for operating costs, real estate taxes and utilities, (iii) payments under any other revenue producing contracts for the use, occupation or other utilization of space in the Project and (iv) payments on account of, or in lieu of, rent set forth in clauses (i), (ii) and (iii). In no event shall amounts paid by tenants to Owner in connection with repairs or restoration (other than those included in Owner’s operating costs) be included in the calculation of the Management Fee. Manager is hereby authorized to draw upon the Operating Account for the purpose of collecting all payments on account of Management Fees as and when such payments are made by tenants of the Project. The Management Fee set forth above shall be calculated only on amounts actually received from the tenants and any rent insurance which Owner may receive in lieu of such rents.

Section 9.02. Leasing Commissions. Manager shall be entitled to a brokerage commission in accordance with Schedule D annexed hereto in the event it is the sole procuring broker with respect to any space lease in the Project. In the event any other broker is involved with such space lease, Manager, or any of its affiliates, shall not be entitled to any brokerage commission.

ARTICLE 10

TERMINATION

Section 10.01. Termination. (a) In case Manager shall default in the observance or performance of any covenant or agreement on its part to be observed or performed under this Agreement, and if such default shall continue and shall not be cured by Manager within thirty (30) days after Owner shall have given Manager a notice specifying the same, or, in the case of such a default which for causes beyond Manager’s reasonable control cannot with due diligence be cured within such period of thirty (30) days, if Manager (i) shall not, promptly upon the giving of such notice, advise Owner of Manager’s intention duly to institute all steps necessary to cure such default or (ii) shall not duly institute and thereafter diligently prosecute to completion all such steps, then Owner shall, in addition to any other remedies available to it at law or in equity, be entitled to give to Manager a notice of intention to terminate this Agreement at the expiration of seven (7) days from the date of the giving of such notice, and, in the event such notice is given, this Agreement shall terminate upon the expiration of such seven (7) days.

(b) In the event of the dissolution, bankruptcy, reorganization or insolvency of either party or an assignment by such party for the benefit of creditors, the other party may terminate this Agreement upon notice to such party.

(c) This Agreement shall ipso facto be terminated if (i) PR Cherry Hill Office GP, LLC or an affiliate of the Pennsylvania Real Estate Investment Trust shall cease to be the General Partner for any reason, or (ii) Owner shall sell the Project.

Section 10.02. Final Accounting. Upon any termination of this Agreement, Manager shall deliver promptly to Owner the following:

(a) Any monies of Owner or any tenant security deposits, or both, held by Manager with respect to the Project; and

(b) All records, contracts, leases, receipts for deposits, unpaid bills and other papers or documents pertaining to the Project.

Within thirty (30) days after the termination of this Agreement, Manager shall deliver to Owner a final accounting reflecting the balance of income and expenses of the Project as of the date of termination. Owner shall pay Manager any sum due to Manager as a result of such accounting within thirty (30) days after its receipt of such final accounting. Any leasing commission due Manager pursuant to Section 9.02 shall remain due and payable at the times set forth in Exhibit E. Owner’s obligation to pay any such leasing commission shall survive the termination of this Agreement.

Section 10.03. Owner’s Assumption of Liability. Upon any termination of this Agreement, Manager shall assign to Owner or Owner’s nominee all service, supply and other contracts and agreements pertaining to the Project entered into by Manager in accordance with this Agreement and thereupon Owner shall be fully responsible and liable for the performance of all obligations of Manager under all such contracts and agreements and (subject to Manager’s indemnity pursuant to Section 11.02) Manager shall have no further responsibility or liability with respect thereto. Owner shall indemnify and hold harmless Manager with respect to such contracts in accordance with Section 11.03 hereof. In addition, Owner, as part of the final accounting referred to in Section 10.02, shall reimburse Manager for all expenses incurred by Manager in the termination of any employees or labor contracts at the Project provided such expenses are in line with industry standards within the vicinity of the Project.

Section 10.04. No Prejudice. Any termination permitted hereunder shall not prejudice Manager’s right to receive amounts to which Manager is entitled hereunder on account of services rendered by Manager prior to the effective date of termination.

ARTICLE 11

MANAGER’S LIABILITY

Section 11.01. Services for Account of Owner. All actions by Manager in performing the Management Services shall be for the account of Owner. Owner hereby assumes full responsibility for all costs, expenses and disbursements incurred by Manager in performance of the Management Services in accordance with the terms of this Agreement.

Section 11.02. Limitation of Liability; Manager’s Indemnity. Manager shall not be liable to Owner or to any other person for any act or omission, negligent, tortuous or otherwise, of Owner or any agent, officer or employee of Owner or of a third party employed or retained by Owner, or any affiliates of Owner; provided, however, that Manager shall indemnify and hold harmless Owner from and against any and all loss, cost, expense, liability or claim which results from the gross negligence, bad faith or willful misconduct of Manager, its agents, officers or employees or the failure of the Manager to perform the terms and conditions of this Agreement on its part to be performed (such indemnity to survive the expiration or earlier termination of this Agreement).

Section 11.03. Owner’s Indemnity. Subject to Section 11.02, Owner shall indemnify and hold harmless Manager from and against any loss, cost, expense, liability or claim arising from or connection with Manager’s performance of the Management Services in accordance with the terms of this Agreement (such indemnity to survive the expiration or earlier termination of this Agreement).

ARTICLE 12

NOTICES

All notices, approvals, directions and other communications hereunder (collectively “Notices”) shall be in writing and shall be mailed by registered or certified mail, postage prepaid if the intended recipient is resident in the United States, or sent via overnight courier or facsimile in each case at the address set forth on page 1. All Notices shall be deemed given on the second day after the day of mailing. Either party may change its address for the receipt of Notices at any time by giving Notice thereof to the other party. Notwithstanding the requirement in the preceding paragraph as to the use of registered or certified mail, any routine reports or other communications under this Agreement may be sent by first-class mail.

ARTICLE 13

MISCELLANEOUS PROVISIONS

Section 13.01. Status of Property Manager. In the performance of its duties hereunder, Manager shall be an independent contractor and not an agent of Owner.

Section 13.02. No Assignment or Delegation. Without the prior consent of Owner, Manager shall not be permitted to assign this Agreement or delegate its duties hereunder.

Section 13.03. Entire Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

Section 13.04. Modification. No change or modification of this Agreement shall be of any force unless such change or modification is in writing and has been signed by the party to be charged.

Section 13.05. Waivers. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the party against whom such waiver is claimed. No waiver of any breach shall be deemed a waiver of any other or subsequent breach.

Section 13.06. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

Section 13.07. Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of New Jersey.

Section 13.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 13.09. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties have executed this Agreement the date and year first above written.

BALA CYNWYD ASSOCIATES, L.P.

By:	PR Cherry Hill Office GP, LLC, its general partner

By:	PREIT Associates, L.P., its sole member

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

PREIT-RUBIN, INC.

By:
Name:
Title:

SCHEDULE A

DESCRIPTION OF PROJECT SITE

SCHEDULE B

CONTENT OF ANNUAL PLAN

Each Annual Plan shall contain at least the following:

(a) Detailed operating and capital budgets, cost, with respect to each variable item, in terms of a reasonable range of projected expenditure, and a statement of any reserves expected to be established or maintained during the ensuing calendar year.

(b) A schedule of insurance to be carried by or for the benefit of Owner.

(c) The terms of any service contracts respecting the affairs of Owner expected to be concluded during the ensuing year (which shall including all of the initial service contracts in the case of the first Annual Plan), and a comparison of such terms with the terms of any service contracts to be superseded.

(d) The preventive maintenance program required under Section 3.07 of this Agreement.

(e) Such other material as Owner may reasonably request.

SCHEDULE C

INCOME

Minimum Rent

Utilities

Repairs & Maintenance

Other

Interest

Miscellaneous

TOTAL INCOME

EXPENSES

SPECIFIC CHARGES

Electric

Chilled Water

After Hours

Repairs & Maintenance

Total Specific Charges

OMC EXPENSES

Cleaning

Cleaning Wages, Taxes & Benefits

Cleaning-Contract Service

Cleaning-Supplies & Materials

Cleaning-Windows

Cleaning-Trash

Cleaning-Miscellaneous

Total Cleaning Expenses

Electrical

Electrical-Contract Service

Electrical-Repairs & Maintenance

Electrical-Supplies & Materials

Electrical-Miscellaneous

Total Electrical Expenses

HVAC

HVAC-Wages, Taxes & Benefits

HVAC-Contract Service

HVAC-Repairs & Maintenance

HVAC-Supplies & Materials

HVAC-Miscellaneous

Total HVAC Expenses

Elevator

Elevator-Contract Service

Elevator-Repairs & Maintenance

Elevator-Miscellaneous

Total Elevator Expenses

General Building

General Bldg-Wages, Taxes & (?)

General Bldg-Contract Service

General Bldg-Repairs & Maintenance

General Bldg-Supplies & Materials

General Bldg-Miscellaneous

Total General-Building Expense

Security

Security-Wages, Taxes & Benefits

Security-Contract Service

Security-Repairs & Maintenance

Security-Supplies & Materials

Security-Miscellaneous

Total Security Expenses

Landscaping

Landscaping-Contract Service

Landscaping-Supplies & Materials

Total Landscaping Expenses

Utilities

Electricity

Gas

Steam

Water & Sewer

Total Utility Expenses

Administrative

Office Wages, Taxes & Benefits

Professional Fees

Office Expense

Management Fees

Business Taxes-OMC

Miscellaneous

Total Miscellaneous Expenses

Insurance

Insurance-Multi Peril

Insurance-Liability

Insurance-Other

Total Insurance Expense

OMC Exp without R/E Taxes

Real Estate Tax

OMC Exp with R/E Expense

Less Real Estate Tax Reimbursement

LESS OMC Reimbursement

Total OMC & R/E Tax Expense

RECOVERABLE TENANT SERVICES

RTS Costs

RTS Reimbursement

Total RTS Expenses

OTHER EXPENSES

Admin Professional Fees

Admin Leasing Costs

Admin Miscellaneous

Total Other Expenses

Total Operating Expenses

Net Income (Loss) before Int. & Dep.

Interest Expense

Rent Expense

Net Income (Loss) before Deprec.

Depreciation

Amortization

Net Income (Loss)

SCHEDULE D

LEASING COMMISSION

Owner shall pay to Manager a leasing commission at the rate of 5% of the annual rental for the first year’s rent, 4% of the second year’s rent, 3% of the third year’s rent, 2% of the fourth year’s rent, and 1% of the fifth through tenth (or less) year’s rent, said commission to be paid 75% when the tenant thereunder occupies any portion of its leased space and 25% one year after the tenant has occupied any portion of its leased space.

For any Lease which has a term in excess of ten (10) years or if any Lease is extended pursuant to an option, right or other provision contained in the Lease, in addition to the commission provided above, Owner shall pay to Manager a leasing commission at the rate of 1% of the annual rental for the number of years in the lease term in excess of ten (10) years, said commission to be paid 50% either (i) at the commencement of the eleventh year or (ii) in the case of an option or other right or provision contained in the Lease, at the commencement of the period covered by each such option or other right and, in either case, the balance of 50% within one (1) year thereafter. The commission provided in this paragraph for years in excess of ten (10) of a Lease shall only be paid if the tenant under such Lease is in occupancy of its leased space (or, if not in occupancy, is not in default under its Lease) on the dates such commission is payable.

The Lease shall be considered extended, and an extension of the Lease shall exist, whenever the tenant shall lease or use any of the space or other premises in the building pursuant to any option contained in the Lease.

Commissions shall be computed in accordance with the above rates based upon the fixed rental set forth in the lease. No commission shall be payable for any additional rent payable by the tenant by reason of increases in taxes and/or the costs of maintaining or operating the property at which the lease is made (i.e. escalations).

Schedule 7.3(a)(ii)

Form of Assignment of Partnership Interests

THIS ASSIGNMENT OF PARTNERSHIP INTERESTS, effective             200    , is made from                                         (the “Assigning Partner”), to PREIT Associates, L.P., a Delaware limited partnership (the “UPREIT”).

A. The Assigning Partner is a limited partner of Bala Cynwyd Associates, a Pennsylvania limited partnership (the “Partnership”), and holds a             percent (    %) interest in the Partnership (the “Existing Interest”) pursuant to a limited partnership agreement dated ,                     2007 (the “Existing Partnership Agreement”).

B. Pursuant to a Contribution Agreement among, inter alia, the Assigning Partner, the other partners of the Partnership, the UPREIT and Pennsylvania Real Estate Investment Trust dated ,                     2007 (the “Contribution Agreement”), the Assigning Partner has agreed to transfer to the UPREIT, for the consideration referred to in the Contribution Agreement, all or a portion of the Existing Interest.

NOW, THEREFORE, for and in consideration of the Contribution Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. Transfer and Assignment.

(a) The Assigning Partner hereby transfers and assigns to the UPREIT, free and clear of all liens, security interests and encumbrances of any type or nature of the Assigning Partner’s entire             percent Existing Interest. [The UPREIT hereby acquires and accepts such Existing Interest as a contribution to the UPREIT pursuant to Section 721(a) of the Internal Revenue Code.]

(b) The Existing Interest includes, without limitation, all right, title and interest associated with the Existing Interest in and to (i) the capital account of the Assigning Partner in the Partnership, (ii) distributions by the Partnership, and (iii) allocable shares with respect to profits and losses of the Partnership.

2. Representations. Assigning Partner hereby incorporates all of its warranties and representations set forth in the Contribution Agreement with respect to the Existing Interest as if set out herein in full, which shall survive the execution and delivery of this Agreement and which shall be without limitation on any of the terms, provisions, rights or remedies applicable to the Contribution Agreement.

3. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

EXECUTED as of the date written above.

ASSIGNING PARTNER:

UPREIT:

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

Schedule 7.3(a)(iii)

Registration Rights Agreement – Class A Unit Holders

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of this             day of             , 2008 by and among Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Trust”), and each of those persons whose names are set forth on Exhibit A hereto (collectively, the “Holders,” and each individually, a “Holder”).

Background

On             , 2008, the Trust, PREIT Associates, L.P., a Delaware limited partnership (the “Operating Partnership”), the Holders and certain other parties entered into that certain Contribution Agreement (the “Contribution Agreement”).

The Contribution Agreement, contains certain call and put option rights pursuant to which the Holders may acquire, on subsequent dates (each a “Closing Date” and collectively, the “Closing Dates”), units of Class A Limited Partner Interest (“Class A Units”) in the Operating Partnership (the “Applicable Units”).

As holders of Class A Units, the Holders have certain redemption rights under the terms and conditions of the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of September 30, 1997 (as amended from time to time, the “Operating Partnership Agreement”). Under the Operating Partnership Agreement, a holder of Class A Units that has properly tendered Class A Units for redemption has the right to receive cash or, at the election of the Trust, shares of beneficial interest in the Trust, par value $1.00 per share (“Shares”).

As a condition of consummating the transactions contemplated by the Contribution Agreement, the Holders have required that the Trust extend to them certain registration rights in respect of the Shares that they may be entitled to receive in connection with the redemption of the Applicable Units, all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliates” shall mean any person directly or indirectly controlled by, controlling or under common control with another person, where the term “control,” for purposes of this definition, means the power to direct the management of the person in question.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form S-3” shall mean such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Trust with the SEC.

“Holders” shall mean those persons whose names are set forth on Exhibit A, together with any other person to whom any Holder assigns the registration rights granted hereunder in accordance with Section 2.6.

The term “person” shall mean any individual, estate, trust, partnership, limited liability company, corporation, business trust, unincorporated association, joint venture or other entity of whatever nature.

The terms “register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” shall mean (a) any Shares issued or issuable by the Trust in order to acquire Applicable Units that have been or may be tendered to the Operating Partnership for redemption; and (b) any additional Shares or other equity securities of the Trust issued by the Trust in respect of Shares described in subclause (a) after the issuance of such Shares, in connection with a stock dividend, stock split, combination, exchange, reorganization, recapitalization or similar reclassification of the Trust’s securities; provided that, as to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities when: (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder; (ii) such securities shall have been sold in satisfaction of all applicable conditions to the resale provisions of Rule 144 under the Securities Act (or any similar provision then in force); (iii) such securities are eligible to be publicly sold without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act (or any successor provision to such Rule); or (iv) such securities shall have ceased to be issued and outstanding. The term “Registrable Securities” shall not include the Applicable Units or any other securities of the Operating Partnership.

“Registration Expenses” shall mean all expenses incurred by the Trust in complying with its obligations under Article II hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Trust, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to a sale of Registrable Securities.

The term “underwriter” shall have the meaning ascribed to such term in Section 2(11) of the Securities Act, including any person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act.

Section 1.2 Construction. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement.

Section 1.3 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Registration of Registrable Securities.

(a) In the event that any Applicable Units are issued by the Operating Partnership pursuant to the Contribution Agreement, then the Trust shall prepare and file with the SEC, and use its commercially reasonable efforts to cause to become effective, within six (6) months following the applicable Closing Date, a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement as is then available to effect a registration of all of the Registrable Securities to be so registered) covering the resale of all of the Shares issuable in connection with the redemption of the Applicable Units issued to the Holders on the applicable Closing Date.

(b) Notwithstanding the foregoing provisions of this Section 2.1, but subject to Section 2.7(b), in the event that the Trust is required to prepare and file a registration statement covering Registrable Securities pursuant to paragraph (a) above, the Trust shall have the right, upon written notice to the Holders, to defer the filing or effectiveness of such registration statement for up to ninety (90) days (the number of days of any such deferral being hereinafter referred to as the “Registration Deferral Period”) if (i) the Trust is, at such time, working on an underwritten public offering of its securities for the account of the Trust and is advised by its managing underwriter that such offering would in its opinion be materially adversely affected by such a filing; or (ii) the Trust determines reasonably and in good faith that the filing or effectiveness of such a registration statement, or the offering of Registrable Securities pursuant thereto, would require the disclosure of material non-public information, the disclosure of which at such time could reasonably be expected to have a material adverse effect on the business or affairs of the Trust or a material adverse effect on any proposal or plan by the Trust or any of its subsidiaries to engage in any extraordinary engagement or activity, including,

3

without limitation, any material acquisition of assets or any merger, consolidation, tender offer or similar transaction.

Section 2.2 Obligations of the Trust. Whenever required under Section 2.1 to effect the registration of any of the Registrable Securities, the Trust shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable efforts to (i) cause such registration statement to become effective in order to permit the sale of the Registrable Securities by the Holders in accordance with the intended method or methods of distribution thereof described in such registration statement and (ii) maintain the effectiveness of such registration statement as to the Registrable Securities covered thereby until the earlier of (A) the date on which the Holders no longer hold any of the Registrable Securities covered thereby or any of the Applicable Units to which the Registrable Securities covered thereby relate, or (B) the date on which all of the Registrable Securities included in such registration statement have ceased to constitute Registrable Securities, after which the Trust may deregister such Registrable Securities;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above;

(c) furnish to the Holders such number of copies of the prospectus, including all amendments and supplements thereto, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) comply in all material respects with the provisions of the Securities Act applicable to the Trust with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the intended method or methods of disposition by the Holders;

(e) use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Trust shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f) (i) promptly notify the Holders, and, if requested, confirm such notification in writing, (A) when a prospectus or any prospectus supplement has been filed with the SEC and when the registration statement or any post-effective amendment thereto has been filed with and declared effective by the SEC, (B) of the issuance by the SEC of any stop order or the coming to its knowledge of the initiation of any proceedings for that purpose, (C) of the receipt by the Trust of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (D) of the occurrence of any event that requires the making of any

4

changes to the registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (E) of the Trust’s determination that the filing of a post-effective amendment to the registration statement shall be necessary or appropriate; and (ii) upon the occurrence of any event of the kind described in clauses (B), (C) (but only with respect to the jurisdiction suspending qualification), (D) or (E), above, as promptly as practicable thereafter, take such action as shall be necessary to remedy such event to permit the Holders to continue to offer and dispose of the Registrable Securities, including, without limitation, preparing and filing with the SEC and furnishing to the Holders a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g) make available to the Holders and any attorney, accountant or other agent or representative retained by the Holders (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Trust, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Trust’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement, subject, in each case, to such confidentiality agreements as the Trust shall reasonably request;

(h) use reasonable efforts to cause the Registrable Securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which similar securities issued by the Trust are then listed or quoted;

(i) otherwise use reasonable efforts to cooperate with the SEC and any other regulatory agencies and take all reasonable actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect and maintain the effectiveness of the registration of any Registrable Securities under this Agreement; and

(j) during the period when a prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

Section 2.3 Obligations of the Holder.

(a) It shall be a condition precedent to the obligation of the Trust to register the Registrable Securities of any Holder pursuant to Section 2.1 that such Holder shall furnish to the Trust, upon request, such information regarding itself, its Registrable Securities and the intended method of disposition of such Registrable Securities as shall be reasonably required to effect the registration of such Registrable Securities.

(b) Each Holder shall (i) offer to sell or otherwise distribute the Registrable Securities in reliance upon a registration contemplated by this Agreement only after a registration statement shall have been filed with the SEC, (ii) sell or otherwise distribute the

5

Registrable Securities in reliance upon a registration only after a registration statement has been filed and declared effective under the Securities Act, (iii) upon the receipt of any notice from the Trust of the occurrence of any event of the kind described in Section 2.2(f)(i)(B), (C) (but only with respect to the jurisdiction suspending qualification), (D) or (E), forthwith discontinue any offer and disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such time as the Trust shall have remedied such event or prepared an appropriate amendment or supplement to the prospectus covering such Registrable Securities and, if so directed by the Trust, deliver to the Trust all copies of the defective prospectus covering such Registrable Securities that are then in such Holder’s possession or control, (iv) distribute the Registrable Securities in reliance upon a registration contemplated by this Agreement only in accordance with the manner of distribution contemplated by the prospectus and (v) report to the Trust distributions made by such Holder of Registrable Securities pursuant to the prospectus.

(c) During any period that a registration statement filed pursuant to this Agreement shall remain effective, no Holder shall (i) effect any stabilization transactions or engage in any stabilization activity in connection with the Shares or other equity securities of the Trust in contravention of Regulation M under the Exchange Act, or (ii) permit any “Affiliated Purchaser” (as that term is defined in Regulation M under the Exchange Act) to bid for or purchase for any account in which such Holder has a beneficial interest, or attempt to induce any other person to purchase, any Shares or other equity securities of the Trust in contravention of Regulation M under the Exchange Act.

(d) If the Trust is issuing or selling equity securities to the public in an underwritten offering, and the managing underwriter or underwriters for such underwritten offering so request, the Holders shall refrain from effecting any public sale or distribution of Registrable Securities or any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, for a period commencing on the tenth (10th) day prior to the date such underwritten offering commences (such offering being deemed to commence for this purpose on the later of the effective date for the registration statement for such offering or, if applicable, the date of the prospectus supplement for such offering) and ending 90 days after such underwritten offering commences; provided that all officers and directors of the Trust and holders of at least five percent (5%) of the Trust’s Shares enter into similar agreements and subject to any concession (such as early release from such lock-up) granted to any such officers, directors or holders.

Section 2.4 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration shall be borne by the Trust. All Selling Expenses incurred in connection with any such registrations shall be borne by the Holders.

Section 2.5 Indemnification. With respect to Registrable Securities that are included in a registration statement under Section 2.1:

(a) To the extent permitted by law, the Trust shall indemnify and hold harmless the Holders, their respective Affiliates, partners, officers, directors, stockholders and

6

agents, and any other person who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act (collectively, the “Holder Indemnitees”), against any losses, claims, damages, expenses, judgments or liabilities (joint or several) to which any Holder Indemnitee may become subject, including any amount paid in settlement of any litigation commenced or threatened (unless such settlement is effected without the consent of the Trust, which consent shall not be unreasonably withheld), and shall promptly reimburse each Holder Indemnitee, as and when incurred, for any legal or other expenses incurred by such Holder Indemnitee in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, expenses, judgments or liabilities (or actions in respect thereof) shall arise out of or shall be based upon (i) any violation or alleged violation by the Trust of the Securities Act, the Exchange Act or any other securities laws, relating to action taken or action or inaction required of the Trust in connection with such offering, (ii) any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any final prospectus included therein) relating to the offering and sale of the Registrable Securities, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or (iii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 2.5(a)(ii) and (iii) shall not apply to a Holder in any such case to the extent that any such loss, claim, damage, expense, judgment, liability or action arises out of or is based upon any untrue statement or alleged untrue statement, or any omission or alleged omission, if such statement or omission shall have been (A) made in reliance upon and in conformity with information furnished to the Trust in writing by or on behalf of such Holder Indemnitee for inclusion in such registration statement (including any final prospectus contained therein), or any amendment thereof or supplement thereto, or (B) made in any preliminary prospectus and the final prospectus shall have corrected such statement or omission and a copy of such final prospectus shall have been delivered to such Holder Indemnitee prior to the time such final prospectus is required to be delivered by such Holder Indemnitee under applicable law and such loss, claim, damage, expense, judgment, liability or action arises out of such Holder’s failure to deliver such final prospectus in compliance with applicable law.

(b) To the extent permitted by law, each Holder shall indemnify and hold harmless the Trust, each of its officers and trustees, each person, if any, who controls the Trust within the meaning of the Securities Act or the Exchange Act and any other Holder Indemnitee (collectively, the “Trust Indemnitees”), against any losses, claims, damages, expenses, judgments or liabilities (joint or several) to which any Trust Indemnitee may become subject, including any amount paid in settlement of any litigation commenced or threatened (unless such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld), and shall promptly reimburse each Trust Indemnitee, as and when incurred, for any legal or other expenses incurred by such Trust Indemnitee in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, expenses, judgments or liabilities (or actions in respect thereto) shall arise out of or shall be based upon (i) any violation by such Holder of Section 5 of the Securities Act in connection with such offering (other than as a result of such a violation by the Trust or any other person other than such Holder), (ii) any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any final prospectus included therein) relating to the offering and sale of the Registrable Securities, or any amendment thereof or supplement thereto,

7

or in any document incorporated by reference therein, or (iii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 2.5(b)(ii) and (iii) shall only apply in any such case (A) to the extent that any such loss, claim, damage, expense, judgment, liability or action arises out of or is based upon an untrue statement contained in, or a material fact omitted from, information furnished to the Trust in writing by or on behalf of such Holder for inclusion in the registration statement (or in any final prospectus included therein), and (B) if any such untrue statement or material omission is incorporated by the Trust in any preliminary prospectus, to the extent that such statement or omission shall not have been corrected in writing by or on behalf of such Holder prior to the time the final prospectus is required to be delivered by the Trust under applicable law.

(c) Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.5 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.5.

(d) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the circumstances that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

8

(e) The obligations of the Trust and the Holders under this Section 2.5 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

Section 2.6 Assignment of Registration Rights. The rights to cause the Trust to register Registrable Securities pursuant to this Article II may be assigned by a Holder to a transferee or assignee of Registrable Securities or Applicable Units that (a) is an Affiliate of such Holder, or (b) is a member of such Holder’s immediate family or is a trust for the benefit of such Holder or a member of such Holder’s immediate family; provided, however, that (i) within ten days after such transfer, the transferring Holder furnishes to the Trust written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (ii) such transferee agrees to be subject to all restrictions set forth in this Agreement.

Section 2.7 Information Blackout.

(a) At any time when a registration statement covering Registrable Securities is effective, upon written notice from the Trust to the Holders that the Trust has determined reasonably and in good faith that the sale of Registrable Securities pursuant to the registration statement would require disclosure of material non-public information, the disclosure of which at such time could reasonably be expected to have a material adverse effect on the business or affairs of the Trust or a material adverse effect on any proposal or plan by the Trust or any of its subsidiaries to engage in any extraordinary engagement or activity, including, without limitation, any material acquisition of assets or any merger, consolidation, tender offer or similar transaction, the Holders shall suspend sales of the Registrable Securities pursuant to the registration statement until the earlier of (i) forty-five (45) days after the Trust notifies the Holders of such good faith determination, or (ii) such time as the Trust notifies the Holders that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to the registration statement may otherwise be resumed (the number of days from such suspension of sales by the Holders until the day when such sales may be resumed hereunder being hereinafter referred to as the “Sales Blackout Period”).

(b) In no event shall the Trust be permitted to impose Registration Deferral Periods or Sales Blackout Periods that, collectively, extend for more than ninety (90) days in any given twelve (12) month period.

Section 2.8 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations under the Securities Act that may at any time permit the sale of the Registrable Shares to the public without registration, at all times that the Trust is subject to the reporting requirements of the Exchange Act, the Trust shall use its reasonable efforts to:

9

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Trust under the Securities Act and the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities (or Applicable Units), furnish to such Holder forthwith upon request (i) a written statement by the Trust as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Trust, and (iii) such other reports and documents of the Trust as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

ARTICLE

III MISCELLANEOUS

Section 3.1 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction). None of the parties hereto has agreed with or represented to any other party that the provisions of this section will not be fully enforced in all instances.

Section 3.2 Cumulative Remedies; Failure to Pursue Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. Except where a time period is specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any other right, power, privilege or remedy.

Section 3.3 Amendment and Waiver. Except as otherwise expressly provided herein, no provision of this Agreement may be amended, modified or waived except upon the written consent of the Trust and the Holders who own greater than fifty percent (50%) of the Registrable Securities (including, for this purpose, Applicable Units) then outstanding owned by all Holders. Notwithstanding the foregoing, the Trust may amend Exhibit A hereto to reflect dispositions of Registrable Securities by Holders (including the addition of new Holders as a result of any permitted assignment of the rights granted hereunder in accordance with Section 2.6) without obtaining the written consent of the Holders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 3.4 Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this section), commercial (including Federal Express) or U.S. Postal

10

Service overnight delivery service, or deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as follows:

(a) If to the Trust, to:

Pennsylvania Real Estate Investment Trust

The Bellevue

200 S. Broad Street

Philadelphia, PA 19102

Attention:  President

Facsimile:  (215) 546-7311

– With a copy to –

Drinker Biddle & Reath LLP

One Logan Square

18th and Cherry Streets

Philadelphia, PA 19103

Attention:  Howard A. Blum, Esquire

Facsimile:   (215) 988-2757

(b) If to any Holder, to it at its address set forth on Exhibit A hereto.

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. U.S. Eastern Time, or the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent if sent after 5:00 p.m. U.S. Eastern Time; (iii) if sent by overnight delivery service, the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier or U.S. Postal Service; or (iv) if sent by first class mail, registered or certified, postage prepaid, the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the U.S. Postal Service. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

Section 3.5 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or application to other persons or circumstances, shall not be affected thereby, and each term and provision of this Agreement shall be enforced to the fullest extent permitted by law.

Section 3.6 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document, and all counterparts shall be construed together and shall constitute one instrument. A facsimile or

11

photocopied signature shall be deemed to be the functional equivalent of an original for all purposes.

Section 3.7 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties hereto pertaining to registration rights and supersedes all prior understandings and agreements pertaining thereto, whether oral or written.

[The remainder of this page is intentionally left blank]

12

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

TRUST:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:
Name:
Title:

HOLDERS:

Ronald Rubin

George Rubin

Joseph Coradino

Leonard Shore

EXHIBIT A

SCHEDULE OF HOLDERS

George Rubin

c/o The Rubin Organization, Inc.

200 South Broad Street, 3rd Floor

Philadelphia, PA 19102

Facsimile: (215) 546-7311

Ronald Rubin

c/o The Rubin Organization, Inc.

200 South Broad Street, 3rd Floor

Philadelphia, PA 19102

Facsimile: (215) 546-7311

Joseph Coradino

c/o The Rubin Organization, Inc.

200 South Broad Street, 3rd Floor

Philadelphia, PA 19102

      Facsimile: (215) 546-7311

Leonard Shore

[address]